Exhibit 10.10

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. Such omitted information is indicated by brackets “[***]”) in this exhibit. ***

LEASE

THIS LEASE (“Lease”) is made as of November 17, 2016 between CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (“Landlord”), and 5.11, INC., a California corporation, doing business as 5.11 Tactical (“Tenant”).

ARTICLE I - LEASE TERMS

Section 1.1.    Definitions. In addition to any other terms defined in this Lease, the following terms, whenever used in this Lease shall have the definitions set forth in this Section 1.1, and only such definitions, unless such definitions are expressly contradicted, limited or expanded elsewhere in this Lease.

A.    Term: approximately one hundred twenty-five (125) full calendar months commencing as of the Commencement Date and ending on the Termination Date, unless sooner terminated by Landlord as provided in this Lease.

B.    Commencement Date: the Substantial Completion Date.

C.    Termination Date: the last day of the calendar month that is one hundred twenty-five (125) months after the Commencement Date

D.    Initial Monthly Rent Adjustment Deposit: $[***]

(i)    Initial Tax Deposit: $[***]

(ii)    Initial Expense Deposit: $[***]

(iii)    Initial Insurance Deposit: $[***]

E.    Tenant’s Proportion: 100%

F.    Security Deposit: $[***]

G.   Use: storage and distribution of tactical apparel and gear, office use and ancillary uses to the extent permitted by law.

H.   Landlord’s Broker: CBRE Inc.

I.    Tenant’s Broker: McCabe Realty Partners, Inc.

J.    Tenant’s Billing Address:

1	Manteca, CA

5.11. Inc.

4300 Spyres Way

Modesto, California 95356

Attention: Accounting

(prior to the Commencement Date)

At the Premises after the Commencement Date

K.    Tenant’s Notice Address:

5.11. Inc.

4300 Spyres Way

Modesto, California 95356

Attention: General Counsel

(prior to the Commencement Date)

At the Premises after the Commencement Date

With a copy to:

Kennerly, Lamishaw & Rossi LLP

707 Wilshire Boulevard, Suite 1400

Los Angeles, California 90017

Attention: William J. Birney

L.    Landlord’s Notice Address:

CenterPoint Properties Trust

1808 Swift Drive

Oak Brook, Illinois 60523-1501

Attention: Executive Vice President, Asset Management

M.    Landlord’s Address for Payment of Rent:

[***]

N.    Abatement Period: The five (5) month period commencing, on the date which is the first (1st) day of the first (1st) full calendar month after Commencement Date (but including the Commencement Date if same is the first (1st) day of a calendar month).

O.    City: Manteca, California

P.     Concept Plan: The plan prepared attached hereto as Exhibit “A” and by this reference incorporated herein.

Q.    Early Access Date: July 1, 2017

R.    Estimated Commencement Date: October 1, 2017

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S.    Final Plan/Final Plans: The Final Plan shall be the plan sets and specifications prepared by the Project Architect and approved by Tenant in accordance with Section 4.2 relating to the construction of the Initial Improvements.

T.    Force Majeure: Any event or circumstance which is beyond the control of Landlord including, without limitation, any delay in securing a building permit or in obtaining all required approvals from any Governmental Authority, strikes, lockouts, picketing (legal or illegal), acts of God or the public enemy, governmental restrictions or actions, fire or other casualty, accidents, unavailability of fuel, power, supplies or materials, weather conditions, acts or omissions of any labor or material contractor, the passage or application of any Legal Requirements or moratorium of any Governmental Authority or the time period required to resolve a dispute by Fast Track Arbitration, which have the effect of preventing or delaying progress of the Initial Improvements.

U.    Force Majeure Delay: Any interruption or delay in the progress of the Initial Improvements which is the result of Force Majeure. Any delay which is the result of Force Majeure shall be deemed to be a Force Majeure Delay notwithstanding that Landlord or its contractor is being, at the same time, concurrently delayed by events which do not constitute Force Majeure Delay.

V.    General Contractor: The general contractor selected by Landlord.

W.   Governmental Authority: Any federal, regional, state, county or municipal government, including, without limitation, any agency, authority, subdivision, department or bureau thereof.

X.    Initial Improvements: Collectively, the improvements described in the Final Plans. The Initial Improvements shall include the Tenant Improvements, but shall not include, and Landlord shall not have any obligation to perform, any of the Tenant’s Work.

Y.    Lease Year: The twelve (12) month period commencing (i) as to the first Lease Year, on the date which is the first (1st) day of the first (1st) full calendar month after the Abatement Period, and (ii) as to subsequent Lease Years, on the annual anniversary of the first (1st) day of the first (1st) Lease Year.

Z.    Legal Requirements: (i) Any and all laws, statutes, codes, ordinances, requirements, standards, plats, plans, criteria, orders, directives, rules and regulations now or hereafter enacted by any Governmental Authority having jurisdiction thereof as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented, affecting the improvement, alteration, use, maintenance, operation, occupancy, security, health, safety and environmental condition of the Premises or any part thereof (or any occupants therein, as the context requires) including, without limitation any Environmental Laws (as hereinafter defined) and the American with Disabilities Act, 42 U.S.C. § 12101 et seq., Title III thereof, and all regulations and guidelines related thereto, including, without limitation, all requirements of Title 24 of the California Code of Regulations, (ii) those certain covenants, restrictions, conditions, easements and other agreements of record affecting the Premises, as amended from time to time in accordance with the terms of this Lease, (iii) the Restrictions (as defined in Section 2.3 below) and (iv) any documents, rules, regulations, standards or criteria set forth or referenced therein or promulgated by any Governmental Authority exercising jurisdiction over the Premises, in any case, whether in force at the Commencement Date or passed, enacted or imposed at some time in the future, and shall include all permits, licenses, certificates, authorizations and approvals required in connection with any of the foregoing.

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AA.    Outline Specifications: The outline specifications for the construction of the Initial Improvements prepared by General Contractor and attached hereto as Exhibit “B” and by this reference incorporated herein.

BB.    Park: As defined in Section 2.2 hereof.

CC.    Project Architect: Cornerstone Architects, Ltd.

DD.    Stub Period: If the Commencement Date falls other than on the first (1st) day of a calendar month, the period from and including the Commencement Date and ending and including the last day of the calendar month in which the Commencement Day occurs.

EE.    Stub Period Base Rent: An amount equal to $[***] multiplied by a fraction, the numerator of which is the number of days in the Stub Period and the denominator of which is the number of days in the calendar month in which the Stub Period falls. In the event that the Square Footage of the Building is determined in accordance with Section 2.2 to be more or less than [***], the amount of $[***] shall be adjusted to be an amount equal to the Square Footage of the Building, multiplied by $[***].

FF.    Substantially Complete, Substantial Completion or Substantial Completion Date: The earlier to occur of the date on which (i) Landlord delivers a permanent, temporary or conditional certificate of occupancy and a certification from the Project Architect indicating that, to its information and belief, the Initial Improvements have been substantially completed in accordance with the Final Plans, or (ii) Tenant occupies the Premises or any portion thereof. Notwithstanding the foregoing, (a) in the event that Landlord cannot obtain a permanent, temporary or conditional certificate of occupancy, or the Project Architect cannot make the statement described above, in any event due to the failure to complete any work that is not the obligation of Landlord to perform, the permanent, temporary or conditional certificate of occupancy or the statement from the Project Architect, as applicable, shall be deemed to have been received by Tenant, and Substantial Completion shall be deemed to have occurred on the date that the permanent, temporary or conditional certificate of occupancy or statement from the Project Architect would have been issued but for the fact that work that is not the obligation of Landlord to perform is not complete, and (b) in the event that Landlord does not receive a permanent, temporary or conditional certificate of occupancy, or the Project Architect cannot make the statement described above due to a Tenant Delay (as defined in Section 1.1.GG below), the permanent, temporary or conditional certificate of occupancy, or the statement from the Project Architect, shall be deemed to have been issued, and Substantial Completion shall be deemed to have occurred, on the date that the permanent, temporary or conditional certificate of occupancy or statement from the Project Architect would have been issued but for the Tenant Delay.

GG.    Tenant Delay: Any actual delay in the progress of the Initial Improvements to the extent such delay is the result of: (i) changes in the Final Plans requested by Tenant; (ii) the failure of Tenant to approve the Final Plans or any portion thereof within the time periods provided in this Lease, (iii) the failure of Tenant to provide any information or documentation within the time period required under this Lease, (iv) the failure of Tenant to make selections or grant approvals when required, (v) the performance or non-performance of any work at, or services with respect to, the Premises by Tenant or any member of the Tenant Group, (vi) boycotts, work stoppages or other labor unrest at the Premises resulting from the actions of Tenant or any member of the Tenant Group, or (vii) any other act or omission of Tenant, any member of the Tenant Group or any person, firm or entity claiming by, through or under any of them. Notwithstanding the foregoing to the contrary, no Tenant Delay shall be deemed to have occurred unless and until Landlord has provided written notice

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to Tenant specifying the action or inaction that Landlord contends constitutes a Tenant Delay. If such action or inaction is not cured within twenty-four (24) hours’ after receipt of such notice, then a Tenant Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date such original notice is given and continuing for the longer of (a) the number of days that Tenant takes to cause the event giving rise to the Tenant Delay to be resolved, (b) the number of days that prosecution and/or completion of the work or Landlord’s act was in fact delayed as a result of such action or inaction and shall excuse and extend the dates of Landlord’s performance. For purposes of this Section 1.1.GG, notice may be email. Notwithstanding the foregoing once Landlord has given two notices of a Tenant Delay to Tenant, any further Tenant Delay shall be deemed to have occurred commencing as of the date the Tenant Delay occurred without a twenty-four (24) hour cure period.

HH.    Tenant Group: Any or all of Tenant’s agents, employees, representatives, contractors, workmen, mechanics, suppliers, customers, guests, licensees, invitees, sublessees, assignees and all of their respective successors and assigns or any party claiming by, through or under any of them.

Section 1.2.    Significance of Definitions. Each reference in this Lease to any of the definitions contained in Section 1.1 of this Article shall be deemed and construed to incorporate all of the terms provided under each such definition.

Section 1.3.    Enumeration of Exhibits. The exhibits listed in this Section and attached to this Lease are incorporated in this Lease by this reference and are to be construed as a part of this Lease.

Exhibit “A”	Concept Plan of Premises and Project
Exhibit “B”	Outline Specifications
Exhibit “C”	Legal Description of Land
Exhibit “D”	Restrictions
Exhibit “E”	HVAC Maintenance Service Contract Requirements
Exhibit “F”	Form of Estoppel Certificate
Exhibit “G”	Signage
Exhibit “H”	Move Out Conditions
Exhibit “I”	Form of Memorandum of Lease

ARTICLE II – PREMISES

Section 2.1.    Lease. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be kept, observed and performed, does by these presents, lease to Tenant, and Tenant hereby leases from Landlord the land (“Land”) legally described on Exhibit “C” attached hereto and by this reference incorporated herein and the Initial Improvements, including, but not limited to the building (“Building”) to be constructed on the Land. The Land, Initial Improvements and any other improvements hereafter constructed on the Land are sometimes collectively referred to as the “Premises” or the “Project”.

Section 2.2.    Measurement of Premises. On or before Substantial Completion Date, Landlord shall cause the Project Architect to measure the gross square footage of the Building (“Square Footage of the Building”). For purposes of this Lease, gross square footage of the Building shall mean gross area of the Building calculated in accordance with the BOMA International, Industrial Buildings: Standard Methods of Measurement, ANSI Z65.2-2012, Method A (“Architect’s Determination”). The square footage of any second floor office space that Tenant elects to build shall not be included in the Square Footage of the Building. If Tenant shall dispute Architect’s Determination (which dispute shall be based solely upon whether Architect has accurately measured the gross area and determined the gross square footage in

5	Manteca, CA

accordance with the foregoing standards), Tenant may contest Architect’s Determination by sending Landlord a written notice (“Contest Notice”) within seven (7) days following Tenant’s receipt of Architect’s Determination. If Tenant does not send the Contest Notice within such time period, Architect’s Determination shall be final and binding on Tenant and the amount of the Base Rent and Landlord’s Contribution shall be amended to reflect Architect’s Determination. If Tenant sends the Contest Notice within the time period set forth above, then within seven (7) days of Landlord’s receipt of the Contest Notice from Tenant, Landlord and Tenant shall jointly appoint an architect (the “Neutral”) to field measure the gross area of the Building in accordance with the BOMA Standard and calculate of the gross square footage, and in such event the amount of the Base Rent and Landlord’s Contribution shall be amended accordingly, based on such field measurements by the Neutral. The Neutral must be an architect with ten (10) years of experience and familiar with BOMA definitions and the BOMA Standard. If Landlord and Tenant are unable to agree upon a Neutral within such 7-day period, then either party may, upon at least five (5) days’ prior written notice to the other party, request the Presiding Judge of and for the San Joaquin Superior Court, acting in his private and nonjudicial capacity, to appoint a neutral (who shall meet the criteria set forth in hereinabove). If the determination by the Neutral is within plus or minus three percent (3%) of the Architect’s Determination, the cost of the Neutral shall be paid by Tenant. If the determination by the Neutral is not within plus or minus three percent (3%) of the Architect’s Determination the cost of the Neutral shall be paid by Landlord.

Section 2.3.    Restrictions. The Premises is or will be part of a larger commercial and industrial development commonly known as CenterPoint Intermodal (“Park”) and is or will be subject to a Declaration of Protective Covenants, Restrictions and Easements approved by Tenant (the “Declaration”). Among other matters, the Declaration provides for and requires the payment of a proportionate share of certain costs and reserves for the operation, maintenance, repair and improvement of the Park. The Premises is leased to Tenant subject to covenants, conditions, agreements, easements, encumbrances and restrictions contained in the Declaration and the covenants, conditions, agreements, easements and restrictions affecting the Premises described on Exhibit “D” attached hereto and by this reference incorporated herein (collectively, with the Declaration, the “Restrictions”). The lease of the Premises is subject to, and Tenant shall at all times during the Term comply with all Restrictions. During the Term of this Lease, Landlord agrees not to amend or modify the Restrictions, in any manner which would: (i) materially diminish the rights or increase the obligations of Tenant thereunder or under this Lease, (ii) affect Tenant’s use or occupancy of the Premises in any materially adverse manner or (iii) terminate the Restrictions.

ARTICLE III – TERM

Section 3.1.    Term. The Term shall commence on the Commencement Date and shall end on the Termination Date, subject to any extension of the Term or earlier termination of the Lease pursuant to any provision of this Lease.

Section 3.2.    Memorandum of Lease Term. At any time after Substantial Completion, Landlord and Tenant shall execute an instrument acknowledging the actual Commencement Date and Termination Date, the dates and Base Rent to be paid for each period during the Term and other such terms reasonably requested by Landlord, at the request of either Landlord or Tenant.

Section 3.3.    Options to Extend.

A.    Grant and Exercise of Option. Provided that Tenant is not in default in the payment of Rent or no material Event of Default (as defined in Section 20.1) has occurred, Tenant shall have the option (“Extension Option”) to extend the Lease Term for two (2) additional periods of seven (7) years each (each an “Extension Term”). Each Extension Term shall be upon the same terms and conditions contained in the Lease except (x) the provision giving two (2) extension options shall be amended to reflect only the remaining option to extend, if any, (y) any rent abatements or

6	Manteca, CA

other concessions applicable to the Leased Premises under this Lease shall not apply to the Extension Term, and (z) the Base Rent shall be adjusted as set forth below (the “Base Rent Modification”). Tenant shall exercise each option by delivering written notice (“Tenant’s Interest Notice”) to Landlord, no earlier than eighteen (18) months prior to the expiration of the then existing Term and no later than nine (9) months prior to the expiration of the then existing Term. Tenant’s failure to timely deliver Tenant’s Interest Notice shall be deemed a waiver of such option.

B.    Base Rent Modification Determination. Within thirty (30) days following Landlord’s receipt of Tenant’s Interest Notice, Landlord shall notify Tenant of the amount of the Base Rent Modification. Tenant shall have thirty (30) days following its receipt of Landlord’s notice (a) accept Landlord’s determination of the Base Rent Modification; or (b) to notify Landlord in writing that Tenant objects to the Base Rent Modification and that Tenant elects to determine the Base Rent Modification through an appraisal process. If Tenant elects to determine the Base Rent Modification through an appraisal process, the Base Rent Modification shall be determined in accordance with the appraisal process set forth in subsection D below. If Tenant fails to notify Landlord of such election within said thirty (30) day period, Tenant shall be deemed to have elected option (a) herein above.

C.    Rent Adjustment. In the event that Tenant elects option (b) in subsection B above, the minimum annual Base Rent for the Extension Term shall be an amount equal to the Base Rent then being quoted on comparable buildings (e.g., buildings of comparable age, physical condition, number of stories, total size, comparable location in an intermodal center) in the Central Valley, Tracy, Lathrop and Manteca markets, taking into account all relevant factors affecting rental rates applicable to any comparison transaction, including without limitation, base rent, rent concessions, free rent, tenant improvements, operating expense provisions, annual escalation, the size of the transaction, location within the Building, signage, tenant improvement finish, location, quality of the Premises, and absence and/or inclusion of any brokerage commissions. The monthly Base Rent shall be an amount equal to one-twelfth (1/12) of the annual Base Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

D.    Appraisal Process. In the event that Tenant elects option (b) in subsection B above, the Base Rent Modification shall be determined as follows:

(1)    Landlord and Tenant shall attempt to agree upon the Base Rent Modification, using their best good-faith efforts and in accordance with the provisions of subsection C above. If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant’s objection to the Base Rent Modification (the “Outside Agreement Date”), then each party shall submit to the other party a separate written determination of the Base Rent Modification in accordance with the provisions of subsection C above within ten (10) business days after the Outside Agreement Date. Failure of Tenant or Landlord to submit a written determination of the Base Rent Modification within such 10-business day period shall conclusively be deemed to be the non-determining party’s approval of the Base Rent Modification submitted within such 10-business day period by the other party If the two (2) determinations differ, then such determinations shall be submitted to arbitration in accordance with clauses (2) through (3) below. If Landlord’s and Tenant’s determinations do not differ by an amount in excess of three percent (3%), the two determinations shall be averaged and the resulting figure shall be conclusively deemed to be the Base Rent Modification. If the two (2) determinations differ by an amount in excess of three percent (3%), then such determinations shall be submitted to arbitration in accordance with clauses (2) through (3) below.

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(2)    Selection of Appraisers. Landlord and Tenant shall, within ten (10) business days after Outside Agreement Date, each select an appraiser to determine the Base Rent Modification for the Premises. Each appraiser so selected shall hold an MAI designation from and is a member of the Appraisal Institute (i.e., the American Institute of Real Estate Appraisers (AIREA) and the Society of Real Estate Appraisers (Society) unified in January 1991) and who shall have been active over the ten (10) year period ending on the date of such appointment in appraising similar rental properties in of comparable space in the Central Valley, Tracy, Lathrop and Manteca markets and with a working knowledge of current rental rates and practices. Each such appraiser shall be appointed within twenty (20) days after the Outside Agreement Date.

(3)    Appraisal. Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon the Base Rent Modification. The estimate chosen by such appraisers shall be binding on both Landlord and Tenant. If the two appraisers cannot agree upon the Base Rent Modification for the Premises for each year of the Extension Term within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the above criteria. Once the third appraiser has been selected as provided for above, then such third appraiser shall, within ten (10) days after appointment, make its determination of which of the appraisers’ two estimates most closely reflects the correct Base Rent Modification for each year of the Extension Term and such estimate shall be binding on both Landlord and Tenant as the Base Rent Modification for the applicable Extension Term. The parties shall share equally in the costs of the third appraiser and each party shall pay for the cost of its own appraiser. If either Landlord or Tenant fails to appoint an appraiser within twenty (20) days after the Outside Agreement Date, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such appraiser’s decision shall be binding upon Landlord and Tenant.

E.    Condition. Tenant agrees to accept the Premises to be covered by this Lease during each Extension Term in an “as is” physical condition, and Tenant shall not be entitled to receive any allowance, credit, concession or payment from Landlord for the improvement thereof.

F.    Amendment. In the event Tenant exercises an Extension Option, then Landlord and Tenant shall mutually execute and deliver an amendment to this Lease reflecting the extension of the Term and the Base Rent for the Extension Term on the terms herein provided.

G.    Termination. The Extension Option herein granted shall automatically terminate upon the earliest to occur of: (i) the expiration or termination of this Lease; (ii) the termination of Tenant’s right to possession of the Premises; (iii) any assignment or subletting by Tenant, other than a Permitted Transfer (as defined in Section 14.4 below); or (iv) the failure of Tenant to timely or properly exercise any Extension Option.

Section 3.4.    Lease Termination for Expansion. At any time following the fifth (5th) Lease Year, if (a) Tenant is not in default in the payment of Rent and no material Event of Default has occurred and is continuing, (b) Tenant requires more than 675,000 square feet of space to operate its business, (c) Landlord owns other similar distribution space of the size required by Tenant regardless of location, including any land and/or projects to be developed by Landlord (“Alternate Premises”) and (d) Tenant has not exercised the Expansion Option, then Tenant may notify Landlord (“Alternate Premises Notice”) that it wishes to terminate the lease of the Premises and enter into a lease of an Alternate Premises with Landlord. For a period of thirty (30) days after Landlord has been given the Alternate Premises Notice, Landlord and Tenant shall attempt to negotiate the terms of a lease of the Alternate Premises. Tenant and Landlord hereby

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expressly acknowledge that (i) any action taken by Tenant or Landlord in connection with the potential lease of the Alternate Premises shall not be deemed to be an agreement of Tenant to lease the Alternate Premises or an agreement of Landlord to lease the Alternate Premises to Tenant and that no such obligation shall be imputed unless and until a written lease with respect thereto has been signed by both Landlord and Tenant; (ii) the parties have not agreed on the material terms of any lease of the Alternate Premises; and (iii) either Landlord or Tenant may determine, each in its sole discretion, to terminate all negotiations with respect to the lease of the Alternate Premises at any time prior to the execution of a lease. Neither Landlord nor Tenant shall be obligated to enter into a lease of the Alternative Premises if they cannot agree upon the terms of any such lease for any reason or no reason. In the event that Landlord and Tenant enter into a lease of the Alternate Premises within said thirty (30) day period, this Lease shall terminate without penalty or fee on the commencement date of the lease of the Alternate Premises. In the event that Landlord and Tenant do not enter into a lease of the Alternate Premises within said thirty (30) day period, this Lease shall remain in full force and effect but the right to terminate pursuant to this Section 3.4 shall be null and void.

Section 3.5.    Termination Option. Tenant shall have the option (“Termination Option”) to terminate the Lease effective as of the last day of the seventy-second (72nd) full calendar month of the Term (“Termination Date”) upon the following terms and provisions:

A.    Tenant gives Landlord written notice (“Termination Notice”) of Tenant’s exercise of the Termination Option, provided, however, the Termination Notice shall not be effective unless (i) received by Landlord at least nine (9) full calendar months prior to the Termination Date, and (ii) a termination fee in the amount of [***] Dollars ($[***]) (“Termination Fee”) is wire transferred to Landlord on or before the Termination Notice is given to Landlord. The Termination Fee shall be earned by Landlord upon receipt and shall not be refundable under any circumstances.

B.    No default in the payment of Rent and no material Event of Default has occurred and is continuing, either on the date Tenant delivers the Termination Notice or at any time prior to the Termination Date.

C.    Tenant has not exercised the Expansion Option.

D.    Tenant shall remain obligated to perform each and every term, covenant, condition and agreement to be performed by Tenant under this Lease, including, without limitation, the obligation of the Tenant to pay all Rent and other payments which are the obligation of the Tenant under the Lease, through and including the Termination Date.

E.    The Termination Option herein granted shall automatically terminate upon the earliest to occur of (i) the expiration or termination of the Lease, (ii) the termination of Tenant’s right to possession of the Premises, (iii) any assignment or subletting by Tenant other than a Permitted Transfer, (iv) the exercise of the Expansion Option, or (v) the failure of Tenant to timely or properly exercise the Termination Option.

ARTICLE IV –CONSTRUCTION

Section 4.1.    Landlord’s Construction of Initial Improvements. Subject to the terms and conditions of this Article IV, Landlord shall, at its sole cost and expense, cause the General Contractor to construct the Initial Improvements on the Land substantially in accordance with the Final Plans; provided, however, Landlord’s obligation to pay for the Tenant Improvements shall be limited to the Landlord’s Contribution (as hereinafter defined). Landlord agrees that all services and work performed in connection with the Initial Improvements shall be done in a good and workmanlike manner, and shall be performed in material compliance with all applicable building and fire laws, codes, ordinances and regulations.

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Section 4.2.    Final Plans Approval. Landlord shall cause the Project Architect to prepare the Final Plans for the Initial Improvements. Landlord and Tenant agree that the Final Plans shall be substantially consistent with the Concept Plan and the Outline Specifications. Each Final Plan component shall be subject to Tenant’s approval (which shall not be unreasonably withheld or delayed), and if Tenant does not approve same, Tenant shall advise Landlord in reasonable detail of the reasons for such disapproval. Tenant’s disapproval must be based on the fact that the Final Plan component deviates materially from the Concept Plan or the Outline Specifications. Tenant shall comment on the each Final Plan component submitted to Tenant, and each revision thereof, if applicable, within ten (10) days after receipt from Landlord. In the event that Tenant does not disapprove of a Final Plan component submitted to Tenant within said ten (10) day period, such Final Plan component thereof shall be deemed approved.

Notwithstanding anything to the contrary contained in this Section 4.2, Tenant may not disapprove any changes as may be incorporated in the Final Plans necessary to obtain the approval of the City. Nevertheless, in the event that the City requests any change in the Final Plans, Landlord and Tenant will, at no cost or expense to Landlord and no delay to the completion of the construction of the Initial Improvements, work cooperatively together and use commercially reasonably efforts to incorporate such changes in a manner that will not unreasonably interfere with Tenant’s use of the Initial Improvements. Any time delay relating to such efforts shall be deemed to be a Tenant Delay.

Resolution of any dispute with respect to the Tenant’s approval of the Final Plans (“Arbitration Issue”) shall be made by Fast Track Arbitration and shall be binding upon Landlord and Tenant described in the following provisions of this Section 4.2:

A.    “Fast Track Arbitration” means resolution of a dispute between the Landlord and Tenant on an Arbitration Issue by a “Fast Track Arbitrator” appointed in accordance with these provisions.

B.    Tenant and Landlord shall agree upon a list of three individuals consisting of one person designated as the Fast Track Arbitrator and the remaining two persons designated as first and second alternates (“Alternates”). Each Fast Track Arbitrator and Alternate shall be a licensed architect in the State of California with a minimum of 15 years of experience with industrial construction projects (a “Qualified Arbitrator”).

C.    Any Fast Track Arbitrator or Alternate who has a conflict (including, without limitation, a recent or current assignment on behalf of Landlord or Tenant) shall withdraw and automatically be disqualified unless consented to in writing by the Landlord and Tenant.

D.    If the Fast Track Arbitrator shall be removed by agreement of Landlord and Tenant, or resign, or otherwise be disqualified, or no longer be a Qualified Arbitrator, the Alternates shall, within three (3) business days after such removal or being advised of such resignation or change in work status, select a replacement individual who is also a Qualified Arbitrator. Landlord and Tenant will then mutually agree within three (3) business days on which of the three individuals will be the Fast Track Arbitrator. If not so designated, the Fast Track Arbitrator shall be appointed by lottery among the Alternates on the next business day. The other two individuals will be Alternates.

E.    The Fast Track Arbitrator shall be notified in writing when the Fast Track Arbitration Method is requested by either party. If the Fast Track Arbitrator is unavailable to resolve a particular dispute, then in the established priority, the first or second Alternate shall be contacted, depending on their availability to resolve the Arbitration Issue. Any further reference to Fast Track Arbitrator in this section means the individual acting as Fast Track Arbitrator on a particular Arbitration Issue.

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F.    The party desiring Fast Track Arbitration (“Requesting Party”) shall give simultaneous written notice to the Fast Track Arbitrator and the other party specifying in reasonable detail the nature of the Arbitration Issue and the particular questions to be resolved. The party receiving the notice (“Responding Party”) shall provide a detailed response within five (5) business days after receiving the notice. The Fast Track Arbitrator shall set a date for a hearing on the Arbitration Issue no more than ten (10) business days after the Responding Party has responded. At the hearing, each side shall orally present its position and deliver to the Fast Track Arbitrator such written material and exhibits as it deems appropriate, but shall not include any materials or exhibits not previously provided to the other party enough in advance of the hearing as the Fast Track Arbitrator deems reasonable to ensure a fair hearing.

G.    Following conclusion of the hearing, the Fast Track Arbitrator shall have ten (10) business days in which to render a decision. Prior to rendering a decision, the Fast Track Arbitrator may mediate with the Requesting and Responding Parties in order to reach a mutual resolution of the Arbitration Issue. The Fast Track Arbitrator is authorized to obtain such reports, studies and advice from consultants as the Arbitrator deems necessary to render a decision or otherwise resolve the matter. Any decision of the Fast Track Arbitrator shall be rendered in writing and shall be final and binding on the Landlord and Tenant, with all rights of appeal hereby waived, except for actions or appeals based on whether the Arbitration or the Fast Track Arbitrator’s decision was beyond the scope of this Subsection 4.2.

H.    The costs of the Fast Track Arbitrator (including the fees of construction consultants) shall be shared equally by Landlord and Tenant, provided, however, that any third party fees or costs of the Fast Track Arbitrator in excess of $5,000 shall be approved in advance by the Landlord and Tenant.

I.    The Fast Track Arbitrator shall act reasonably to implement the intent of the parties that the Final Plans are to be consistent with the Concept Plan and Outline Specifications and that the scope of same shall not be changed.

Section 4.3.    Completion of the Initial Improvements. Landlord shall use commercially reasonable efforts to (a) provide Tenant with Early Access (as defined in Section 4.7) by the Early Access Date and (b) cause Substantial Completion of the Initial Improvements on or before the Estimated Commencement Date; provided, however, if construction is delayed because of any Force Majeure Delays or Tenant Delays, then subject to the provisions of Section 4.4 below, the Early Access Date and Estimated Commencement Date shall be extended for the additional time caused by such Force Majeure Delays or Tenant Delays without liability on the part of Landlord.

Section 4.4.    Landlord’s Failure to Deliver.    If Landlord fails to either (a) provide Early Access by the Early Access Date or (b) cause Substantial Completion on or before the dates set forth below, (subject the extension of such dates due to Force Majeure Delays and Tenant Delays as provided below), Tenant may, as Tenant’s sole and exclusive remedy, exercise the rights set forth below in this Section 4.4.

A.    In the event that Early Access is not provided by the Early Access Date, then within fifteen (15) days after the Early Access Date, Landlord shall provide Tenant with Landlord’s revised estimated delivery of the Premises for Early Access (herein the “Revised Early Access Date”).

B.    Within fifteen (15) days after Tenant’s receipt of Landlord’s certification of the Revised Early Access Date, Tenant shall notify Landlord in writing of Tenant’s election to either (i) agree to accept delivery of the Premises for Early Access on the Revised Early Access Date or (ii) extend the Commencement Date to the later of Substantial Completion or February 1, 2018. In the

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event Tenant agrees to accept delivery of the Premises for Early Access on the Revised Early Access Date, the Estimated Commencement Date will automatically be extended to the date that is the ninety-second (92nd) day after the Revised Early Access Date (“Revised Estimated Commencement Date”).

C.    In the event that the Substantial Completion Date has not occurred on or before February 1, 2018 (the “Outside Date”), Tenant shall have the right by delivery of written notice to Landlord within ten (10) days after the Outside Date to either (i) terminate this Lease effective on the date that is twenty (20) days after the Outside Date (unless Substantial Completion occurs prior to such date) or (ii) extend the Outside Date by thirty (30) days (herein the “First Extended Outside Date”). If no written notice is given to Landlord within said ten (10) period, Tenant shall be deemed to have elected to extend the Outside Date by thirty (30) days.

D.    In the event that the Substantial Completion Date has not occurred on or before the First Extended Outside Date, Tenant shall have the right by delivery of written notice to Landlord within ten (10) days after the First Extended Outside Date to either (i) terminate this Lease effective on the date that is twenty (20) days after the First Extended Outside Date (unless Substantial Completion occurs prior to such date) or (ii) extend the First Extended Outside Date by thirty (30) days (herein the “Second Extended Outside Date”). If no written notice is given to Landlord within said ten (10) period, Tenant shall be deemed to have elected to extend the Outside Date by thirty (30) days.

E.    In the event that the Substantial Completion Date has not occurred on or before the Second Extended Outside Date, Tenant shall have the right by delivery of written notice to Landlord within ten (10) days after the Second Extended Outside Date to either (i) terminate this Lease effective on the date that is twenty (20) days after the Second Extended Outside Date (unless Substantial Completion occurs prior to such date) or (ii) extend the Second Extended Outside Date by thirty (30) days (herein the “Third Extended Outside Date”). If no written notice is given to Landlord within said ten (10) period, Tenant shall be deemed to have elected to extend the Outside Date by thirty (30) days.

F.    In the event that the Substantial Completion Date has not occurred on or before the Third Extended Outside Date, then this Lease shall automatically terminate and neither party shall have any further obligations hereunder except as expressly provided in this Lease.

In the event that Substantial Completion has not occurred on or before October 16, 2017, as Tenant’s sole remedy (except for the termination rights provided in this Section 4.4) and as Landlord’s sole liability to Tenant, Landlord shall pay to Tenant the Holdover Payment (as defined below) due to the fact that Tenant will be required to holdover under that certain Standard Industrial/Commercial Single-Tenant Lease - Net dated October 15, 2004 (the “Modesto Lease”) by and between Tenant and Costa Limited Partners, L.P., a California limited partnership (the “Modesto Landlord”) relating to property located at 4300 Spyres Way, Modesto, California (the “Modesto Premises”). Landlord shall pay the Holdover Payment until the date that is earlier of (i) Tenant’s vacation of the Modesto Premises and (ii) the Substantial Completion Date. As used herein, the “Holdover Payment” shall mean $23,339.80 for each calendar month; provided, however, (x) in the event that Tenant elects to extend the First Outside Date as provided in Section 4.4.D above, then during the period between the First Extended Outside Date and the Second Extended Outside Date, the parties agree that the Holdover Payment payable to Tenant shall be equal to $70,019.40 and (y) in the event that Tenant elects to extend the Second Extended Outside Date as provided in Section 4.4.E above, then during the period between the Second Extended Outside Date and the Third Extended Outside Date, the parties agree that the Holdover Payment shall be equal to $93,359.20. The obligations of Landlord to pay the Holdover Payment as provided hereinabove shall survive the early termination of this Lease with respect to Landlord’s obligation

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for Holdover Payments for the period of time prior to the termination of this Lease by Tenant. Landlord shall not be obligated to pay Holdover Payments for any period after Tenant terminates this Lease or this Lease automatically terminates pursuant to Section 4.4F.

The dates and time periods referenced above in this Section 4.4 shall be extended by the period of any and all Force Majeure Delays and Tenant Delays; provided, that, except for Force Majeure attributable to a regional-wide catastrophic event, the aggregate of all Force Majeure Delays shall not be in excess of thirty (30) days.

Section 4.5.    Tenant Information and Documentation. Tenant agrees to provide Landlord with information and documentation reasonably requested by Landlord from time to time, within a reasonable time requested by Landlord after receipt of Landlord’s request, in order for Landlord to complete the Final Plans, permitting and construction on or before the Estimated Commencement Date. The failure of Tenant to comply with this Section 4.5 shall be a Tenant Delay.

Section 4.6.    Tenant Inspections. During the construction of the Initial Improvements and subject to Landlord’s reasonable scheduling requirements, Tenant shall have the right to inspect the Premises to monitor the progress of construction of the Initial Improvements; provided, however, that such right may not be exercised unless Tenant has: (i) given Landlord at least forty eight (48) hours prior notice of the date and time Tenant intends to exercise such inspection right; and (ii) Tenant complies with the reasonable requirements of Landlord and the General Contractor.

Section 4.7.    Early Access. Tenant shall be permitted access (“Early Access”) to at least fifteen percent (15%) of the Premises before July 1, 2017 (“Early Access Date”), as such date may be extended as a result of any Force Majeure Delays or Tenant Delays (provided, that, except for Force Majeure attributable to a regional-wide catastrophic event, the aggregate of all Force Majeure Delays shall not be in excess of thirty (30) days), for the purpose of installation of its furniture, fixtures and equipment, inventory relocation and testing of equipment (“Tenant’s Work”). The Tenant’s Work shall not include the Tenant Improvements.

Prior to beginning Tenant’s Work, Tenant shall submit to Landlord: (i) such information as may be reasonably requested by Landlord regarding the nature and location of the Tenant’s Work; and (ii) the names of the separate contractors who will provide and install Tenant’s Work (the “Tenant’s Contractors”). Tenant shall not commence actual construction within the Premises until Tenant and Tenant’s Contractors have submitted to Landlord the insurance required by Landlord. All Tenant’s Work shall be constructed in a good and workmanlike manner and only new and good grades of material shall be used. The Tenant’s Work performed by Tenant’s Contractors shall be allowed only (a) to the extent permitted by the applicable Governmental Authorities, including, but not limited to, the issuance of a temporary certificate of occupancy authorizing Tenant to do so if required by the City, provided that the issuance of such certificate by the Early Access Date shall not be the obligation of Landlord, (b) comply with the reasonable and non-discretionary safety requirements of the General Contractor, (c) comply with all Legal Requirements, and (d) comply with the requirements of Article XII hereof. Tenant shall permit Landlord to observe all construction operations within the Premises. No silence or statement by Landlord or any Landlord representative shall be deemed or construed as an assumption by Landlord or any Landlord representative of any responsibility for or in relation to the construction of the Tenant’s Work or any guarantee that the Tenant’s Work completed within the Premises complies with laws, is suitable or acceptable to Tenant for Tenant’s intended business purposes or complies with the terms of this Lease.

Tenant’s use and occupancy of the Land during the Early Access Period shall (1) be done in a manner as to not render Landlord’s or General Contractor’s insurance thereon void or more expensive unless Tenant agrees to pay any increase, (2) be allowed only to the extent permitted by the applicable Governmental Authorities, including, but not limited to, the issuance of a temporary certificate of occupancy authorizing

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Tenant to do so if required by the City, provided that the issuance of such certificate by the Early Access Date shall not be the obligation of Landlord, (3) be performed in such a manner that will not cause any unreasonable interference with Landlord, General Contractor or any subcontractors or material suppliers, (4) not commence unless insurance of Tenant as required by this Lease has been provided, (5) be at the sole risk and expense of Tenant, (6) comply with the safety requirements of the General Contractor, (7) comply with all Legal Requirements, (8) comply with the requirements of Article XII hereof, and (9) shall be for the sole purpose of performing the Tenant’s Work. Tenant shall indemnify and hold Landlord harmless from and against any and all liens, claims, demands, injuries, damages, reasonable costs and expenses (including also reasonable attorneys’ fees) and liabilities to the extent incurred by or asserted against Landlord or the Premises as a result of any of early entries pursuant to this Section 4.7. Tenant’s early use and occupancy of the Land shall also be subject to all the terms and conditions of this Lease, other than the obligation of Tenant to pay Rent.

Tenant, at its sole cost and expense, shall file all necessary plans with the appropriate governmental authorities having jurisdiction over Tenant’s Work. Tenant shall be responsible for obtaining all permits, authorizations and approvals necessary to perform and complete Tenant’s Work. Tenant shall not commence Tenant’s Work until the required permits authorizations and approvals for the performance and completion of Tenant’s Work are obtained and delivered to Landlord.

Tenant and Tenant’s Contractors shall coordinate access and Tenant’s Work with Landlord in order to prevent any delay or disruption in the on-time completion of the Landlord’s construction obligations pursuant to the terms of this Article IV hereof.

Tenant shall at all times keep the Premises and adjacent areas free from accumulations of waste materials or rubbish caused by its suppliers, contractors or workmen. Landlord reserves the right to do clean-up at the expense of Tenant if Tenant fails to comply with Landlord’s reasonable cleanup requirements. At the completion of Tenant’s Work, Tenant’s Contractors shall forthwith remove all rubbish and all tools, equipment and surplus materials from and about the Premises. Any damage caused by Tenant or Tenant’s Contractors to any portion of the Premises or to any property of Landlord shall be repaired forthwith by Tenant at its expense to the condition prior to such damage.

Tenant and Tenant’s Contractors shall assume responsibility for the prevention of accidents and shall take all reasonable safety precautions with respect to Tenant’s Work and shall comply with all reasonable safety measures initiated by Landlord and with all Legal Requirement applicable to Tenant’s Work including those of any public authority for the safety of persons or property. Tenant shall advise Tenant’s Contractors to report to Landlord any injury to any of its agents or employees and shall furnish Landlord a copy of the accident report filed with its insurance carrier within three (3) days of its occurrence.

Tenant shall procure and maintain or cause Tenant’s Contractors to maintain the kinds and amounts of insurance as reasonably required by Landlord and otherwise in accordance with the requirements set forth in Article IX of this Lease. Prior to the commencement of any construction activity on the Premises, certificates evidencing such insurance required herein shall be delivered to Landlord. Such policies shall be renewed and new certificates shall be deposited with Landlord at least thirty (30) days prior to the expiration of the existing policies. All insurance policies shall be written with insurance companies and shall be in form reasonably satisfactory to Landlord and shall name Landlord as an additional insured and loss payee as its interests may appear and shall provide that they may not be terminated or materially modified without thirty (30) days’ advance written notice to Landlord. The minimum limits of insurance shall not limit or diminish Tenant’s liability under the Lease. The failure of Landlord to obtain such evidence from Tenant or Tenant’s Contractors before permitting construction to commence shall not be deemed to be a waiver by Landlord of any requirement herein, and Tenant shall remain under continuing obligation to maintain and cause Tenant’s Contractors to maintain the specified insurance coverage. Any and all deductibles on referenced insurance coverages shall be borne by Tenant and, if applicable, Tenant’s Contractors. Tenant expressly understands and

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agrees that any insurance maintained by Landlord shall apply in excess of and not contribute with insurance provided by Tenant or Tenant’s Contractors.

Section 4.8.    Punchlist. Within fifteen (15) days after the Substantial Completion Date, Landlord, the General Contractor and Tenant shall conduct an inspection of the Premises, and work in good faith to jointly prepare a list containing the portions of the Premises that remain incomplete (“Punchlist”). Except as otherwise expressly provided in this Lease, any items not on the Punchlist shall be deemed accepted by Tenant. Tenant shall provide reasonable access to Landlord, its employees, agents, the Project Architect and all contractors for purposes of the repair and correction of any items on the Punchlist. Landlord shall use reasonable efforts to complete all Punchlist items as soon as is reasonably practicable after the Punchlist is prepared.

Section 4.9.    Representatives. Landlord designates William Lu and Jim Cross as its representative for all purposes of this Article IV. Tenant designates David Unter as its representative for all purposes of this Article IV. Wherever the terms of this Article IV require any notice to be given to or by a party, or any determination or action to be made or taken by a party, the representative of each party shall act for and on behalf of such party, and the other party shall be entitled to rely thereon. Either party may designate one or more substitute representatives for all or a specified portion of the provisions of this Article IV, subject to notice to the other party of the identity of such substitute representative.

Section 4.10.    Warranties. Landlord represents that it shall obtain a warranty against defective materials and workmanship with respect to the Initial Improvements from the General Contractor for a period of one (1) year from Substantial Completion of the Initial Improvements. Tenant shall notify Landlord in writing of any defective condition occurring with respect to the Initial Improvements promptly following Tenant’s discovery thereof, and Landlord shall request that the General Contractor perform any remedial work required to be performed under such warranty. Upon the Commencement Date, Landlord shall conditionally assign all other warranties received by it from subcontractors and material suppliers, if any, other than the roof warranty.

Section 4.11.    Tenant Allowance. Landlord agrees that Landlord shall pay an amount not to exceed [***] Dollars ($[***]) multiplied by the Square Footage of the Building (“Landlord’s Contribution”) in respect of the hard costs and related design costs incurred to complete improvements to the Premises for the office, lighting and dock package as more particularly set forth in the Final Plans to be constructed in the Building by Landlord on behalf of Tenant and not for any personal property, fixtures, equipment, inventory or supplies to be use by Tenant in the operation of its business in the Premises (“Tenant Improvements”); provided, however, notwithstanding the foregoing, up to ten percent (10%) of the Landlord’s Contribution may be used for personal property, fixtures, equipment, inventory or supplies to be used by Tenant in the operation of its business in the Premises. The Tenant Improvements shall not include any of the Tenant’s Work. Landlord’s Contribution may be applied for the cost of Tenant Improvements, so long as such dollars are incurred in connection with hard costs and related design costs of improvements to the Premises and, except as provided above, not for any personal property, fixtures, equipment, inventory or supplies to be use by Tenant in the operation of its business in the Premises. Prior to the commencement of the construction of the Tenant Improvements, Landlord shall provide Tenant with a detailed breakdown, by trade, of the final costs to be incurred in connection with the design and construction of the Tenant Improvements (the “Final Costs”). If the Final Costs are greater than the amount of the Landlord’s Contribution (the difference is hereinafter referred to as “Tenant’s Contribution”), then Tenant shall pay to Landlord, on a monthly basis as the Tenant Improvements are performed, a percentage of the amount to be paid by Landlord to the contractor performing the Tenant Improvements for the work performed in the prior month. The percentage due from Tenant shall be equal to the Tenant’s Contribution divided by the amount of the Final Costs, and such payments by Tenant (the “Over-Allowance Payments”) shall be a condition to Landlord’s obligation to pay any amounts from the Landlord’s Contribution and to perform any additional

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Tenant Improvements. The failure of Tenant to pay any Over-Allowance Payments when due shall be a Tenant Delay.

In order for Landlord to provide Early Access by the Early Access Date and Substantial Completion by the Estimated Commencement Date, Tenant shall perform the following obligations by the following dates:

Tenant Material Conveyor Subcontractor Selected	November 21, 2016

Draft Material System delivered to Landlord	November 22, 2016

Tenant Approval of Floor Plan	December 16, 2016

Finalize Material Conveyor System Approved by Tenant	December 20, 2016

Section 4.12.    Lathrop Lease. Tenant is currently a tenant under that certain Standard Industrial/Commercial Multi-Tenant Lease - Net dated April 4, 2014 (the “Existing Lathrop Lease”) by and between Tenant and LIT Industrial Limited Partnership, as successor-in-interest to Lathrop Industrial Development III, LLC (the “Lathrop Landlord”) relating to property located at 17760 Shideler Parkway, Lathrop, California (the “Lathrop Premises”). The Existing Lathrop Lease is scheduled to expire in accordance with its terms on March 31, 2021, provided that Tenant has the right terminate the Existing Lathrop Lease effective on January 31, 2018 upon delivery of written notice to the Lathrop Landlord on or before April 1, 2017 and the payment of a termination fee in the amount of [***] Dollars ($[***]) (“Lathrop Termination Fee”). Tenant agrees not to exercise the right terminate the Existing Lathrop Lease prior to March 15, 2017. In the event Tenant exercises the early termination right under the Existing Lathrop Lease and pays the Lathrop Termination Fee to the Lathrop Landlord when due, Landlord shall, within thirty (30) days after receipt of a written demand, reimburse Tenant for Lathrop Termination Fee to the extent that Tenant provides evidence to Landlord that Tenant has paid the Lathrop Termination Fee to the Lathrop Landlord. In the event that any portion of the Lathrop Termination Fee required to be paid by Landlord in accordance with the foregoing terms is not paid when due and Landlord further fails to pay such amount within thirty (30) days after receipt of a written demand for payment from Tenant, Tenant shall have the right to offset the amount of due against the next payments of Base Rent on a monthly basis; provided, however, the amount abated each month shall be limited to twenty-five (25%) percent of each monthly payment of Base Rent; provided, further, however, in all events, Tenant shall be entitled to fully recover such costs during the Term so that the percentage of recovery from Base Rent may increase ratably as required in order to fully recover such costs over the remaining Term.

In addition, in the event that Tenant exercises the early termination right under the Existing Lathrop Lease and pays the Lathrop Termination Fee to the Lathrop Landlord when due and Substantial Completion has not occurred on or before January 31, 2018, Landlord shall indemnify, protect and hold Tenant free and harmless from any claims, liabilities and expenses (including reasonable attorneys’ fees) asserted by the Lathrop Landlord from Tenant’s failure to surrender the Lathrop Premises by January 31, 2018; provided that Tenant shall vacate the Lathrop Premises on or before the Substantial Completion Date and Landlord’s indemnification shall terminate as to claims first arising after said date. Tenant shall indemnify, protect and hold Landlord free and harmless from any claims, liabilities and expenses (including reasonable attorneys’ fees) asserted by the Lathrop Landlord from Tenant’s failure to surrender the Lathrop Premises by the Substantial Completion Date.

In the event Tenant does not exercise the early termination right under the Existing Lathrop Lease and pay the Lathrop Termination Fee to the Lathrop Landlord when due, Landlord shall not be obligated to (i) pay or reimburse Tenant for the Lathrop Termination Fee or (ii) indemnify, protect and hold Landlord free and harmless

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from any claims, liabilities and expenses (including reasonable attorneys’ fees) asserted by the Lathrop Landlord under the Existing Lathrop Lease.

Notwithstanding the foregoing, at the option of Landlord, Landlord may elect to assume the Existing Lathrop Lease so long as such assumption is completed on or before March 15, 2016. In the event that Landlord elects to assume the Existing Lathrop Lease, Landlord and Tenant shall attempt to negotiate Landlord’s assumption of the Existing Lathrop Lease upon the same terms and conditions set forth in the Existing Lathrop Lease and concurrent with such assumption, Landlord and Tenant shall enter into a sublease of the Lathrop Premises (the “Lathrop Sublease”) upon the same terms and conditions of the Existing Lathrop Lease, except that (i) the term of the Lathrop Sublease and Tenant’s possession of the Lathrop Premises shall terminate upon the earlier of the date (“Lathrop Sublease Termination Date”) of (x) the commencement of Tenant’s obligation to pay Base Rent under this Lease or (y) the commencement of business operations within the Premises, (ii) Landlord, not Tenant, may exercise the early termination right under the Existing Lathrop Lease at its discretion, (iii) Tenant shall remain liable to perform all of the obligations of the tenant/lessee under the Existing Lathrop Lease for a time prior to the Lathrop Sublease Termination Date and shall indemnify and hold Landlord harmless from any and all liability arising out of or in any way related to the Existing Lathrop Lease, and (iv) Landlord shall not be obligated to perform any obligations of the landlord/lessor under the Lathrop Sublease or as the tenant/lessee under the Existing Lathrop Lease. For the avoidance of doubt, in the event that Landlord exercises the early termination right under the Existing Lathrop Lease, but Substantial Completion does not occur by January 31, 2018, then Landlord shall indemnify, protect and hold Tenant free and harmless from any claims, liabilities and expenses (including reasonable attorneys’ fees) asserted by the Lathrop Landlord from Tenant’s failure to surrender the Lathrop Premises by January 31, 2018; provided that Tenant shall vacate the Lathrop Premises on or before the Lathrop Sublease Termination Date and Landlord’s indemnification shall terminate on said date. Tenant shall indemnify, protect and hold Landlord free and harmless from any claims, liabilities and expenses (including reasonable attorneys’ fees) asserted by the Lathrop Landlord from Tenant’s failure to surrender the Lathrop Premises by the Lathrop Sublease Termination Date.

ARTICLE V – RENT

Section 5.1.    Rent. Tenant agrees to pay to Landlord, monthly in advance, without offset or deduction, base rent for the Term (“Base Rent”) commencing on the Commencement Date and continuing on the first (1st) day of each month thereafter for the balance of the Term. Base Rent for the period commencing on the Commencement Date and ending on the last day of the twelfth (12) full calendar month thereafter shall be $[***] and shall be payable in equal monthly installments in the amount of $[***] In the event that the Square Footage of the Building is determined in accordance with Section 2.2 to be more or less than [***], said monthly Base Rent shall be adjusted to be an amount equal to the Square Footage of the Building multiplied by $[***] and the annual Base Rent shall be the monthly Base Rent multiplied by [***]. Base Rent shall increase by [***] percent ([***]%) on each anniversary of the first (1st) day of the first full calendar month of the Term. Notwithstanding the foregoing, no Base Rent shall be due and payable during the Abatement Period so long as Tenant is not in default beyond any applicable notice and cure period under this Lease.

Upon the mutual execution of this Lease, Tenant shall pay Base Rent for the first month of the Term after the expiration of the Abatement Period. On the Commencement Date Tenant shall pay the Stub Period Base Rent and Additional Rent.

In addition to Base Rent, Tenant shall pay all such other amounts as are described in this Lease as “Additional Rent” in the manner and at the time specified in this Lease. The term “Rent” when used in this Lease shall include all Base Rent, as well as all Additional Rent. All Rent payable hereunder shall be payable to Landlord at Landlord’s Address for Payment of Rent, or as Landlord may otherwise from time to time

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designate in writing by notice to Tenant. All bills sent by Landlord to Tenant shall be sent to Tenant at Tenant’s Billing Address.

In the event of an extension of the Term due to an exercise of the Expansion Option referenced in Article XXXIII below, then Base Rent shall continue to increase by [***] percent ([***]%) on each anniversary of the first (1st) day of the first (1st) full calendar month of the Term.

Section 5.2.    Rent Adjustment. In addition to the Base Rent, Tenant shall pay to Landlord, commencing on the Commencement Date, as Additional Rent, the Rent Adjustments (as hereinafter defined), without offset or deduction. Until such time as Tenant receives the first Adjustment Statement (as hereinafter defined), Tenant shall, commencing on the Commencement Date and on the first (1st) day of each and every month thereafter, make the Initial Monthly Rent Adjustment Deposit.

A.    For the purposes of this Lease:

(1)    ”Calendar Year” means each calendar year or a portion thereof during the Term.

(2)    ”Expenses” means and includes all expenses paid or incurred by Landlord for managing, owning, maintaining, operating, replacing and repairing the Project and personal property used in conjunction therewith, including, but not limited to, the proportionate share of Park Expenses (as defined in Section 5.2.A(4) below), a management fee in an amount equal to [***] percent ([***]%) of all Rent for the Project, whether the management services are performed by Landlord, an affiliate of Landlord, or by a third party. Notwithstanding the foregoing, Expenses shall not include any expenditures by Landlord in connection with:

(i)    leasing costs (including tenant improvements), fees, and leasing commissions, advertising, marketing and promotional costs including tenant relations programs and events;

(ii)    legal fees and costs, including costs of litigating with other tenants and/or the cost of any judgment, settlement or arbitration award resulting from any liability of Landlord which is the result of negligence, willful misconduct or fraud of Landlord and all expenses incurred in connection therewith;

(iii)    asset management and/or property management fees except as provided in Section 2 above;

(iv)    costs, penalties and fines assessed against Landlord due to a violation of any other lease within the Park;

(v)    costs, penalties and fines assessed against Landlord, incurred as a result of late payment by Landlord, unless such late payment is due to the fact that Tenant has not paid any amount due hereunder

(vi)    depreciation, amortization and interest payments, except as provided in Section 2(v) above, and when required, the item shall be amortized over its reasonably anticipated useful life;

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(vii)    interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Land and/or the Building and/or ground rent or any other payments paid under any ground lease;

(viii)    Landlord’s general corporate overhead, general and administrative expenses and profits in connection with goods and services in or to the Project as supplied by Landlord to the extent the same exceeds the costs therefor if rendered by an unaffiliated third party.

(ix)    salaries, fringe benefits and other compensation of Landlord’s employees, if any;

(x)    amounts paid to any affiliate of Landlord for services on or about the Project to the extent that the same exceed the cost of such services rendered by unaffiliated third parties on a competitive basis in first class properties in the area in which the Building is located;

(xi)    the cost of acquiring, leasing, removing or replacing sculptures, paintings and other objects of art located within or outside the Building, including the payment of any “in-lieu of art” fees permitted or mandated by the municipality;

(xii)    costs paid or incurred in connection with the removal, replacement, enclosure, encapsulation or other treatment of any Hazardous Materials in the Project to the extent that same result from a Pre-Existing Condition;

(xiii)    the cost to repair, restore or rebuild or the costs of alterations or repairing which are insured against or reimbursed by third parties or which are required to be insured against or reimbursed by third parties under this Lease or under any other contract or other tenant leases or contracts in the Building including, without limitation, repairs occasioned by earthquake, fire, windstorm or as a result of the exercise of the right of eminent domain; provided, however that nothing contained in this subsection shall relieve Tenant of any of its obligations under any other provision of this Lease;

(xiv)    costs of any “tap fees” or any sewer or water connection fees;

(xv)    bad debt loss, rental loss and reserves; and

(xvi)    costs (including, without limitation, fines, penalties and interest) incurred in bringing the Initial Improvements into compliance with all building codes and other applicable laws as of the the date the building permit for the construction of the Initial Improvements is issued.

If the Building or Project is not fully occupied during all or any portion of a calendar year, Expenses which vary due to occupancy (“Variable Operating Expenses”), if any, shall be allocated only among the tenants in the portion of the Building which is actually occupied and generating the Variable Operating Expenses. The allocation of Variable Operating Expenses shall be made by Landlord on a prorata basis based upon the rentable area of the portion of the Building occupied by each tenant in relation to all of the occupied area of the Building. For example, if Tenant is the only tenant in the building Tenant shall pay one hundred percent (100%) of the Variable Operating Expenses. Examples of Variable

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Operating Expenses include, but are not limited to, snow removal. Examples of Expenses that are not Variable Operating Expenses are liability insurance and landscaping.

Notwithstanding anything herein to the contrary, for purposes of calculating Tenant’s Proportion of Expenses under this Section 5.2, the maximum increase in the amount of Controllable Expenses (as defined below) that may be included in calculating such Expense for each Lease Year after the first Lease Year shall be limited to [***] percent ([***]%) per year. As used hereinabove, “Controllable Expenses” shall mean all Expenses which are within the reasonable control of Landlord; thus, excluding Taxes, Insurance Expenses and the costs of utilities.

(3)    “Insurance Expenses” shall mean and include all actual costs and expenses incurred by Landlord in connection with insuring the Project pursuant to Section 9.2 below.

(4)    ”Park Expenses” shall mean and include all actual and reasonable assessments and other expenses, including any management fee, actually charged or imposed relating to the Project pursuant to the Declaration.

(5)    ”Rent Adjustments” means all amounts owed by Tenant as Additional Rent on account of (i) Expenses, (ii) Insurance Expenses and (iii) Taxes.

(6)    ”Rent Adjustment Deposit” means an amount equal to Landlord’s estimate of Rent Adjustments due for any Calendar Year, which estimate may be made from time to time during the Term.

(7)    ”Taxes” means any taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary, which now or hereafter accrue during the Term and are levied or assessed or become a lien against the Project or any portion thereof, this Lease or any Rent payable under this Lease in any Calendar Year and any tax in substitution of any of the foregoing. Taxes also include Landlord’s reasonable costs and expenses (including reasonable attorney’s fees) in contesting or attempting to reduce any taxes. Notwithstanding the foregoing, (i) in the event that the real estate Taxes for the Premises are reassessed based upon any sale, change in ownership of the Project (or any portion thereof) or any other transfer of Landlord’s interest in the Project (or ownership interests in the entity constituting Landlord) during the first two (2) years after the Commencement Date as a result of the sale of the Premises by Landlord, Landlord shall pay one hundred percent (100%) of the incremental increase in the real estate Taxes resulting from such reassessment, and (ii) in the event that the real estate Taxes for the Premises are reassessed based upon any sale, change in ownership of the Project (or any portion thereof) or any other transfer of Landlord’s interest in the Project (or ownership interests in the entity constituting Landlord) during the third (3rd) or fourth (4th) years after the Commencement Date, Landlord shall pay fifty percent (50%) of the incremental increase in the real estate Taxes resulting from such reassessment. The amount of Taxes attributable to a Calendar Year shall be the amount assessed for such Calendar Year, even though the assessment for such Taxes may be payable in a different Calendar Year. Landlord may equitably adjust the portion of Taxes attributable to new improvements for the calendar year in which the Commencement Date occurs based upon when such improvements are assessed. Notwithstanding anything to the contrary in this Section 5.2(A)(7), Taxes shall not include any corporate, partnership, income (other than a rental income tax), franchise, estate, or gift taxes. If any special assessment may be paid over a period of time, Landlord shall elect such

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payment over the longest time period available and in such event such assessment shall include any reasonable additional costs or expenses incurred by Landlord.

B.    Commencing on the Commencement Date,, Tenant shall pay to the Landlord as Additional Rent Tenant’s Proportion of Expenses, Insurance Expenses and Taxes attributable to each Calendar Year.

C.    Within one hundred twenty (120) days after the end of each Calendar Year, Landlord will furnish Tenant a statement (“Adjustment Statement”) showing the following:

(1)    The total amount of Expenses, Insurance Expenses and Taxes for such Calendar Year and the amount of Expenses, Insurance Expenses and Taxes paid by Tenant during such Calendar Year;

(2)    The total amount of Rent Adjustments due Landlord for such Calendar Year, less credits for Rent Adjustment Deposits paid, if any; and

(3)    The Rent Adjustment Deposit due in the current Calendar Year.

D.    Within thirty (30) days after Tenant’s receipt of each Adjustment Statement, Tenant shall pay to Landlord:

(1)    The amount of Rent Adjustment shown on the Adjustment Statement as due to Landlord for the Calendar Year last ended; plus

(2)    The amount, which when added to the Rent Adjustment Deposit theretofore paid in the current Calendar Year, would provide that Landlord has then received such portion of the Rent Adjustment Deposit as would have theretofore been paid to Landlord had Tenant paid one-twelfth (1/12) of the Rent Adjustment Deposit, for the current Calendar Year, to Landlord monthly on the first (1st) day of each month of such Calendar Year.

Commencing on the first (1st) day of the first month after Tenant’s receipt of each Adjustment Statement, and on the first (1st) day of each month thereafter until Tenant receives a more current Adjustment Statement, Tenant shall pay to Landlord one-twelfth (1/12th) of the Rent Adjustment Deposit shown on the then-current Adjustment Statement. During the last complete Calendar Year, Landlord may include in the Rent Adjustment Deposit its estimate of the Rent Adjustment which may not be finally determined until after the expiration of the Term. Tenant’s obligation to pay the Rent Adjustment shall survive the expiration or termination of the Term.

E.    If the Commencement Date is on any day other than the first (1st) day of January or if the last day of the Term is on any day other than the last day of December, then any Rent Adjustments due Landlord shall be prorated for the applicable calendar year. All Rent Adjustment Deposits may be commingled, and no interest shall be paid to Tenant thereon.

Section 5.3.    Audit Right. Each Adjustment Statement shall include reasonable detail for the applicable Expenses. Tenant shall have the right, within one hundred twenty (120) days after receipt of an Adjustment Statement (“Audit Period”), upon reasonable advance notice to Landlord, to inspect, review, audit and photocopy (and/or to have an independent consultant inspect, review, audit and photocopy) Landlord’s accounting records related to Rent Adjustments. If Tenant does not notify Landlord that it elects to inspect, review, audit and photocopy (and/or to have an independent consultant inspect, review, audit and photocopy) Landlord’s accounting records related to Rent Adjustments within said ninety (90) day period,

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Tenant shall be deemed to have approved the Adjustment Statement. If such inspection, review or audit reveals that Landlord has overcharged Tenant, Tenant shall notify Landlord of such overcharge within thirty (30) days after the expiration of the Audit Period. If Tenant does not notify Landlord within said thirty (30) day period that Landlord has overcharged it, Tenant shall be deemed to have agreed that it was not overcharged and to have approved the Adjustment Statement. Landlord shall, within thirty (30) days after notice to Landlord, reimburse Tenant for the amount of the overcharge; provided, however, that if Landlord desires to contest such results, Landlord may do so by submitting the results of the audit to arbitration pursuant to the commercial rules of the American Arbitration Association within twenty (20) days of receipt of the results, and the results of any such arbitration shall be final and binding on Landlord and Tenant. The arbitrator shall be an independent consultant with at least five (5) years’ experience in the review of operating expenses for properties comparable to the Project or a certified public accountant. Tenant agrees to pay the cost of its inspection, review, audit and arbitration; provided, however, notwithstanding the foregoing to the contrary, if the result of the arbitration is that Landlord overcharged Tenant by more than five percent (5%) of the actual Expenses for such year, Landlord shall pay the reasonable costs of such audit and all reasonable costs and expenses incurred in the arbitration.

Section 5.4.    Interest Charge and Late Charge. Tenant acknowledges that its late payment of any Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which is extremely difficult or impractical to fix. Therefore, if any payment of Rent, or any portion thereof, is not received by Landlord within five (5) days of the date when due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the unpaid amount. In addition, if any overdue payment of Rent is not paid within one (1) month of the due date thereof, an additional late charge equal to three percent (3%) of the unpaid amount may be charged by Landlord, and Landlord may charge an additional three percent (3%) of any overdue and unpaid amount for each additional month, or fraction thereof, during which any such payment remains past due. Landlord and Tenant agree that the foregoing late charges represent reasonable estimates of costs and expenses incurred by Landlord from, and are fair compensation to Landlord for, its loss suffered by such late payment by Tenant. Notwithstanding the foregoing, the first time in any eighteen (18) month period that any Rent payment is not received by Landlord by the fifth (5th) business day of the calendar month, Landlord shall provide written notice to Tenant and an additional three (3) business day grace period before imposing the five percent (5%) late charge.

Any amount due from Tenant to Landlord under this Lease, other than the payment of Rent, not paid when due shall bear interest from the date when the same is payable under the terms of this Lease until the same shall be paid at a rate of interest equal to twelve percent (12%) per annum (the “Delinquency Rate”).

ARTICLE VI – UTILITIES

Section 6.1.    Utilities. Tenant shall pay, directly to the appropriate supplier, all costs of natural gas, electricity, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises. If at any time, any services or utilities are jointly metered, Landlord shall make a reasonable determination of Tenant’s share thereof and Tenant shall pay its share, as Additional Rent, within thirty (30) days after receipt of an invoice from Landlord. Tenant shall reasonably cooperate with Landlord and the utility service providers at all times and, as reasonably necessary, shall allow access to the Premises’ electric lines, feeders, risers, wiring, and any other machinery within the Premises so long as the foregoing does not adversely impact Tenant’s operations, access to or use of the Premises.

Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, defect, unavailability or unsuitability in the supply or character of any utility or service furnished to the Premises, and no such change, failure, interference disruption, defect, unavailability, or unsuitability shall relieve Tenant from any of its obligations under this Lease.

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ARTICLE VII – USE

Section 7.1.    Use. The Premises shall be used for the Use only, and for no other purpose. Tenant shall use and occupy the Premises and comply with all applicable federal, state, local and/or municipal law, statute, ordinance, code, rule, regulation, policy, common law, license, authorization, decision, order, injunction or ordinance (collectively, “Applicable Law”). Notwithstanding the foregoing, nothing in this Lease shall be interpreted to obligate Tenant to open or operate a business in the Premises.

Section 7.2.    Prohibited Uses. Tenant shall not permit the Premises, or any portion thereof, to be used in such manner which impairs Landlord’s right, title or interest in the Premises or any portion thereof, or in such manner which gives rise to a claim or claims of adverse possession or of a dedication of the Premises, or any portion thereof, for public use. Tenant shall not use or occupy the Premises or permit the Premises to be used or occupied: (i) contrary to any Restrictions or any Applicable Law, and shall at all times comply with all Restrictions and Applicable Law, (ii) in any manner which would violate any certificate of occupancy, (iii) in any manner which would render any insurance maintained or required to be maintained by Landlord or Tenant void or the insurance risk more hazardous, (iv) in any manner which would cause structural injury to the Building, or (v) in a manner which would constitute a public or private nuisance or waste. Tenant agrees that it will, promptly upon discovery of any such prohibited use, immediately notify Landlord and take all necessary steps to compel the discontinuance of such prohibited use.

ARTICLE VIII - MAINTENANCE, REPAIR AND REPLACEMENT OBLIGATIONS

Section 8.1.    Tenant’s Obligations.

A.    Subject to the Landlord’s obligations set forth in Section 8.2 below, Tenant shall, at its sole cost and expense, promptly perform all maintenance and promptly make all necessary repairs and replacements, in and to the entire Premises, including, but not limited to, the floor slab, interior and demising walls, interior portions of exterior walls, windows, glass, window frames, entries, doors, overhead doors, truck doors, door frames, loading dock areas, dock bumpers, dock plates and levelers, signs, rail improvements (on or off the Premises but capable of serving the Premises), and all systems such as plumbing, heating, ventilating, air conditioning, electrical, fire sprinkler and fire protection, water and sewer serving the Premises.

B.    Tenant shall, at Tenant’s sole cost and expense, procure and maintain service contracts, in form and substance and with a licensed firm reasonably satisfactory to Landlord, for (i) the semi-annual maintenance of the heating, ventilating and air conditioning , (ii) the annual (or more frequent if required by the local municipality) maintenance of the fire sprinkler and fire protection systems (including, but not limited to alarms, pumps and sprinkler heads) serving the Premises and (iii) the annual maintenance of the dock doors and levelers. The maintenance service contract of the heating, ventilating and air conditioning shall include the services set forth on Exhibit “E” attached hereto and by this reference incorporated herein. Tenant shall provide copies of all such contracts to Landlord and, upon the request of Landlord, provide evidence, including reports, that the work and inspections to be performed pursuant to such contracts have been performed.

Section 8.2.    Landlord’s Obligations.

A.    Landlord shall inspect, test, maintain, repair and replace the roof, the structural portions of the exterior walls (excluding interior portions of exterior walls, windows, glass, window frames, doors, overhead doors, truck doors, and door frames), the foundation of the Building (which foundation shall not include the floors or floor slabs) and the parking lots, parkways and driveways

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on the Project. Notwithstanding the foregoing, Landlord’s obligations relating to the parking lot, parkways and driveways shall not include snow removal, landscaping, removal of debris or safety issues. All costs incurred by Landlord in connection with any and all inspections, tests, maintenance, repairs and replacements shall be Expenses and shall be paid by Tenant.

B.    Capital Improvements. Notwithstanding anything contained in Section 8.1 to the contrary, if in Landlord’s reasonable determination Landlord determines that a replacement of the roof, parking lot or an HVAC unit in the Premises is required to be performed (“Shared Capital Improvement”), then Landlord shall perform the replacement but Landlord and Tenant shall share the cost of the Shared Capital Improvement as follows: (i) Tenant shall pay its proportionate share of such replacement cost calculated by multiplying the replacement cost times that fraction the numerator of which is the number of Lease full and partial months remaining in the Term when the replacement is completed and the denominator of which shall be the number of months of useful life of the Shared Capital Improvement determined in accordance with generally accepted accounting principles, and (ii) Landlord shall pay the balance and such balance paid by Landlord shall not be an Expense. Tenant’s proportionate share of such replacement cost shall be paid at Tenant’s election either (a) in full upon substantial completion of the change or addition, or (b) in equal installments commencing upon substantial completion and on the first (1st) day of each calendar month during the Term thereafter, in an amount (“Monthly Payment Amount”) equal to the replacement cost amortized over the remainder of the Term at a rate of nine percent (9%) per annum. For example, if Tenant elects to pay in installments, the cost of the improvement is $10,000.00, substantial completion occurs with 48 full months remaining in the Term and the useful life of the improvement is 120 months, the monthly amount due from Tenant shall be $126.68. If, at the end of the Term, the Tenant extends the Term, then Tenant shall pay to Landlord on the first (1st) day of each month of the Extension Term the Monthly Payment Amount for each month included in the Renewal Term (not to exceed the number of months of useful life remaining for the improvement made).

Section 8.3.    Damage Caused by Tenant’s Neglect. Notwithstanding anything to the contrary in this Lease, if any damage, repair or replacement to the Premises, the Park, the Project or any equipment or appurtenance in the Project, results from any act or negligence of Tenant or any member of the Tenant Group (as hereinafter defined), Tenant shall be liable therefor and, within thirty (30) days after receipt of a written demand by Landlord, Tenant shall reimburse Landlord for all costs and expenses incurred in connection with such damages, repairs and replacements, unless such damage is covered by the insurance which Tenant pays its proportionate share of pursuant Section 5.2.A(2).

ARTICLE IX - TENANT’S INSURANCE

Section 9.1.    Tenant’s Insurance.

A.    Tenant shall procure and maintain, or cause to be maintained, at all times during the Term, at Tenant’s sole cost and expense, and until each and every obligation of Tenant contained in this Lease has been fully performed, no less than the following insurance:

(i)    Insurance covering all of Tenant’s employees for Worker’s Compensation, in statutory amounts, and Employer’s liability coverage of: $1,000,000.00 for each accident, each employee and per policy and shall include a waiver of subrogation in favor of Landlord and Landlord’s property manager.

(ii)    Commercial General Liability covering Tenant against any claims arising out of liability for bodily injury and death and personal injury and advertising injury and property damage occurring in and about the Premises, and/or the Building and otherwise

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resulting from any acts and operations of Tenant, its agents, contractors, invitees and employees, with combined single limit of $1,000,000.00 per occurrence and $2,000,000.00 annual general aggregate. Coverage shall include premises liability, products/completed operation liability, fire legal liability, host liquor liability and contractual liability including coverage for insured contracts.

(iii)    When any motor vehicles are used in connection with this Lease, Tenant shall provide Automobile Liability Insurance to include owned, non-owned or hired automobiles and automobile contractual liability with limits of not less than $1,000,000.00 combined single limit and such other coverages as required by the laws of the State where the Premises are located.

(iv)    Umbrella Liability Insurance to be excess and follow-form over the Commercial General Liability, Automobile Liability and Employer’s Liability Insurance. The Umbrella Liability policy shall be written on an “occurrence” form with a limit of liability of $5,000,000.00 and a Self-Insured Retention no greater than $10,000.00.

(v)    Property coverage provided under a Special Form or “All Risks” policy, in an amount of the full replacement cost value of the Tenant’s Property (which shall include Alterations) and include an agreed amount endorsement waiving any coinsurance limitation.

(vi)    Business Income coverage with limits not less than an amount necessary to cover continuing expenses including Rent and extra expenses for at least one (1) year (provided that Tenant may self-insure with regard to the risks described in this clause (vi), provided that in all instances such self-insurance shall be deemed to contain all of the terms and conditions applicable to such insurance as required by this Article IX, and Tenant hereby waives any right it may have against Landlord with respect to any damage or loss that would otherwise have been covered by the insurance coverage described in this clause (vi) had the same been obtained through a third-party insurer).

(vii)    Such other policy or policies as are deemed reasonably necessary by Landlord (but in no event shall such other reasonable types of insurance be in excess of that (x) required by landlords of project comparable to the Project for tenants of comparable financial strength and consistent with the size of the space leased by such tenants, or (y) required by Landlord for any other tenant of the Park).

If, pursuant to the provisions of Section 1.1 of this Lease, Tenant is in the business of manufacturing, selling, distributing, serving or furnishing alcoholic beverages, then Tenant shall obtain and maintain, throughout the entire Term, liquor liability and dram shop insurance, in such amounts as Landlord may require, and if no such amount is specified by Landlord, in amounts no less than the minimums required by Applicable Law. In addition to the aforementioned insurances, and during any such time as any alterations or work is being performed at the Premises (except that work being performed by the Landlord or on behalf of Landlord) Tenant, at its sole cost and expense, shall carry, or shall cause to be carried and shall deliver to Landlord at least ten (10) days prior to commencement of any such alteration or work, evidence of insurance with respects to (a) workers compensation insurance covering all persons employed in connection with the proposed alteration or work in statutory limits, (b) general/excess liability insurance, in an amount commensurate with the work to be performed but not less than $2,000,000.00 per occurrence and in the aggregate, for ongoing and completed operations insuring against bodily injury and property damage and naming all additional insured parties as outlined below and required of Tenant and shall include a

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waiver of subrogation in favor of such parties, (c) builders risk insurance, to the extent such alterations or work may require, on a completed value form including permission to occupy, covering all physical loss or damages, in an amount and kind reasonable satisfactory to Landlord, and (d) such other insurance, in such amounts, as Landlord deems reasonably necessary to protect Landlord’s interest in the Premises from any act or omission of Tenant’s contractors or subcontractors.

B.    All of Tenant’s insurance policies shall: (i) be written with insurance companies authorized to do business in the State where the Premises are located, acceptable to Landlord, with a minimum A.M. Best rating of A-VII; (ii) name Landlord, Landlord’s mortgagee and other parties as designated by Landlord, as additional insureds and loss payees as their respective interests may appear and shall provide such additional insured status for on-going and completed operations, (iii) provide defense expense in addition to the limit of liability stated in the policy, (iv) be primary and non contributory and (v) provide a waiver of subrogation endorsement in favor of Landlord and other parties as required by Landlord. Tenant agrees and shall provide thirty (30) days advance written notice of cancellation or non-renewal for any reason (except ten (10) days for non-payment of premium) to Landlord with regard to any policies of insurance required herein above. Tenant shall furnish to Landlord, prior to the Commencement Date, and thereafter at least ten (10) days prior to the expiration of each such policy, certificates of insurance evidencing all required coverages, together with a copy of the endorsement(s), specifically but not limited to Waiver of Rights to Recover from Others, Additional Insureds (ongoing and completed operations) and Contractual Liability endorsements.

C.    Landlord and Tenant further agree any and all deductibles on insurance policies required to be provided by Tenant shall be borne by Tenant and shall be considered insurance for purposes of the Waiver of Subrogation obligation set forth below.

Section 9.2.    Landlord’s Insurance. Notwithstanding any other term or provision of this Lease to the contrary, throughout the entire Term of the Lease, Landlord shall maintain in full force and effect (i) commercial general liability insurance covering the Project at limits no less than those required by Landlord’s mortgagee, if any, or as reasonably required by Landlord, (ii) Special Form “All Risk” property insurance covering the full replacement cost of the Building (including Building fixtures) with no coinsurance limitation, which insurance shall include rental loss and provide coverage in the event of fire, smoke damage, vandalism, malicious mischief, sprinkler leakage and all other risks normally covered under “special form” policies in the geographical area of the Building in an amount not less than one hundred percent (100%) of the full replacement value of the improvements within the project (less reasonable deductibles not to exceed $25,000.00), and any other coverages and perils as required by Landlord and Landlord’s mortgagee, if any, and (iii) such other insurance deemed necessary by Landlord. The cost of all insurance described in this Section 9.2 and all deductibles paid thereunder shall be a part of Insurance Expenses.

Section 9.3.    Waiver. Landlord and Tenant agree to have all property insurance policies which are required to be carried by either of them under this Lease either endorsed to provide that the insurer waives all rights of subrogation which such insurer might have against the other party and Landlord’s mortgagee, if any or to have such policies give permission for the respective Landlord or Tenant to waive recovery rights in writing prior to a loss. By this clause, the parties intend and hereby agree, that the risk of loss or damage to property shall be borne by the parties’ insurance carriers. It is hereby agreed that Landlord and Tenant shall look solely to, and seek recovery from, only their respective insurance carriers in the event a loss is sustained for which Property Insurance is carried or is required to be carried under this Lease. If Landlord elects to self insure any of the insurance required of Landlord under this Lease, Landlord shall be considered an insurance carrier for purposes of this Section. Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease but rather in confirmation and furtherance thereof, Landlord waives all claims for recovery from Tenant, and Tenant waives all

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claims for recovery from Landlord, and their respective agents, partners and employees, for any loss or damage to any of its property insured under the insurance policies required under this Lease. The provisions of this Section 9.3 will survive the expiration or termination of this Lease.

ARTICLE X - DAMAGE OR DESTRUCTION

Section 10.1.    Damage or Destruction. Subject to the terms of Section 10.2 below, in the event of damage to, or destruction of, the Building or any other improvements on the Land owned by Landlord, by fire or other casualty, Landlord shall repair, restore or rebuild the same to substantially the same condition existing prior to the happening of such fire or other casualty using commercially reasonable diligence.

Section 10.2.    Termination Rights.

A.    Within sixty (60) days after Landlord becomes aware of such damage, Landlord shall notify Tenant in writing (“Landlord’s Damage Notice”) of the estimated time, in Landlord’s reasonable judgment, required to substantially complete the repairs of such damage (the “Estimated Repair Period”). Notwithstanding the terms of Section 10.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or the Building and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause covered by the insurance described in Section 9.2 hereof, and one or more of the following conditions is present: (i) repairs cannot, in Landlord’s opinion, as set forth in Landlord’s Damage Notice, reasonably be completed within two hundred seventy (270) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); or (ii) the damage is not fully covered by Landlord’s insurance policies obtained or required to be obtained pursuant to Section 9.2 above (provided, however, that Landlord shall not have such termination right in this clause (ii) with respect to any such uninsured or underinsured casualty which costs less than $250,000.00 to repair with respect to the Premises).

B.    If (x) Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, (y) the damage constitutes a Tenant Damage Event (as defined below), and (z) the repair of such damage cannot, in the reasonable opinion of Landlord, as set forth in Landlord’s Damage Notice, be completed within two hundred seventy (270) days after the date of the damage, then Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord within seven (7) business days after Tenant’s receipt of Landlord’s Damage Notice, which termination shall be effective as of the date of such termination notice thereof to Landlord. As used herein, a “Tenant Damage Event”) shall mean damage to all or any part of the Premises by fire or other casualty, which damage is not the result of the negligence or willful misconduct of Tenant or any of Tenant’s employees, agents, contractors or licenses, and which damage substantially interferes with Tenant’s use of or access to the Premises and would entitle Tenant to an abatement of Rent pursuant to the provisions of this Lease, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. In addition, in the event of a Tenant Damage Event, and if neither Landlord nor Tenant has elected to terminate this Lease as provided hereinabove, but Landlord fails to substantially complete the repair and restoration of such Tenant Damage Event within the Estimated Repair Period plus ninety (90) days, plus the number of days of delay, if any, attributable to events of Force Majeure plus the number of delay, if any, as are attributable to the acts or omissions of Tenant, then Tenant shall have an additional right to terminate this Lease by delivering written termination notice to Landlord within fifteen (15) days

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after the expiration of such period, which termination shall be effective as of the date of such determination notice.

C.    Further, in the event that the Premises is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article X, Landlord shall have the option to terminate this Lease, and to the extent such destruction or damage constitutes a Tenant Damage Event and the repair of same is reasonably expected by Landlord to require more than ninety (90) days to complete, Tenant shall have the option to terminate this Lease, by giving written termination notice to the other party of the exercise of such option within thirty (30) days after the date of such damage or destruction; provided, however that Tenant shall have the right to cancel Landlord’s exercise of the above-described termination right by providing Landlord, within ten (10) days of Tenant’s receipt from Landlord of the termination notice, with written notice of Tenant’s exercise of its right, pursuant to Section 3.3 above (if such right has not yet expired), to so extend the Lease Term. If either Landlord or Tenant exercises any of its options to terminate this Lease as provided hereinabove, (1) this Lease shall cease and terminate as of the date of such termination notice, (2) Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and (3) both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

Section 10.3.    Insurance Proceeds. In the event of any casualty, all insurance proceeds under policies purchased by Landlord shall be payable to Landlord.

ARTICLE XI – LIENS

Section 11.1.    Lien Claims. Tenant shall not do any act which shall in any way encumber title to the Project or any part of the Project, nor shall any interest or estate of Landlord in the Project be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Any claim to or lien upon the Project arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall in all respects be subject and subordinate to the paramount title and rights of Landlord in and to the Project. Tenant will not permit the Premises or any other part of the Project to become subject to any mechanics’, laborers’ or materialmen’s lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed by or at the direction or sufferance of Tenant. If any such lien so attaches and Tenant fails to pay and remove the same within the earlier to occur of: (a) twenty (20) days after the filing of the lien and (b) the date required under any mortgage encumbering the Project, then Landlord, at its election, and in addition to any other remedies available under this Lease, or pursuant to Applicable Law, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of Landlord’s payment thereof at the Delinquency Rate, shall be deemed to be Additional Rent due and payable by Tenant at once without notice or demand. Tenant agrees to indemnify, hold harmless and defend (with counsel approved by Landlord) Landlord from any loss, cost, damage or expense, including attorney’s fees, arising out of any lien claim or out of any other claim relating to work done or materials supplied at Tenant’s request or on Tenant’s behalf.

ARTICLE XII - TENANT ALTERATIONS AND SIGNAGE

Section 12.1.    Alterations. Tenant shall not make any alterations, additions or improvements (each, an “Alteration” and collectively, “Alterations”) to the Premises without, in each instance, the prior written consent of Landlord. Notwithstanding the foregoing, provided that Tenant first gives Landlord written notice, Tenant shall have the right to make Alterations to the Premises that: (i) are non structural, (ii) do not require penetrations or openings in the roof, foundation, floor or floor slab or exterior walls, (iii) do

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not affect the parking areas, landscaped areas or other common features of the Project, (iv) do not affect any utility or Building system, (v) do not compromise, limit, interfere with, invalidate, violate, weaken or otherwise affect any Engineered Barrier (as hereinafter defined) or Institutional Control (as hereinafter defined) in effect with respect to the Project, (vi) do not violate, invalidate, cause non-compliance with or otherwise affect the terms of any NFR Letter (as defined in Section 30.8(K) below) which may be applicable to the Project, (vii) do not affect the roof and (viii) do not cost in excess of $100,000.00 in the aggregate in any twelve (12) month period. For purposes of this Lease: (i) ”Engineered Barrier” means a physical measure for the purpose of preventing or minimizing exposure to Hazardous Material (as hereinafter defined) including, but not limited to: fencing, capping, horizontal or vertical barriers, hydraulic controls, and alternative water supplies; and (ii) ”Institutional Control” means a legal or administrative tool or action taken to reduce the potential for exposure to Hazardous Material including but not limited to: use restrictions, deed restrictions, environmental monitoring requirements, and site access and security measures.

Section 12.2.    Standards and Procedures. Any Alteration by Tenant shall be done in a good and workmanlike manner in compliance with all and subject to Applicable Law and Restrictions. Before commencing any Alterations requiring Landlord’s consent: (a) plans and specifications for the proposed Alteration, prepared by a licensed architect, shall be submitted to and approved by Landlord (such approval shall not be unreasonably withheld or delayed); (b) Tenant shall furnish to Landlord an estimate of the cost of the proposed work, certified by the architect who prepared such plans and specifications; (c) all contracts for any proposed work shall be submitted to and approved by Landlord; (d) Tenant shall have furnished Landlord with a satisfactory certificate or certificates from an insurance company acceptable to Landlord reflecting insurance coverage reasonably acceptable to Landlord; and (e) at the request of Landlord, in the event of Alterations costing in excess of $250,000.00, Tenant shall either furnish to Landlord a letter of credit or other security, in form and substance satisfactory to Landlord, to Landlord to insure payment for the completion of all work free and clear of liens. Upon completion of any Alteration by Tenant, Tenant shall furnish Landlord with a copy of the “as built” plans covering such Alteration.

Section 12.3.    Ownership of Alterations. At Landlord’s option, at the end of the Term, (A) all Alterations shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof; or (B) any or all of the Alterations must be removed by Tenant and the Premises must be restored as close as reasonably possible to its original condition. When Tenant requests Landlord’s consent to perform any Alterations, such request may contain a specific request of Landlord as to whether or not the Alterations will be required to be removed upon the end of the Term. In the event that the request contains such a request, Landlord shall in granting or denying its consent to the performance of the Alterations indicate whether or not the Alterations will be required to be removed upon termination of this Lease.

Section 12.4.    Signs. Except as provided under Section 18.3 below, Tenant shall not place any signs on any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, provided that (i) the installation and dimensions of said sign or signs is in strict accordance with all applicable Legal Requirements; (ii) Tenant continually maintains said sign or signs at its sole cost and expense, and (iii) Tenant, at its sole cost and expense, removes said sign or signs at the expiration of the Term and restores the area in which said sign is placed to its condition prior to the installation of said sign, reasonable wear and tear excepted.

ARTICLE XIII – CONDEMNATION

Section 13.1.    Taking: Lease to Terminate. If a portion of the Project shall be lawfully taken or condemned for any public or quasi public use or purpose, or conveyed under threat of such condemnation and as a result thereof the Premises cannot be used for the same purpose as before such taking, sale or condemnation, the Tenant’s right to possession under this Lease shall end upon the date of the taking, sale or

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condemnation by the condemning authority. Tenant hereby assigns to Landlord, Tenant’s interest, if any, in such award and any award paid as a consequence of any taking, sale or condemnation, shall be paid to Landlord. If any part of the Project shall be so taken or condemned, or if the grade of any street or alley adjacent to the Project is changed by any competent authority and such taking or change of grade makes it necessary or desirable to demolish, substantially remodel, or restore the Building, Landlord shall also have the right to terminate this Lease upon written notice given not less than sixty (60) days prior to the date of termination designated in such notice.

Section 13.2.    Taking: Lease to Continue. If a portion of the Project shall be lawfully taken or condemned for any public or quasi public use or purpose or conveyed under threat of such condemnation and Landlord does not terminate this Lease as permitted by Section 13.1 or as a result of such taking, sale or condemnation, the Premises can be used for the same purpose as before such taking, sale or condemnation, this Lease shall not terminate. In such event, Landlord, at its sole cost and expense up to the amount of any award, shall, to the extent practical, promptly (subject to Force Majeure Delay and Landlord’s receipt of condemnation proceeds) repair and restore the remainder of the Premises. In the event of a taking of any portion of Land only, this Lease shall not terminate and Landlord shall not be obligated to repair or restore the Premises. Tenant hereby assigns to Landlord, Tenant’s interest, if any, in such award and any award paid as a consequence of any taking, sale or condemnation, shall be paid to Landlord. Any portion of an award not disbursed by Landlord in connection with the repair or restoration of the Premises shall be retained by Landlord.

ARTICLE XIV - ASSIGNMENT AND/OR SUBLETTING BY TENANT

Section 14.1.    Assignment, Subletting or Other Transfer. Except as permitted pursuant to Section 14.4 below, Tenant shall not assign this Lease or any interest hereunder, nor shall Tenant sublet or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delay. Consent by Landlord pursuant to this Article XIV shall not be deemed, construed or held to be consent to any additional assignment or subletting, but each successive act shall require similar consent of Landlord. Landlord shall be reimbursed by Tenant for any third party costs or expenses incurred pursuant to any request by Tenant for consent to any such assignment or subletting.

Section 14.2.    Operation of Law. Tenant shall not allow or permit any transfer of this Lease, or any interest hereunder, by operation of law, or convey, mortgage, pledge or encumber this Lease or any interest hereunder.

Section 14.3.    Merger or Consolidation. If Tenant is a corporation whose stock is not publicly traded, any transaction or series of transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant, whether voluntary, involuntary or by operation of law, or sale of any of its assets or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this Article XIV. If Tenant is a partnership or limited liability company, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or member or a change in any partner’s or member’s interest in Tenant, whether voluntary, involuntary or by operation of law, or sale of any of its assets or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this assignment of this Lease by Tenant subject to the provisions of this Article XIV. As used in this Section 14.3, the term “control” means possession of the power to vote not less than a majority interest of any class of voting securities and partnership or limited liability company interests or to direct or cause the direction (directly or

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indirectly) of the management or policies of a corporation, or partnership or limited liability company through the ownership of voting securities, partnership interests or limited liability company interests, respectively.

Section 14.4.    Permitted Transfers. Notwithstanding the provisions of Section 14.3 to the contrary, Tenant may, without Landlord’s consent, assign all or any portion of the Premises to an Affiliate (as hereinafter defined); provided that such transfer shall be for a legitimate business purpose and not principally for the purpose of transferring this Lease. As used herein, an “Affiliate” shall include persons or entities which (a) controls, is controlled by or is under common control with Tenant; (b) result from a merger or consolidation of Tenant; (c) acquires the business being conducted on the Premises; (d) have entered into a management contract with Tenant; (e) have at least a ten percent (10%) ownership interest in Tenant; or (f) Tenant or an Affiliate has at least ten percent (10%) ownership interest. All of the foregoing are herein referred to as “Permitted Transfers.” Notwithstanding the foregoing, a Permitted Transfer shall be conditioned upon and shall only be permitted in the event (i) the transferee operates substantially the same business as Tenant, (ii) the Tenant (remaining liable under the Lease) or the transferee has a tangible net worth equal to or greater than Four Hundred Million and No/100ths Dollars ($400,000,000.00), and (iii) the transferee assumes all of the obligations and liabilities of Tenant under this Lease. Tenant shall, however, give notice to Landlord of a Permitted Transfer and provide Landlord with the requested financial and other documents at least ten (10) days prior to the effective date of such assignment. The term “tangible net worth” shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Nothing in this paragraph is intended to nor permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example. transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a default hereunder. In the event of a Permitted Transfer, Tenant shall provide Landlord with a copy of the fully executed assignment document (or other applicable document evidencing the relevant transaction) promptly after the occurrence of the Permitted Transfer. As used in this Section 14.4, the term “control” means possession of the power to vote not less than a majority interest of any class of voting securities and partnership or limited liability company interests or to direct or cause the direction (directly or indirectly) of the management or policies of a corporation, or partnership or limited liability company through the ownership of voting securities, partnership interests or limited liability company interests, respectively.

Section 14.5.    Notice and Information. Tenant shall notify Landlord in writing of Tenant’s intent to assign this Lease or any right or interest hereunder, or to sublease the Premises or any part thereof. Such notice, and any request for Landlord’s consent under this Article XIV, shall include the name of the proposed assignee or sublessee, the nature of the proposed assignee’s or sublessee’s business to be conducted on the Premises, the terms and provisions of the proposed assignment or sublease, a copy of the proposed assignment or sublease form, and such other information as Landlord may reasonably request concerning the proposed assignee or sublessee, including, but not limited to, net worth, income statements and other financial statements for a two (2) year period preceding Tenant’s notice or request for consent, evidence of insurance complying with the requirements of this Lease, and/or an environmental questionnaire from the proposed assignee or sublessee. Landlord shall respond in writing to Tenant’s request for Landlord’s consent to a transfer within (5) business days of receipt of such request. If Landlord fails to respond in writing within such period, Landlord will be deemed to have rejected the request to transfer.

Section 14.6.    No Release of Liability. No Permitted Transfer, assignment or subletting shall relieve Tenant of its obligations hereunder, and Tenant shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or sublease had been made.

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ARTICLE XV – FINANCIAL INFORMATION

Section 15.1.    Financial Information. Tenant agrees, from time to time, but not more than one-time in any 12-month period or more often in the event Landlord is selling or financing the Premises, upon ten (10) business days’ written request from Landlord, to provide financial information as requested by Landlord, including, but not limited to, annual financial statements audited by independent certified public accountants if Tenant customarily prepares audited statement and otherwise certified by the chief financial officer of Landlord, within ninety (90) days after the end of each calendar year and any other financial information reasonably requested by Landlord (collectively, “Financial Information”). Notwithstanding the foregoing, in no event shall Tenant be required to provide any financial information, other than annual financial statements, to Landlord which Tenant does not otherwise prepare (or cause to be prepared) for its own purposes. Landlord shall treat Tenant’s financial information as confidential information belonging to Tenant; provided, however, Landlord may disclose Tenant’s Financial Information to Landlord’s auditors, attorneys, consultants, lenders and prospective purchasers so long as Landlord advises such parties of the confidentiality of such information. Tenant hereby further agrees that the Financial Information submitted by it to Landlord, whenever furnished to Landlord and whether or not requested by Landlord, are material inducements to the execution by Landlord of this Lease. Tenant represents and warrants that such Financial Information is, and all Financial Information, whenever furnished to Landlord and whether or not requested by Landlord, are true, correct and complete in all material respects and fairly present the financial condition of Tenant for the respective periods covered thereby, and that since the date thereof there has been no material adverse change in such financial condition or operations of the applicable party.

ARTICLE XVI - COSTS AND EXPENSES OF LITIGATION

Section 16.1.    Costs and Expenses of Litigation. In the event of any litigation or other legal proceeding arising between the parties to this Lease, whether relating to the enforcement of a party’s rights under this Lease or otherwise, the prevailing party shall be entitled to receive its reasonable attorney’s fees and costs of suit from the non-prevailing party in such amount as the court shall determine. The provisions of this Section 16.1 shall survive the expiration or termination of this Lease.

ARTICLE XVII - ESTOPPEL CERTIFICATES

Section 17.1.    Estoppel Certificate. Tenant agrees that on the Commencement Date and at any time and from time to time thereafter, upon not less than ten (10) business days’ prior written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord, Landlord’s mortgagee, purchaser, or any other third party designated by Landlord, a statement in writing in the form of Exhibit ”F” attached hereto and by this reference incorporated herein. Tenant further agrees to certify to any prospective purchaser or mortgagee any other reasonable information specifically requested by such prospective purchaser or mortgagee.

ARTICLE XVIII - INSPECTION AND SIGNS

Section 18.1.    Inspections. Tenant agrees to permit Landlord and any authorized representatives of Landlord to enter the Premises at reasonable times and subject to advance written notice of not less than one (1) business day prior to such entry for the purpose of inspecting the Premises, performing Landlord’s obligations under this Lease or enforcing Landlord’s rights under this Lease. Notwithstanding the foregoing, in the case of an Emergency Situation (as defined in Section 22.1 below) or upon the occurrence of an Event of Default, no notice shall be required. Any such inspections shall be solely for Landlord’s purposes and may not be relied upon by Tenant or any other person. Landlord shall endeavor to conduct any entry to or work within the Premise after Tenant’s normal business hours and in exercising such entry rights, Landlord shall

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use reasonable efforts to minimize any interference with Tenant’s business. Tenant shall have the right to have a representative accompany Landlord in connection with any such entries

Section 18.2.    Signs. Tenant agrees to permit Landlord and any authorized representative of Landlord to enter the Premises at reasonable times during business hours and subject to advance written notice of not less than one (1) business day prior to such entry to exhibit the same for the purpose of sale, mortgage or lease, and during the final twelve (12) month period of the Term, Landlord may display on the Premises customary “For Sale” or “For Rent” signs. Landlord may also install signs reflecting Landlord’s logo on the Premises.

Section 18.3.    Exterior Signs. Tenant shall have the exclusive right, to the maximum extent permitted by Applicable Law, and at Tenant’s sole cost and expense except to the extent (if any) otherwise specifically provided in this Lease: (i) install any signage on the exterior walls, storefront and façade of the Building, including signage customarily used in connection with the operation of Tenant’s business and (ii) install a panel (or other display) on the Building monument sign’ if any, in the approximate location depicted on the Exhibit “A” (collectively, “Tenant’s Signs”). Tenant’s standard signage, including colors, and Tenant’s proposed storefront, are depicted in Exhibit “G” attached hereto and by this reference incorporated herein, and Landlord hereby approves all of the elements and features set forth in Exhibit “G”. In the event a change in Tenant’s corporate identity for any reason, including, but not limited to, a merger or acquisition, Tenant shall have the right, upon notice to, but without Landlord’s prior consent, to change the name, logo and coloring on Tenant’s Signs.

ARTICLE XIX – BUILDING FIXTURES AND TENANT’S PROPERTY

Section 19.1.    Building Fixtures. The Building and all other improvements located on the Land, including, but not limited to, all structural components of the Building, all plumbing, heating, lighting, electrical and air conditioning fixtures and equipment, and other fixtures, equipment and articles of personal property used in the operation of the Premises, whether or not attached or affixed to the Premises (collectively, “Building Fixtures”), shall be and remain a part of the Premises and shall constitute the property of Landlord.

Section 19.2.    Tenant’s Property. Except as otherwise expressly provided by Section 25.2 of this Lease, all of Tenant’s trade fixtures and other personal property brought onto the Premises by Tenant shall be and remain the personal property of Tenant, and the same are herein referred to as “Tenant’s Property.”

ARTICLE XX – DEFAULT

Section 20.1.    Tenant’s Default. Tenant agrees that the occurrence of any one or more of the following events shall be considered an “Event of Default” under this Lease:

A.    Entry of an order, judgment or decree shall be entered by any court adjudicating Tenant a bankrupt or insolvent, or approving a petition seeking reorganization of Tenant or appointing a receiver, trustee or liquidator of Tenant, or of all or a substantial part of its assets, if such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days; or

B.    Tenant shall file an answer admitting the material allegations of a petition filed against Tenant in any bankruptcy, reorganization or insolvency proceeding or under any laws relating to the relief of debtors, readjustment or indebtedness, reorganization, arrangements, composition or extension; or

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C.    Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver, trustee or liquidator of Tenant, or any of the assets of Tenant; or

D.    Tenant shall file a voluntary petition in bankruptcy, or shall admit in writing its inability to pay its debts as they come due, or shall file a petition or an answer seeking reorganization or arrangement with creditors or take advantage of any insolvency law; or

E.    A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated within sixty (60) days from the date of entry or granting thereof; or

F.    Tenant shall fail to make any payment of Rent or other payment required to be made by Tenant hereunder within three (3) business days following notice by Landlord, provided, however, in the event that Landlord gives notice to Tenant pursuant to this Section 20.1F on two (2) occasions during any twelve (12) month period during the Term, thereafter, Landlord shall not obligated to provide any further notice to Tenant under this Section 20.1F and it shall be an Event of Default hereunder if Tenant fails to make any payment of Rent or other payment required to be made by Tenant hereunder within three (3) business days of the date when due; or

G.    Tenant shall fail to carry all required insurance under this Lease; or

H.    Without Landlord’s prior written consent, Tenant shall enter into any transaction of merger or consolidation in which it is not the surviving entity or sell, transfer or dispose of all or substantially all of its assets; or

I.    If Tenant fails to perform any covenant, promise or agreement on the part of Tenant contained in this Lease not otherwise specified in this Section 20.1 and such failure shall continue for thirty (30) days after notice thereof in writing by Landlord to Tenant, or if such failure or condition which gives rise thereto cannot with due diligence and good faith be cured within such thirty (30) day period, if Tenant shall not in good faith and within the period of thirty (30) days commence the curing of such failure and pursue the curing of such failure continuously and diligently and in good faith to the end that such failure shall be cured within such minimum period in excess of thirty (30) days as may be reasonably necessary to cure such failure through pursuing such cure promptly, diligently, continuously and in good faith; provided, however, that such additional period beyond thirty (30) days shall not apply to a failure that creates a clear and present danger to persons or property or materially adversely affects the Premises, or if the failure is one for which Landlord (or any officer or other agent or beneficial or other owner thereof) may be subject to fine or imprisonment.

ARTICLE XXI – REMEDIES

Section 21.1.    Landlord’s Remedies. Upon the occurrence of any Event of Default and at any time thereafter, Landlord may, at its election, exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law, in equity or elsewhere herein:

A.    Landlord may terminate this Lease by giving to Tenant written notice of Landlord’s election to do so, in which event the Term and all right, title and interest of Tenant hereunder shall end on the date stated in such notice;

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B.    Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease, by giving written notice to Tenant that Tenant’s right of possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice;

C.    Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord by a suit or suits in equity or at law for the performance of any covenant or agreement herein, and for the enforcement of any other appropriate legal or equitable remedy, including without limitation (i) injunctive relief, (ii) recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease, and (iii) any other damages incurred by Landlord by reason of an Event of Default; and

D.    Landlord may reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or other amounts payable under this Lease or as a result of any other Event of Default or breach of this Lease.

Section 21.2.    Reentry to Premises. Should Landlord elect to reenter as provided herein with or without terminating this Lease, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, rent the Premises or any part of the Premises, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its discretion, may determine, and Landlord may collect and receive the Rent due in connection therewith. Landlord shall not be required to accept any tenant offered by Tenant or any third party or observe any instruction given by Tenant relative to such reletting. Landlord will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession by Landlord will be construed as an election on Landlord’s part to terminate this Lease. No written notice from Landlord under this Article XXI or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

Section 21.3.    Damages Without Lease Termination. If Landlord does not elect to terminate this Lease, but on the contrary elects to take possession of the Premises, then, in addition to all other rights and remedies of Landlord, Tenant shall pay to Landlord (i) Rent and other sums as provided in this Lease that would be payable under this Lease if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord’s reasonable expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, attorneys’ fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the Term, or the Premises covered by such new lease includes other premises not part of the Premises, a fair apportionment of the rent received from such reletting will be made in determining the net proceeds from such reletting. Tenant will pay such Rent and other sums to Landlord monthly on the day on which such sums would have been payable under this Lease if possession had not been retaken, and Landlord shall be entitled to receive such Rent and other sums from Tenant on each such day.

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Section 21.4.    Damages Upon Lease Termination. If Landlord elects to terminate this Lease, then, in addition to all other rights and remedies of Landlord, Tenant shall remain liable to pay to Landlord as damages an amount equal to (i) all Rent due hereunder accrued and unpaid for the period up to and including the date of termination, plus (ii) all other additional sums payable by Tenant or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may then be owing and unpaid, plus (iii) all costs and expenses, including, without limitation, court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of any of its rights and remedies hereunder, plus (iv) the present value [based upon a discount rate of five percent (5%) per annum] of the Rent provided to be paid for the remainder of the Term, plus (v) interest on the foregoing amounts at the Delinquency Rate from the date of Landlord’s notice to Tenant demanding payment therefor until paid.

In the alternative, Landlord shall have the right, from time to time, to recover from Tenant upon demand, and Tenant shall remain liable to pay Landlord for: (i) all Rent and other amounts due and owing under this Lease not previously paid pursuant to the provisions of this Lease, plus (ii) damages equal to the sum of: (y) all Rent and all other sums which would have accrued under this Lease after the date of termination had it not been terminated, such damages to be due and payable as such sums would have become due, less (z) such amounts as Landlord may actually receive from reletting after first paying all costs of such reletting, including, without limitation, the expenses enumerated in Section 21.3 and the net amounts of rent collected remaining after such expenses shall operate only as an off setting credit against the amount due hereunder with any excess or residue belonging solely to Landlord, plus interest on the foregoing sum at the Delinquency Rate from the date of Landlord’s notice to Tenant demanding payment therefor until paid. If Landlord elects to terminate this Lease following an Event of Default, Landlord shall use its commercially reasonable efforts to mitigate its damages to the extent required by Applicable Laws.

Section 21.5.    Survival of Tenant Obligations. Neither the expiration or termination of this Lease, nor the taking of possession and/or reletting of the Premises or any part thereof, shall relieve Tenant of its liabilities and obligations hereunder, except as specifically provided herein, and all of Tenant’s liabilities and obligations under this Lease shall survive such expiration, termination, repossession or reletting except as otherwise specifically provided.

Section 21.6.    Waiver.

A.    To the extent not prohibited by Applicable Law, Tenant hereby waives and releases all rights now or hereafter conferred by statute or otherwise which would have the effect of limiting or modifying any of the provisions of this Article XXI.

B.    No failure by either party to insist upon the strict performance by the other party of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no payment or acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or completed with by either party, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

Section 21.7.    Suits to Recover Damages. Suit or suits for the recovery of damages, or for a sum equal to any installment or installments of Rent payable hereunder or any other sums payable by Tenant to Landlord pursuant to this Lease, may be brought by Landlord at any time and from time to time at

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Landlord’s election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease or the Term would have expired had there been no Event of Default.

Section 21.8.    Receipt of Payment after Termination. No receipt of moneys by Landlord from Tenant after the termination of this Lease or Tenant’s right to possession, or after the giving of any notice of the termination of this Lease or Tenant’s right to possession, shall reinstate, continue or extend the Term or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises or any part thereof by proper remedy, it being agreed that after the service of notice to terminate this Lease or Tenant’s right to possession or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of the Premises, or any part thereof or interest therein, Landlord may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such moneys collected being deemed payments on account of the Tenant’s liability hereunder.

Section 21.9.    Cumulative Remedies. No remedy contained herein or otherwise conferred upon or reserved to Landlord shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given herein, now or hereafter existing at law or in equity, and every power and remedy given by this Lease to Landlord may be exercised from time to time and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right, remedy or power arising from any Event of Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein.

Section 21.10.    Landlord Default. If Landlord fails to perform any agreement on the part of Landlord contained in this Lease and such failure shall continue for thirty (30) days after notice thereof in writing by Tenant to Landlord or if such failure or condition which gives rise thereto cannot with due diligence and good faith be cured within such thirty (30) day period, if Landlord shall not in within the period of thirty (30) days commence the curing of such failure and pursue the curing of such failure diligently to the end that such failure shall be cured within such minimum period in excess of thirty (30) days as may be reasonably necessary to cure such failure through pursuing such cure diligently, then, as Tenant’s sole remedy, Tenant may (i) undertake to cure such default on behalf of Landlord, and (ii) thereupon Landlord agrees to pay Tenant, within thirty (30) days after receipt of a demand from Tenant, all actual and reasonable costs and expenses (including reasonable attorneys’ fees) incurred by Tenant in taking such remedial actions, as evidenced by invoices, lien waivers and other documentation reasonably requested by Landlord. Notwithstanding any other term or provision contained in this Lease, Tenant shall not have the right to terminate this Lease as a result of a default or breach of this Lease by Landlord.

ARTICLE XXII - LANDLORD’S PERFORMANCE OF TENANT’S COVENANTS

Section 22.1.    Landlord’s Right to Perform Tenant’s Obligations. If Tenant shall fail to perform any of its obligations hereunder within the time period (if any) set forth herein, Landlord may (but shall not be obligated to do so), in addition to any other remedies available at law, in equity, or pursuant to this Lease and without waiving or releasing Tenant from any obligation of Tenant hereunder, make any payment or perform any other act which Tenant is obligated to make or perform under this Lease. All sums so paid and all liabilities so incurred by Landlord, together with interest thereon at the Delinquency Rate, shall be payable to Landlord within thirty (30) days after receipt of a written demand as Additional Rent. Except in the case of an Emergency Situation, Landlord shall use reasonable efforts to give prior notice (which may be oral) of its performance, if reasonably feasible under the circumstances. Nothing contained herein shall be construed to require Landlord to advance monies for any purpose. The term “Emergency Situation” shall mean a situation which has caused or is likely to cause bodily injury to persons, contamination of or physical

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damage to the Park or Project (or any portion thereof) or adjoining property or economic liability or criminal jeopardy to Landlord.

ARTICLE XXIII - SUBORDINATION TO MORTGAGES

Section 23.1.    Subordination. Landlord may execute and deliver a mortgage or trust deed in the nature of a mortgage (both sometimes referred to as “Mortgage”) against the Project or any portion thereof. This Lease and the rights of Tenant hereunder, shall be and are hereby made expressly subject and subordinate at all times to the lien of any Mortgage now or hereafter encumbering any portion of the Project, and to all advances made or hereafter to be made upon the security thereto provided that the holder of any such Mortgage shall provide Tenant with a commercially reasonable nondisturbance and attornment agreement which provides that so long as there is no Event of Default under this Lease, Tenant’s occupancy and quiet enjoyment of the Premises pursuant to this Lease, shall not be disturbed. Subject to Tenant’s receipt of such nondisturbance and attornment agreement, if any such mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord’s successor in interest, Tenant shall attorn to and become the tenant of such successor in which event Tenant’s right to possession and quiet enjoyment of the Premises will not be disturbed as long as there is no Event of Default under this Lease. Notwithstanding anything to the contrary contained herein, any mortgagee under a Mortgage may, by notice in writing to the Tenant, subordinate its Mortgage to this Lease. Landlord represents to Tenant that, as of the date of this Lease, Landlord has not entered into a Mortgage that encumbers the Premises.

ARTICLE XXIV - INDEMNITY AND WAIVER

Section 24.1.    Indemnity. Tenant shall indemnify, defend (with counsel approved by Landlord), protect and hold Landlord, Landlord’s property manager, Landlord’s mortgagees, if any, and their respective officers, directors, members, employees, agents, representatives, successors and assigns (“Landlord Parties”), harmless from any and all loss, cost, damage, expense and liability, including, without limitation, reasonable attorneys’ fees (collectively, “Claims”) incurred in connection with or arising from (i) the Use, (ii) Tenant’s use of the Premises or the Project or from the conduct of Tenant’s business or from any activity, work or thing which may be permitted or suffered by Tenant (or any member of the Tenant Group) in or about the Premises or the Project, (iii) any actions or omissions of Tenant or any member of the Tenant Group, including, but not limited to, damages to property and injury to persons in or about the Premises or Project, and from any and all costs, attorneys’ fees and costs (including costs and expenses associated with in-house counsel), expenses and liabilities incurred in the defense of any Claim or any action or proceeding brought thereon, including negotiations in connection therewith, and (iv) all damage to or theft of property or injury to persons in or about the Premises or Project during the Term from any cause (other than the willful misconduct or gross negligence of Landlord or the Landlord Parties of which Landlord has had notice and a reasonable time to cure, but which Landlord has failed to cure). Landlord shall indemnify, protect, defend and hold harmless Tenant and its employees, agents, contractors, directors, partners, shareholders, officers, advisors, consultants and lenders, harmless from and against any and all Claims to the extent arising out of any damage to any persons or property occurring in, on the Premises due to the gross negligence or willful misconduct of Landlord. The foregoing indemnifications shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved herein, and whether or not litigated and/or reduced to judgment. Further, the indemnification obligations hereinabove shall not apply or extend to any consequential damages. The provisions of this Section 24.1 will survive the expiration or termination of this Lease.

Section 24.2.    Waiver of Claims. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not make any claim against Landlord for (a) any damage to, or loss of, any property of Tenant or any other person, (b) business interruption or special, indirect or consequential damages, or (c) any acts or omissions of any other tenants in the Building or on the Project. Tenant hereby waives all claims

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against Landlord with respect to the foregoing. The provisions of this Section 24.2 will survive the expiration or termination of this Lease.

ARTICLE XXV – SURRENDER

Section 25.1.    Condition of Premises. Upon the expiration or termination of this Lease, or upon the termination of Tenant’s right to possession of the Premises, Tenant will at once surrender and deliver up the Premises to Landlord in good order, condition and repair, reasonable wear and tear excepted, free of all damage and in accordance with Section 25.2 and in compliance with the Move Out Conditions set forth on Exhibit ”H” attached hereto and by this reference incorporated herein and all Applicable Law.

Section 25.2.    Removal of Tenant’s Property and Alterations. Upon the expiration or termination of this Lease, Tenant shall remove Tenant’s Property and all Alterations designated by Landlord. Tenant shall repair any injury or damage to the Premises which may result from such removal and cause the Premises to be in the condition that existed prior to the installation of Tenant’s Property and Alterations. If Tenant does not remove Tenant’s Property or designated Alterations from the Premises and restore the Premises prior to the end of the Term, however ended, Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the costs of such removal (including the cost of repairing any injury or damage to the Premises resulting from such removal and causing the Premises to be restored as required under this Lease), delivery and warehousing to Landlord on demand, or Landlord may treat Tenant’s Property and Alterations as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

Section 25.3.    Holdover. If Tenant retains possession of the Premises or any part thereof after the expiration or termination of the Term, then Tenant shall pay to Landlord Rent, at one hundred fifty percent (150%) of the rate payable for the month immediately preceding said holding over (including increases for Additional Rent which Landlord may reasonably estimate), computed on a per month basis, for each month or part thereof (without reduction for any such partial month) that Tenant remains in possession. In addition thereto, Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant’s retention of possession for more than thirty (30) days after the expiration of this Lease. The provisions of this Section do not limit the Landlord’s rights of reentry or any other right hereunder.

ARTICLE XXVI - COVENANT OF QUIET ENJOYMENT

Section 26.1.    Covenant of Quiet Enjoyment. Landlord covenants that Tenant, on paying the Rent and all other charges payable by Tenant hereunder, and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, all of which obligations of Tenant are independent of Landlord’s obligations hereunder, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreement hereof free from hindrance by Landlord or any person claiming by, through or under Landlord.

ARTICLE XXVII - RECORDING

Section 27.1.    Recording. This Lease shall not be recorded by either Landlord or Tenant. The parties agree to execute and acknowledge, in a manner suitable for recording, a memorandum of this lease concurrent with the execution of this Lease (the “Memorandum of Lease”) in the form attached hereto as Exhibit “I” and incorporated herein by reference. Documentary transfer fees, if any, shall be paid by Tenant.

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ARTICLE XXVIII – NOTICES

Section 28.1.    Notices. All notices, consents, approvals to or demands upon or by Landlord or Tenant desired or required to be given under the provisions hereof, shall be in writing and shall be deemed properly given (i) on the date delivered, if delivered by hand, (ii) one (1) business day after the date such notice is deposited with a nationally recognized overnight delivery service; or (iii) on the date when received with proof of receipt to the party to whose attention it is directed or when such party refuses to accept receipt if sent, postage prepaid, by certified mail, return receipt requested, addressed, as applicable, to Tenant at Tenant’ Notice Address or to Landlord at Landlord’s Notice Address or such other address or to such other party which any party entitled to receive notice hereunder designates to the others in writing by a notice duly given hereunder. Absent notice of a change of address in the manner set forth above, any notices, consents, approvals to or demands upon or by Landlord or Tenant shall be deemed given if given as provided above to the Tenant at the Tenant’s Notice Address or the Landlord at the Landlord’s Mailing Address as set forth in Section 1.1 hereof.

ARTICLE XXIX - COVENANTS, SUCCESSORS AND ASSIGNS

Section 29.1.    Covenants. All of the covenants, agreements, conditions and undertakings in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and shall be construed as covenants running with the Land, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

Section 29.2.    Sale of Project by Landlord. Landlord shall at all times during the Term, but only after the Commencement Date, have the right to sell the Project or any part thereof and in connection therewith, to assign Landlord’s rights and obligations under this Lease to any such purchaser. The term “Landlord”, as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of title to the Project, and in the event of any transfer or transfers of title to the Project or any part thereof, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease to be performed.

ARTICLE XXX - ENVIRONMENTAL MATTERS

Section 30.1.    Tenant’s Covenants with Respect to Environmental Matters. During the Term, Tenant, at its sole cost and expense, shall:

A.    comply with all Environmental Laws relating to the Use, and/or to Tenant’s use, operation and lease of the Premises;

B.    not handle, use, generate, treat, dispose of, or permit the use, handling, generation, treatment, storage, or disposal of any Hazardous Material in, on, under, around, or above the Project at any time during the Term;

C.    comply with the terms of any NFR Letters issued with respect to the Project;

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D.    not take actions that would in any way violate, invalidate, cause noncompliance with or otherwise affect the validity of any NFR Letter issued with respect to the Project;

E.    upon the discovery of an Environmental Condition: (i) promptly, but not later than three (3) business days after the discovery of the Environmental Condition, notify Landlord of the Environmental Condition; (ii) furnish a letter of credit, personal guaranty, escrow of funds, or other security reasonably acceptable to Landlord to secure performance of Environmental Remediation; (iii) prior to commencement of any Environmental Remediation, submit a proposed scope of work for the Environmental Remediation, together with a timetable and a cost estimate, to Landlord for review and approval; (iv) after obtaining Landlord’s approval, diligently perform Environmental Remediation; (v) submit to Landlord in a timely manner for Landlord’s review and comment the documentation and information required by Sections 30.3 and 30.5 of this Lease relating to each phase of the Environmental Remediation, and pay all costs of Landlord; and (vi) obtain an NFR Letter or comparable acknowledgment from each federal, state, or local governmental agency with jurisdiction over the Environmental Condition that the Premises and/or the Project have been fully remediated without reliance on Institutional Controls or Engineered Barriers;

F.    not install or operate any above or below ground tank (including barrels and drums), sump, pit, pond, lagoon, or other storage or treatment vessel or device on the Project without obtaining Landlord’s prior written consent and without the use of adequate secondary containment.

Section 30.2.    Exacerbation. Tenant shall not be responsible for the remediation of a Pre-Existing Condition. Notwithstanding the foregoing, Tenant shall not exacerbate a Pre-Existing Condition. If Tenant or any member of Tenant Group exacerbates a Pre-Existing Condition during the Term, the provisions of this Article XXX shall apply to such exacerbation of the Pre-Existing Condition as if it were an Environmental Condition.

Section 30.3.    Assessment and Response Rights. In addition to Landlord’s other rights of entry, access and inspection contained in this Lease, Landlord and its agents, representatives and consultants shall have a right of entry and access to the Premises at any time in Landlord’s discretion for the purposes of (i) inspecting Environmental Records; (ii) ascertaining the nature of the activities being conducted on the Premises and investigating whether Tenant is in compliance with its obligations under Article XXX of this Lease; (iii) determining the type, kind, and quantity of all products, materials, and substances brought onto the Premises, or made or produced thereon, and (iv) performing such Environmental Investigations as Landlord may desire to perform. Tenant will cooperate with Landlord and Landlord’s consultants and will supply, promptly upon request, any information reasonably requested to facilitate the completion of the Environmental Investigations. Landlord and its agents and representatives shall have the right to take samples in quantities sufficient for analysis of all products, materials, and substances present on the Premises.

Section 30.4.    Copies of Notices. During the Term, Tenant shall promptly provide Landlord with copies of all Environmental Notices. If any Hazardous Material is released: (a) by Tenant or any member of the Tenant Group or (b) on, to or from the Project or Premises during the Term, and such release requires reporting to any federal, state, or local agency or authority pursuant to any Environmental Law, Tenant shall promptly notify Landlord (in no event later than three (3) days after first discovering the commencement of a release) of the facts and the actions being taken to remediate and otherwise respond to the release. Tenant agrees to contemporaneously provide Landlord with copies of all documents submitted to any federal, state or local agency or authority related to such release.

Section 30.5.    Tests and Reports. Upon written request by Landlord, Tenant shall provide Landlord, at Tenant’s expense, with: (i) copies of all environmental reports and tests prepared or obtained by or for Tenant or any occupant of the Premises; (ii) copies of transportation and disposal contracts (and related

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manifests, schedules, reports, and other information) entered into or obtained by Tenant with respect to any Hazardous Material; (iii) copies of any authorizations or permits issued to Tenant under Environmental Laws with respect to the Premises; and (iv) any other relevant documents and information with respect to environmental matters relating to the Premises. Tenant shall be obligated to provide such documentation only to the extent that the documentation is created by or on behalf of Tenant during the Term or within Tenant’s possession or control.

Section 30.6.    Tenant Indemnification. Tenant shall reimburse, defend (with counsel approved by Landlord), indemnify, and hold Landlord and any Landlord Parties free and harmless from and against any and all Environmental Losses (as hereinafter defined) arising out of or in any way connected with any or all of the following: (a) any Hazardous Material which is or was actually or allegedly generated, stored, treated, released, disposed of, or otherwise located on, at, under or migrating from the Project as a result of the act or omission of Tenant or any member of the Tenant Group (regardless of the location at which such Hazardous Material is now or may in the future be located or disposed of); (b) any actual or alleged illness, disability, injury, or death of any person, in any manner arising out of or allegedly arising out of exposure to any Hazardous Material or other substances or conditions present at the Project as a result of the act or omission of Tenant or any member of Tenant Group, regardless of when any such illness, disability, injury, or death shall have occurred or been incurred or manifested itself; and (c) any failure by Tenant to comply with any obligation under this Article XXX. The obligations of Tenant under this Section 30.6 shall survive any termination or expiration of this Lease.

Section 30.7.    Landlord Representation. Landlord represents to Tenant that, to the knowledge of Landlord, as of the date of this Lease, Landlord has not received any written notice from any Governmental Authority indicating that the Premises contains any Hazardous Material in violation of Environmental Law that has not been cured. For purposes of this Section 30.7, the phrase “to the knowledge of Landlord” shall be deemed to refer to the current, actual knowledge only, and not any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate, of Mr. Brian Mc Kiernan and Ms. Ashley Piatek.

Section 30.8.    Article XXX Defined Terms.

A.    ”Environmental Claim” shall mean and include any demand, notice of violation, inquiry, cause of action, proceeding, orders, decrees, complaints, judgments, or suit for damages (including reasonable attorneys’, consultants’, and experts’ fees, costs or expenses), losses, injuries to person or property, damages to natural resources, fines, penalties, interest, cost recovery, compensation, or contribution resulting from or in any way arising in connection with any Hazardous Material or any Environmental Law.

B.    ”Environmental Condition” shall mean the existence of any Hazardous Material on the Project, other than a Pre-Existing Condition.

(i)    in violation of or requiring cleanup under any Environmental Law or the provisions of this Article XXX, or

(ii)    in concentrations or at levels exceeding applicable federal, state, or local standards for soil, soil vapor, groundwater, or waste on residential properties,

either of which subjects Landlord to liability for any Environmental Claim or which must be remediated to prevent Landlord from incurring loss of any kind.

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C.    ”Environmental Investigations” shall mean investigations, invasive sampling, testing, studies, assessments and corrective measures.

D.    ”Environmental Law” shall mean any federal, state, or local law, statute, ordinance, code, rule, regulation, policy, common law (including without limitation, tort, toxic tort, negligence, trespass, nuisance, strict liability or ultra-hazardous activity), license, authorization, decision, order, injunction or ordinance which pertains to health, safety, or the environment (including, but not limited to, pollution, contamination, and underground or aboveground tanks) together with all rules, regulations, orders, and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

E.    ”Environmental Losses” means Environmental Claims, Environmental Remediation costs, response costs, Environmental Investigation costs, losses, liabilities, damages, liens, costs, and expenses, including without limitation loss of rental income, loss due to business interruption, diminution in value, and reasonable attorneys’ and consultants’ fees, costs and expenses.

F.    ”Environmental Notices” shall mean summons, citations, directives, information inquiries or requests, notices of potential responsibility, Environmental Claims, investigations, letters, notices of environmental liens or response actions in progress, and other communications, written or oral, actual or threatened, received by Tenant or any occupant of the Premises, from any federal, state, or local agency or authority, or any other entity or individual (including both governmental and non-governmental entities and individuals), concerning: (a) any actual or alleged release of any Hazardous Material on, to, or from the Premises or any part of the Project; or (b) any actual or alleged violation of or liability under Environmental Laws.

G.    ”Environmental Records” shall mean documentation relating to any Hazardous Material(s) or environmental matters maintained by Tenant or any occupant of the Premises.

H.    ”Environmental Remediation” shall mean any Environmental Investigation, response, cleanup, removal, containment, remediation, corrective or other action relating to an Environmental Condition and: (i) required pursuant to any Environmental Law, or (ii) necessary to prevent Landlord from incurring, or relieve Landlord from, loss of any kind as a result of an Environmental Claim.

I.    ”Hazardous Conditions” shall mean any Hazardous Material or other substances or conditions present at the Premises or any other part of the Project as a result of the act or omission of Tenant or any member of the Tenant Group (including, but not limited to, ownership, operation, and disposal of any equipment which generates, creates, or uses electromagnetic files, x-rays, other forms of radiation and radioactive materials);

J.    ”Hazardous Material” shall include but shall not be limited to any substance, material, or waste that is regulated by any federal, state, or local governmental authority because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including without limitation asbestos and asbestos-containing materials, radon, petroleum and petroleum products, urea formaldehyde foam insulation, methane, lead based paint, polychlorinated biphenyl compounds, hydrocarbons or like substances and their additives or constituents, pesticides, agricultural chemicals, and any other special, toxic, or hazardous substances, materials, or wastes of any kind, including without limitation those now or hereafter defined, determined, or identified as “hazardous substances,” “hazardous materials,” “toxic substances,” “hazardous wastes,” or “solid waste” in any Environmental Law.

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K.    ”NFR Letter” shall mean a “no further remediation” letter, certificate of completion, covenant not to sue, certificate of closure or any other similar environmental closure document issued by any regulatory body, including any such documents issued in connection with voluntary programs.

L.    ”Pre-Existing Condition” shall mean the presence of any Hazardous Material on the Premises, to the extent such Hazardous Material was not: (i) introduced onto the Premises or any part of the Project by Tenant or any member of the Tenant Group or (ii) introduced onto the Premises on or after the Commencement Date.

M.    ”Remediating Party” shall mean the party which has elected (or is deemed to have elected) to perform any Environmental Remediation.

N.    ”Tenant Group” shall mean any or all of Tenant’s agents, employees, representatives, contractors, workmen, mechanics, suppliers, operators, customers, guests, licensees, invitees, sublessees, assignees and all of their respective successors and assigns or any party claiming by, through or under any of them.

ARTICLE XXXI –- SECURITY DEPOSIT

Section 31.1.    Security Deposit. Tenant agrees to deposit with Landlord, within five (5) days after Tenant’s execution of this Lease, the Security Deposit as security for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. The Security Deposit shall be held by Landlord during the Term of the lease in accordance with the provisions of this Article XXXI.

Section 31.2.    Transfer of Security Deposit. In the event of a sale of the Property, Landlord shall have the right to transfer the Security Deposit to such vendee or lessee and upon such vendee’s or lessee’s assumption of such liability and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit. To the extent that the Security Deposit shall have been actually transferred or delivered by Landlord to a new landlord, Tenant shall look solely to the new landlord for the return of the Security Deposit and new landlord shall have assumed the obligation to return the same. The provisions hereof shall apply to every transfer or assignment of security made to a new landlord.

Section 31.3.    Application of Security Deposit. If an Event of Default occurs, Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of any sum then due hereunder or which Landlord may expend or be required to expend by reason of Tenant’s breach including, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency shall have accrued before or after reentry by Landlord. If any of the Security Deposit shall be so used, applied, drawn down or retained by Landlord at any time or from time to time, Tenant shall promptly, in each such instance, within five (5) days of written demand therefore by Landlord, pay to Landlord such additional sums as may be necessary to restore the Security Deposit to the original amount set forth in Article I, and Tenant’s failure to timely do so shall be deemed an Event of Default. Except as otherwise required by Applicable Law, Tenant shall not be entitled to any interest on the Security Deposit. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease.

Section 31.4.    Return of Security Deposit. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the Security Deposit, or the balance thereof, shall be returned to Tenant within thirty (30) days after after all of the following have occurred: (a) the expiration of the Term; (b) Tenant has vacated the Premises; (c) Tenant has surrendered the Premises to

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Landlord in accordance with this Lease; and (d) Landlord has made a final determination of all amounts payable by Tenant hereunder and Tenant has paid same.

ARTICLE XXXII - OFAC

Section 32.1.    OFAC. Tenant and each person or other party owning a direct or indirect interest in Tenant: (a) is not currently identified on the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control (currently is accessible through the internet website at www.treas.gov/ofac/t11sdn.pdf.) or any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any legal requirements (or if such list does not exist, the similar list then being maintained by the United States); (b) is not a person or party subject to any trade restriction, trade embargo, economic sanction, or other prohibition under federal law; and/or (c) is not in violation of Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and the Uniting and Strengthening America by Providing Appropriate Tools Required in Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56). Tenant shall indemnify and hold Landlord and each Indemnified Party harmless from and against any and all losses, damages, liabilities, fines, penalties, interest, costs and expenses (including, without limitation, attorneys’ fees and court costs) suffered, paid or incurred by Landlord and/or any Indemnified Party if the representations, statements and certifications contained in this Article XXXII shall not be true and correct in all respects.

ARTICLE XXXIII – EXPANSION OPTION

Section 33.1.    Expansion Option. Tenant shall have an option (“Expansion Option”) to expand the Premises by between 99,000 and 112,500 square feet of additional space (“Expansion Premises”), subject to Applicable Laws, the Restrictions, the specific building requirements of Tenant and the ability to obtain all Governmental Approvals (“Expansion Requirement”). In the event that the Expansion Requirements are not agreed upon or satisfied for any reason or no reason, Landlord shall not have any obligation to construct the Expansion Premises.The Expansion Option must be exercised by Tenant by written notice to Landlord no later than the last day of the ninth (9th) Lease Year. Tenant may not exercise the Expansion Option in the event that Tenant is in default in the payment of Rent or a material Event of Default has occurred at the time of the exercise of the Expansion Option. The Expansion Premises shall be architecturally and physically compatible with the existing Improvements. It is the intention of the parties that the Expansion Premises shall be similar to the existing Improvements so that the completed project is a single, generic office, warehouse facility.

Section 33.2.    Term after Expansion. The term of the lease of the Expansion Premises shall be one hundred twenty five (125) full calendar months from Substantial Completion of the Expansion Premises and the commencement of the payment of Rent with respect to the Expansion Premises. The Term with respect to the original Premises shall be extended to be coterminous with the term of the Expansion Premises. Upon the commencement of the term of the lease of the Expansion Premises, the Expansion Premises shall be deemed to be a part of the Premises; however, Base Rent for the Expansion Premises shall be as provided below.

Section 33.3.    Expansion Premises Base Rent. Annual Base Rent for the Expansion Premises shall be in addition to the Base Rent payable with respect to the original Premises and shall be an amount equal to:

A.    If the Expansion Option is exercised within twenty six (26) months after the execution of the Lease, an amount equal to the square footage of the Expansion Premises, multiplied

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by the per square foot rate of Base Rent then being paid for the initial Premises. For example if the Expansion Option is exercised within the twenty sixth (26th) month after the execution of the Lease, Substantial Completion of the Expansion Premises is delivered on the first day of the fourth (4th) Lease Year of the initial Term, and the Expansion Premises is 100,000 square feet in size, Base Rent for the Expansion Premises for the first year of term with respect to the Expansion Premises will be $[***] per month and $[***] per annum.

Landlord shall provide a reduction in the Landlord’s Contribution (i.e., $[***] multiplied by the [***]) and abated Base Rent (i.e., five (5) months) with respect to the Expansion Premises on a pro rata basis based on the remaining Term as of the commencement of the Expansion Premises. For example, if Substantial Completion of Expansion Premises occurs on first (1st) day of the twenty-sixth (26th) month the Term then Tenant would receive 100/125ths of the Landlord’s Contribution and an the abated Base Rent for the Expansion Premises.

B.    If the Expansion Option is exercised more than twenty six (26) months after the Commencement Date of the of the Lease Term for the original Premises, an amount equal to the Cap Rate Percentage (as hereinafter defined) of the Total Project Costs (as hereinafter defined) relating to the Expansion Premises. The “Cap Rate Percentage”as used herein shall mean the Treasury Rate (as hereinafter defined). The term “Total Project Costs” as used herein shall mean all hard and soft costs related to the construction of the Initial Improvements as well as costs relating to the construction of the Project in its entirety, including, but not limited to the following: (i) all soft costs incurred by Landlord, including, but not limited to architectural, civil engineering and other design costs, permit fees and carry costs (actual and imputed), (ii) the amount of all on and off site hard costs of, including, but not limited to, site preparation and infrastructure costs, (iii) other reasonable third party costs and expenses, and (iv) a development fee payable to Landlord in the amount equal to four percent (4%) of all hard and soft costs. The term “Treasury Rate” as used herein shall mean a per annum rate of interest, which shall be equal to the sum of five (5.0%) plus the Treasury Rate Index (as hereinafter defined), rounded up to the nearest one-eighth of one percent (0.125%). The term “Treasury Rate Index” as used herein shall mean the most recent thirty (30)-day average of the on-the-run 10-year United States Treasury Notes on the date of exercise.

C.    Tenant’s obligation to pay Base Rent with respect to the Expansion Premises shall commence on the first (1st) day of the sixth (6th) full calendar month after Substantial Completion of the Expansion Premises and Tenant’s obligation to pay Additional Rent, including, but not limited to Taxes, Expenses and Insurance Expenses with respect to the Expansion Premises shall commence upon Substantial Completion of the Expansion Premises. Tenant shall pay Stub Period Base Rent for the Expansion Premise on Substantial Completion of the Expansion Premises based upon the monthly Base Rent for the Expansion Premises. Tenant’s obligation to pay Additional Rent with respect to the Expansion Premises shall commence upon Substantial Completion of the Expansion Premises.

D.    Base Rent for the Expansion Premises shall increase by two and one-half percent (2.5%) on each anniversary of the date of Substantial Completion of the Expansion Premises.

Section 33.4.    Landlord’s Expansion Work. Landlord covenants and agrees that upon Landlord’s and Tenant’s approval of the plans and specifications for the Expansion Premises (“Final Expansion Plans”) and issuance of all required Governmental Approvals, it shall construct the improvements in substantial compliance with the Final Expansion Plans (“Landlord’s Expansion Work”). Landlord’s Expansion Work shall be done by a contractor or contractors chosen by Landlord, in a good and workmanlike manner and in material compliance with all applicable building and fire laws, codes, ordinances and regulations. Landlord shall commence the performance of the Landlord’s Expansion Work promptly after

46	Manteca, CA

receipt of all required Governmental Approvals for same and shall thereafter diligently pursue completion of same.

Section 33.5.    Punchlist. Within fifteen (15) days after the Substantial Completion Date with respect to the Landlord’s Expansion Work, Landlord and Tenant shall conduct an inspection of the Expansion Premises, and work in good faith to jointly prepare a list containing the portions of the Landlord’s Expansion Work that remain incomplete (“Expansion Punchlist”). Except as otherwise expressly provided in this Lease, any items not on the Expansion Punchlist shall be deemed accepted by Tenant. Tenant shall provide reasonable access to Landlord, its employees, agents, the project architect and all contractors for purposes of the repair and correction of any items on the Expansion Punchlist. Landlord shall use reasonable efforts to complete all Expansion Punchlist items as soon as is reasonably practicable after the Expansion Punchlist is prepared.

Section 33.6.    Expansion Warranties. Landlord represents that it shall obtain a warranty against defective materials and workmanship with respect to the Landlord’s Expansion Work from the general contractor for a period of one (1) year from Substantial Completion of the Landlord’s Expansion Work. Tenant shall notify Landlord in writing of any defective condition occurring with respect to the Landlord’s Expansion Work promptly following Tenant’s discovery thereof, and Landlord shall request that the general contractor perform any remedial work required to be performed under such warranty. Upon the commencement date with respect to the Expansion Premises, Landlord shall conditionally assign all other warranties received by it from subcontractors and material suppliers, if any, other than the roof warranty.

ARTICLE XXXIV –SATELLITE DISH

Section 34.1.    Satellite Dish. Tenant shall have the right, without additional charge by Landlord, to install, and shall maintain and repair one or more satellite dishes on the roof of the Building (“Telecommunications Equipment”), in accordance with all the terms and provisions of this Section 34.1.

A.    Tenant shall bear all costs of installation of the Telecommunications Equipment, related cables and all other related equipment, including Landlord-approved modifications required for the installation and costs of fulfilling all the requirements set forth in this Lease.

B.    Landlord shall approve the actual location of the Telecommunications Equipment, which approval shall not be unreasonably withheld.

C.    Before commencing construction, Tenant shall provide Landlord with plans and specifications for the Telecommunications Equipment.

D.    Access to the roof, cables, mechanical rooms or other areas of the building and all work undertaken by Tenant shall be in accordance with Landlord’s reasonably required procedures and regulations.

E.    Tenant shall secure all necessary building permits, FAA and FCC approvals, and any other approvals of Federal, State or local agency or government authority required for the Telecommunications Equipment installation, shall provide copies of same to Landlord, and shall comply with all requirements of any such agency or authority and all other Applicable Laws, including, but not limited to, height restrictions and screening requirements. Landlord shall cooperate with Tenant, at no cost or expense to Landlord, in Tenant’s attempt to secure such permits and approvals. Tenant shall provide Landlord all installation specifications and drawings required for the securing of said permits and approvals.

47	Manteca, CA

F.    Installation shall be performed so as to cause no damage to the Premises and in a manner that will not affect any roof warranty. Any damage to the Premises caused by such installation or by the operation or existence of the Telecommunications Equipment shall be promptly repaired by Tenant. At the termination of this Lease by expiration of time or otherwise, Tenant, at its sole cost and expense, shall remove the Telecommunications Equipment and all related equipment and shall restore the Premises to its condition existing prior to the installation of the Telecommunications Equipment, reasonable wear and tear, damage due to casualty and Landlord’s obligations excepted. Tenant shall further repair, at its sole cost and expense, any damage or destruction caused by the removal of the Telecommunications Equipment. Installation, restoration and repair to be performed by Tenant shall be completed under the supervision of a representative of Landlord at such time and in such manner as is reasonably satisfactory to Landlord. Notwithstanding anything contained herein, Tenant shall not remove, and shall not be reimbursed for the cost of, any ancillary equipment which is affixed to, embedded in or permanently attached in or to the building including, but not limited to, cables and other wiring, unless Landlord so directs otherwise.

G.    Tenant agrees that the radio frequency transmissions of the Telecommunications Equipment will not endanger persons or equipment in the Building or surrounding property. Tenant shall hold the Landlord harmless and shall indemnify and defend the Landlord, its beneficiaries, and their respective officers, directors, partners, employees and agents from any and against all loss, cost, injury, claims, demands and expenses of every kind (including reasonable attorneys’ fees) which arise from Tenant’s exercise of the rights granted under this Section 34.1 or actions pursuant thereto or any breach by Tenant of its obligations under this Section 34.1.

H.    Tenant shall insure that the installation is accomplished so that the Telecommunications Equipment is securely attached to the Premises and Tenant assumes full responsibility for any physical damage to the Premises which may be caused in whole or in part by the Telecommunications Equipment or its support equipment.

I.    Landlord and its officers, directors, shareholders, partners, agents and employees shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, or for any damage or inconvenience which may arise through the maintenance, repair or alteration of any part of the building, or the failure to make such repair, or any other cause beyond the control of Landlord. Landlord shall not be liable to Tenant for any interference with Tenant’s operation of the Telecommunications Equipment caused by Landlord’s maintenance, repair or replacement of the Premises and Landlord and Tenant shall cooperate with each other so that Landlord can perform its obligations under this Lease.

J.    The Telecommunications Equipment shall be used only by Tenant in connection with Tenant’s business and shall not include any third party telecommunications equipment.

K.    Landlord shall not have any obligation or responsibility with respect to the Telecommunications Equipment, including, but not limited to the obligation to maintain, repair or replace same. Tenant shall maintain, repair or replace the Telecommunications Equipment as though same was a part of the Premises.

ARTICLE XXXV MISCELLANEOUS

Section 35.1.    Captions. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

48	Manteca, CA

Section 35.2.    Severability. If any covenant, agreement or condition of this Lease or the application thereof to any person, firm or corporation or to any circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such covenant, agreement or condition to persons, firms or corporations or to circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each covenant, agreement or condition of this Lease shall be valid and enforceable to the fullest extent permitted by Applicable Law.

Section 35.3.    Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state where the Premises are located.

Section 35.4.    Amendments in Writing. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned, except by a written instrument, duly signed, acknowledged and delivered by the other party.

Section 35.5.    Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

Section 35.6.    Brokerage. Tenant warrants that it has no dealings with any real estate broker or agent in connection with this Lease other than Landlord’s Broker and Tenant’s Broker, if any, and Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Lease or the negotiation thereof arising out of any acts of Tenant. Landlord shall pay the brokerage commission due Landlord’s Broker and Tenant’s Broker, if any, pursuant to any written agreement between Landlord and such parties.

Section 35.7.    No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the full amount stipulated herein as then required to be paid by Tenant in respect of Tenant’s obligations under this Lease for Rent or any other payments shall be deemed to be other than on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of any such amount be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such amount or pursue any other remedy provided in this Lease.

Section 35.8.    Joint Effort. The preparation of this Lease has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

Section 35.9.    Counterclaims. If Landlord commences any proceeding for nonpayment of Rent or any other sum due to be paid by Tenant under this Lease, Tenant hereby agrees that Tenant will not impose any counterclaim of any nature or description in any such proceeding, provided however, that such agreement of Tenant shall not be construed as a waiver of the right of Tenant to assert such claim in a separate action or actions brought by Tenant.

Section 35.10.    Time. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

Section 35.11.    Landlord’s Consent. Landlord’s granting of any consent under this Lease, or Landlord’s failure to object to any action taken by Tenant without Landlord’s consent required under this

49	Manteca, CA

Lease, shall not be deemed a waiver by Landlord of its rights to require such consent for any further similar act by Tenant.

Section 35.12.    Landlord’s Liability. Notwithstanding anything to the contrary herein contained, there shall be absolutely no personal liability asserted or enforceable against Landlord or on any persons, firms or entities who constitute Landlord with respect to any of the terms, covenants, conditions and provisions of this Lease, and Tenant shall, subject to the rights of any mortgagee, look solely to the interest of Landlord, its successors and assigns in the Project, and all proceeds therefrom, for the satisfaction of each and every remedy of Tenant in the event of any default by Landlord hereunder; such exculpation of personal liability is absolute and without any exception whatsoever.

Section 35.13.    Landlord Rights. This Lease does not grant any rights to light or air over or about the Premises. Landlord specifically excepts and reserves to itself the use of the roof, the exterior and structural components of the Building, unimproved portions of the Land including landscaped areas, the land and improvements below the improved floor level of the Building, the improvements and air rights above the Building, the improvements and air rights located outside the demising walls of the Building, such areas within the Project required for installation of utility lines and other installations and to such other portions of the Premises necessary to access, maintain, repair or replace same. The foregoing reservation shall not in any way diminish Tenant’s obligations under this Lease, including, but not limited to, its obligations to pay Rent and perform all of its obligations under this Lease.

Section 35.14.    Entire Agreement. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Lease, the exhibits annexed hereto and the instruments and documents referred to herein, which alone fully and completely express their agreements, and that no party hereto is relying upon any statement or representation, not embodied in this Lease, made by the other. Each party expressly acknowledges that, except as expressly provided in this Lease the other party and the agents and representatives of the other party have not made, and the other party is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the transactions contemplated hereby.

Section 35.15.    Net Lease. Except as otherwise expressly provided herein, this Lease shall be deemed and construed to be a “net lease” and Tenant agrees to pay all costs and expenses of every kind and nature whatsoever, ordinary and extraordinary, arising out of or in connection with the ownership, maintenance, repair, replacement, use and occupancy of the Premises during the Term, which, except for the execution and delivery hereof, would otherwise have been payable by Landlord.

Section 35.16.    Application of Payments. Landlord shall have the exclusive right to determine how, and in what amounts, payments received from Tenant are applied to amounts due and past due hereunder, and such determination shall be conclusive upon the Tenant. Whenever in this Lease a non-regularly recurring payment is required to be made by one party to the other, but a specific date or day of the month for payment is not set forth, or a specific number of days within which payment is to be made is not set forth, or the words “immediately”, “promptly” and/or “on demand”, or the equivalent, are used to specify when such payment is due, then such payment shall be due ten (10) business days after the party which is entitled to such payment sends written notice to the other party demanding payment.

Section 35.17.    Authority. Each party hereto represents and warrants to the other that it has the full and legal right, power and authority and is duly authorized to execute and deliver this Lease, perform its respective obligations under it and that this Lease is enforceable against such party in accordance with its terms. All requisite action (corporate, trust, partnership or otherwise) has been taken by such party in connection with the entering into this Lease and the consummation of the transactions contemplated hereby,

50	Manteca, CA

and no consent of any partner, shareholder, creditor, investor, judicial or administrative body, authority or other party is required.

Section 35.18.    Venue. TENANT AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS LEASE SHALL BE LITIGATED, AT LANDLORD’S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF SAN JOAQUIN, STATE OF CALIFORNIA. TENANT HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. TENANT HEREBY IRREVOCABLY APPOINTS AND DESIGNATES CT CORPORATION, 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS, OR ANY OTHER PARTY WHOM LANDLORD MAY FROM TIME TO TIME HEREAFTER DESIGNATE (AFTER GIVING TENANT SEVEN (7) DAYS WRITTEN NOTICE THEREOF), AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT AND DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS UPON TENANT, PROVIDED THAT SUCH PARTY, WITHIN SEVEN (7) DAYS AFTER RECEIPT OF ANY SUCH PROCESS, SHALL FORWARD THE SAME, BY CERTIFIED OR REGISTERED MAIL, TOGETHER WITH ALL PAPERS AFFIXED THERETO, TO TENANT AT ITS ADDRESS SET FORTH IN SECTION 28.1. TENANT HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY LANDLORD ON THIS LEASE IN ACCORDANCE WITH THIS SUBSECTION.

Section 35.19.    Waiver of Trial by Jury. The respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise.

Section 35.20.    Counterparts. This Lease may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 35.21.    Electronic Signatures. Handwritten signatures to this Lease transmitted by telecopy or electronic transmission (for example, through the use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the parties so signing. It is expressly agreed that each party to this Lease shall be bound by its own telecopied or electronically transmitted handwritten signature and shall accept the telecopy or electronically transmitted handwritten signature of the other party to this Lease. The parties hereto agree that the use of telecopied or electronic signatures for the execution of this Lease shall be legal and binding and shall have the same full force and effect as if originally signed. The parties agree to exchange ink-signed originals within three (3) business days after the date of this Lease.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOLLOWS.]

51	Manteca, CA

IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth above.

TENANT:	5.11, INC.,
a California corporation

	By:	/s/ David Unter
Printed Name: David Unter
Title: Chief Financial Officer

	By:	/s/ Thomas E. Davin
Printed Name: Thomas E. Davin
Title: Chief Executive Officer

LANDLORD:	CENTERPOINT PROPERTIES TRUST
a Maryland real estate investment trust

	By:	/s/ Michael P. Murphy
Printed Name: Michael P. Murphy
Title: Chief Development Officer

	By:	/s/ Michael Tortorici
Printed Name: Michael Tortorici
Title: Senior Vice President, Treasurer

SIGNATURE PAGE	Manteca, CA

EXHIBIT “A”

CONCEPT PLAN OF THE PREMISES AND PROJECT

[Attached as the immediately following page.]

A-1	Manteca, CA

PROJECT GAMMA
BUILD TO SUIT
3201 N. AIRPORT WAY
MANTECA, CALIFORNIA 95336

CONTACTS

DEVELOPER

[illegible]

CIVIL

[illegible]

LANDSCAPE

[illegible]

ARCHITECT

[illegible]

SITE LOCATION MAP

PLAN NORTH

PROJECT LOCATION

DRAWING INDEX

CIVIL

[illegible]

LANDSCAPE

[illegible]

ARCHITECTURAL

[illegible]

16144	A0.0

A-2	Manteca, CA

PRIVATE SPINE ROAD
POSSIBLE EXPANSION
112,500 SQ.FT.
PROPOSED FACILITY
404,657 SQ.FT.
AIRPORT WAY

SITE / BUILDING DATA:

CODE REQUIREMENTS:

ZONING:

SITE PLAN

PROJECT GAMMA

A1.1 SITE PLAN & CODE DATA

OCTOBER 4, 2016 #16144

CenterPoint Properties

Cornerstone Architects

A-3	Manteca, CA

EAST ELEVATION
SCALE 1" = 20'
WEST ELEVATION
SCALE 1" = 20'
SOUTH ELEVATION
SCALE 1" = 20'
NORTH ELEVATION
SCALE 1" = 20'

PROJECT GAMMA

3201 N. AIRPORT WAY - MANTECA, CA 95336

Center Point Properties

A2.2 : EXTERIOR ELEVATIONS

SEPTEMBER 12, 2016 #16144

CORNERSTONE ARCHITECTS LTD. 2016

Cornerstone Architects Ltd.

A-4	Manteca, CA

PROPOSED FACILITY
404,657 SF
POSSIBLE
EXPANSION
134,500 SF
MCR
ENGINEERING
1242 DUPONT COURT
MANTECA, CA 95336
PRELIMINARY DRAINAGE AND UTILITY PLAN FOR:
PROJECT GAMMA
3201 N AIRPORT WAY
CENTERPOINT INTERMODAL CENTER
MANTECA, CALIFORNIA
811
Know what's below.
Call before you dig.
811 / 800-227-2600
SHEET NO.
C1.0

A-5	Manteca, CA

Preliminary Plant Palette
PROPOSED BUILDING
AIRPORT WAY
CONNECTOR ROAD
SPINE ROAD
PROPOSED BUILDING
CONNECTOR ROAD
Project Location
Vicinity Map
Hydrozone Table and ETWU
Parking Lot Shade Calculations
On-Site Landscape Areas
Off-Site Landscape Areas
Parking Lot Trees
Parking Lot Landscape Islands
Existing Trees
L0.0
Project Gamma (Centerpoint)
Preliminary Landscape Plan

Preliminary Plant Palette
PROPOSED BUILDING
AIRPORT WAY
CONNECTOR ROAD
SPINE ROAD
PROPOSED BUILDING
CONNECTOR ROAD
Project Location
Vicinity Map
Hydrozone Table and ETWU
Parking Lot Shade Calculations
On-Site Landscape Areas
Off-Site Landscape Areas
Parking Lot Trees
Parking Lot Landscape Islands
Existing Trees
L0.0
Project Gamma (Centerpoint)
Preliminary Landscape Plan

A-6	Manteca, CA

Preliminary Plant Palette
Landscape Concept
Irrigation
Tree Root Barriers
PROPOSED BUILDING
CONNECTOR ROAD
AIRPORT WAY
KLA
L0.1
Project Gamma (Centerpoint)
Preliminary Landscape Plan

A-7	Manteca, CA

PROPOSED BUILDING
AIRPORT WAY

On-Site Landscape Areas

Formal Landscape	138,842 sf
Non-Irrigated Hydroseed	146,407 sf
Total Landscape Area:	285,249 sf

Off-Site Landscape Areas

Maintained with On-Site Landscape

Airport Way Streetscape Planting Area:	4,241 sf
Spine Road Streetscape Planting Area:	7,862 sf
Connector Streetscape Planting Area:	12,201 sf
Total Landscape Area:	24,304 sf

Off-Site Landscape Areas

Not part of On-Site maintained landscape

Airport Way Streetscape Landscape Area (CFD):	29,688 sf
Spine Road Streetscape Planting Area (Priv. Assoc.):	38,315 sf

L00-1

Project Gamma (Centerpoint)

Landscape Areas

LANDSCAPE ARCHITECTURE PLANNING

A-8	Manteca, CA

Possible HVAC equipment location
Building Parapet
Sight Line
Street trees at ±60' O.C.
ROW
Upright evergreen trees
PROPOSED BUILDING
Formal upright evergreen trees along face of building
Continuous undulating earth berm
ROW

L00-2

Project Gamma (Centerpoint)

Cross Section (Sight Line) from Airport Way to Building

LANDSCAPE ARCHITECTURE PLANNING

A-9	Manteca, CA

Tubular Steel Fence

L00-3

Project Gamma (Centerpoint)

Tubular Steel Fence Exhibit

LANDSCAPE
ARCHITECTURE
PLANNING

A-10	Manteca, CA

EXHIBIT “B”

OUTLINE SPECIFICATIONS

INITIAL IMPROVEMETS

Outline Specifications

(Excludes Tenant Improvements & Tenant Work)

3201 N Airport Way

Manteca CA 95336

November 1st, 2016

Overall Facility Area:     +/- 404,657 SF

Clear Height:     36 feet minimum (measured as 6” inside the first column)

Total Site Size:                             24.89 Acres

Site configuration, irrigation, elevations as also reflect the conceptual plans attached as Exhibit A to the Lease Agreement

1.	10,000 SF of mezzanine office structure (un-finished interior)

2.	Access: Access along all three (3) frontages, truck access through Private Road

3.	Construction: Concrete Tilt-up.

4.	Clear Height: 36’ clear height, as measured by 6” inside the first column line after the speed bay

5.	Warehouse Floor Slab: 7” reinforced interior concrete slab constructed as specified within the Geotechnical report.

6.	Site Concrete: Minimum 7” PCC (concrete), 70’ in the truck court (driveway apron areas) as measured from the building perimeter.

7.

Asphalt: Remainder of pavement sections shall Asphalt sections per the Geotechnical report. Heavy duty in the remainder of the truck court area and standard light duty sections in automobile parking areas.

8.	Roof: 4-ply Built Up or singly ply TPO, steel web truss with 1⁄2” OSB wood decking (15-year manufactures warranty)

9.	Four (4) tube steel ornamental canopies to be provided per elevations @ 129 linear feet for upper canopy and 279 linear feet for lower canopy.

10.	Clerestory and glazing above 24 feet from top of slab to be spandrel (except at building corners). All other glazing to be insulated tinted, as depicted in the architectural elevation plan.

11.	Exterior metal stairs and guardrails to be galvanized.

12.	Retaining wall separation at docks & drive-in-doors to be provided at two (2) locations.

13.	Trash enclosure to be provided as required by the Manteca Planning Commission Approval.

14.	All exterior tilt-wall panels to be painted per elevations with (3) colors plus (1) tenant accent color. Minimum of two (2) coats plus a primer coat.

15.	Ornamental wrought iron type fencing along the project perimeter (chain link fencing in the interior separating the expansion space).

16.	Sewer connections stubbed to the two front office pods located along Airport Way.

B-1	Manteca, CA

17.	Building to be serviced with a 2” domestic water meter and a separate irrigation meter/service.

18.	Gas line to be stubbed to within the building at one location.

19.	Conduit for phone service to be stubbed within the building at single location.

20.	Dock Doors: 50 exterior docks (expandable through existing knock out panels) plus 1 Trash Dock door / Future docks 27

21.	Drive in Doors: 2

22.	Power: 2,400 AMPS

23.	Trailer Positions: 137

24.	Car Parking: 202 Auto

25.	Fire Protection: ESFR Sprinkler System with diesel fire pump

26.	Skylights: 2.5% Minimum

27.	Panels to be tilted from the exterior of the building slab.

28.	Initial Improvements constructed by Landlord, at the time of project completion, shall be in Compliance with all required municipal, state, ADA, master plan and building codes.

29.	HVAC in the warehouse to provide for freeze protection only.

Exclusions

1.	Tenant improvements ($[***] of building provided as an allowance per the lease agreement) including but not limited to the following items:

a.	Office improvement including elevator, demising wall, HVAC and stairs

b.	Warehouse lighting

c.	Dock equipment including dock doors, levelers, locks, shelters

d.	Warehouse or dock electrical outlets or distribution

2.	Building is non-insulated (Office to be insulated per code requirements as part of tenant improvements).

3.	Demising wall in the warehouse area

4.	Building Security Systems

5.	Building Telecommunications

B-2	Manteca, CA

EXHIBIT “C”

LEGAL DESCRIPTION OF THE LAND

All that real property situate in the City of Manteca, San Joaquin county, State of California, lying within the east one-half of Sections 13, Township1 South, Range 6 East, Mount Diablo Base and Meridian, being more particularly described as follows:

LOT 1 LEASE AREA:

A portion of Resultant Parcel 1, as described in that certain Grant Deed recorded December 29, 2009 in Document No. 2009-183861 of Official Records, and a portion of Resultant Parcel “B”, as described in that certain Grant Deed recorded December 31, 2009 in Document No. 2009-185517 of Official Records, San Joaquin County Records, being more particularly described as follows:

COMMENCING at the southeast corner (SE) of said Resultant Parcel 1, also being the northeast corner (NE) of said Resultant Parcel “B”, also being a point on the west right-of-way line of Airport Way, said point being 40.00 feet west (measure at right angles) of the centerline of said Airport Way, said centerline also being the east line of said Section 13; thence leaving the west right-of-way line of said Airport Way, along the line common to said Resultant Parcel 1 and Resultant Parcel “B”, North 87°26’11” West, 25.02 feet to a point 65.00 feet west (measured at right angles) of the centerline of said Airport way and the POINT OF BEGINNING; thence from said POINT OF BEGINNING, the following six (6) courses: (1) parallel with and 65.00 feet west of said centerline, South 00°17’38” West, 430.94 feet; (2) North 87°26’11” West, 1144.15 feet; (3) North 43°33’12” West, 45.06 feet; (4) North 00°19’48” East, 870.22 feet; (5) South 89°37’18” East, 1173.92 feet to a point 65.00 feet west (measured at right angles) of the centerline of said Airport Way; and (6) parallel with and 65.00 feet west of said centerline, South 00°17’38” West, 515.36 feet to the POINT OF BEGINNING.

Containing 24.89 acres, more or less.

Subject to all easements and/or rights-of-way of record.

The plat (Exhibit “B”) showing the above described area is attached hereto and made a part thereof.

C-1	Manteca, CA

EXHIBIT “D”

RESTRICTIONS

[Attached as the immediately following pages.]

D-1	Manteca, CA

1.	Real estate taxes not yet due and payable.

2.	Taxes and assessments levied by the South San Joaquin Irrigation District.

3.	Rights of the public to any portion of the Land lying within the area commonly known as Roth Road and Airport Way.

4.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to: Pacific Telephone and Telegraph Company
Purpose: Pole line
Recording Date: April 3, 1928
Recording No.: Book 232, Page 299, of Official Records
Affects: A portion of said land

Limitations on the use, by the owners of said Land, of the easement area as set forth in the easement document shown hereinabove.

5.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to: Pacific Telephone and Telegraph Company
Purpose: Pole line
Recording Date: May 12, 1928
Recording No.: Book 223, Page 497, of Official Records
Affects: A portion of said land

Limitations on the use, by the owners of said Land, of the easement area as set forth in the easement document shown hereinabove.

6.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to: Pacific Telephone and Telegraph Company
Purpose: Pole line
Recording Date: May 12, 1928
Recording No.: Book 228, Page 478, of Official Records
Affects: A portion of said land

Limitations on the use, by the owners of said Land, of the easement area as set forth in the easement document shown hereinabove.

7.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to: Pacific Telephone and Telegraph Company
Purpose: Pole line
Recording Date: June 29, 1928
Recording No.: Book 248, Page 165, of Official Records
Affects: A portion of said land

Limitations on the use, by the owners of said Land, of the easement area as set forth in the easement document shown hereinabove.

8.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to: South San Joaquin Irrigation District

Purpose: Drainage canal

Recording Date: April 21, 1938

Recording No.: Book 603, Page 398, of Official Records

Affects: A portion of said land being a 60 foot strip

9.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to: South San Joaquin Irrigation District

Purpose: Ingress and Egress

Recording Date: December 19, 1960

Recording No.: 51136, Book 2365, Page 13, of Official Records

Affects: A portion of said land

10.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to: South San Joaquin Irrigation District

Purpose: Pipe line

Recording Date: December 19, 1960

Recording No.: Book 2365, Page 15, of Official Records

Affects: A portion of said land

11.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to: South San Joaquin Irrigation District

Purpose: Pipe line

Recording Date: June 22, 1993

Recording No.: 93072096, of Official Records

Affects: A portion of said land

12.	Matters contained in that certain document

Entitled: Reciprocal ingress-egress easement

Executed by: Union Pacific Railroad Company and CenterPoint Properties Trust, a Maryland real estate investment Trust

Recording Date: December 31, 2009

Recording No.: 2009-185519, of Official Records.

An agreement to modify the terms and provisions of the said document, as therein provided

Executed by: Union Pacific Railroad Company, a Delaware corporation and Centerpoint Properties Trust

Recording Date: April 23, 2014

Recording No.: 2014-039818 of Official Records

13.	Matters contained in that certain document

Entitled: Road and utility easement

Dated: December 12, 2011

Executed by: Union Pacific Railroad Company and CenterPoint Properties Trust, a Maryland real estate investment Trust

Recording Date: December 15, 2011

Recording No.: 2011-155297, of Official Records,

which document, among other things, contains or provides for: Owner shall have a perpetual and exclusive easement for vehicular ingress and egress and to construct, operate, use, maintain, repair and replace a private road.

14.	Matters contained in that certain document

Entitled: Development Agreement

Dated: December 16, 2010

Executed by: The City of Manteca and CenterPoint Properties Trust

Recording Date: December 4, 2012

Recording No.: 2012-158825, of Official Records.

15.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to: South San Joaquin Irrigation District

Purpose: A perpetual and exclusive easement for ingress and egress from the District’s lateral Rj, Rg and Rge with vehicles, machinery and equipment customary for laying down, constructing, patrolling, operate, use, maintain, repair and replace, removing, enlarging, reconstruction and using districts facilities

Recording Date: February 12, 2013

Recording No.: 2013-015022, of Official Records

Affects: A portion of said land

16.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to: South San Joaquin Irrigation District

Purpose: A perpetual and exclusive easement for ingress and egress from the District’s laterals Rj, Rg and Rge with vehicles, machinery and equipment customary for laying down, constructing, patrolling, operate, use, maintain, repair and replace, removing, enlarging, reconstruction and other uses (relating to the transmission and distribution of water and the collection, transmission, and disposal of drainage water), a pipe or pipes, canal or channel and all braces, connections, fastenings, manholes, standpipes, valves, control boxes, meters and other appliances and fixtures reasonable and necessary for use in connection therewith or appurtenant thereto

Recording Date: February 1, 2013

Recording No.: 2013-015023, of Official Records

Affects: A portion of said land

17.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to: South San Joaquin Irrigation District

Purpose: A perpetual and exclusive easement and right-of-way for the purpose of laying down constructing, patrolling, operate, use, maintain, repair and replace, removing, enlarging, reconstruction and other uses (relating to the transmission and distribution of water and the collection, transmission, and disposal of drainage water), a pipe or pipes, canal or channel and all braces, connections, fastenings, manholes, standpipes, valves, control boxes, meters and other appliances and fixtures reasonable and necessary for use in connection therewith or appurtenant thereto

Recording Date: February 1, 2013

Recording No.: 2013-015024, of Official Records

18.	Matters contained in that certain document

Entitled: Encroachment Agreement

Dated: January 14, 2013

Executed by: South San Joaquin Irrigation District and CenterPoint Properties Trust, a Maryland real estate investment Trust

Recording Date: March 19, 2013

Recording No.: 2013-036440, of Official Records.

Reference is hereby made to said document for full particulars.

19.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to: Pacific Gas and Electric Company, a California corporation

Purpose: The right to suspend, replace, remove, maintain and use such crossarms, wires and cables from poles, towers or other structures located on lands adjacent to and north of the hereinafter described land

Recording Date: July 17, 2013

Recording No.: 2013-093188, of Official Records

Limitations on the use, by the owners of said Land, of the easement area as set forth in the easement document shown hereinabove.

20.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to: Pacific Gas and Electric Company, a California corporation

Purpose: The right to erect, replace, remove, maintain and use a line of poles with such wires and cables as grantee shall from time to time suspend therefrom for the transmission and distribution of electric energy and for communication purposes

Recording Date: July 17, 2013

Recording No.: 2013-093189, of Official Records

Limitations on the use, by the owners of said Land, of the easement area as set forth in the easement document shown hereinabove.

21.	Matters contained in that certain document

Entitled: Temporary construction easement agreement

Dated: September 17, 2013

Executed by: R.C.C.I. a California general partnership and CenterPoint Properties Trust, a

Maryland real estate investment Trust

Recording Date: September 26, 2013

Recording No.: 2013-123580, of Official Records,

which document, among other things, contains or provides for: access easement for the purposes of conducting the construction activities.

22.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to: Pacific Gas and Electric Company, a California Corporation

Purpose: Public Utilities

Recording Date: February 7, 2014

Recording No.: 2014-013018 of Official Records

Affects: A portion of the Land described herein and other land

Limitations on the use, by the owners of said Land, of the easement area as set forth in the easement document shown hereinabove.

23.	Matters which may be disclosed by an inspection and/or by an ALTA/ACSM Land Title Survey of said Land.

24.	Any easements not disclosed by the public records as to matters affecting title to real property, whether or not said easements are visible and apparent.

25.	Water rights, claims or title to water, whether or not disclosed by the public records.

26.

Declaration of Covenants, Restrictions and Easements for CenterPoint Intermodal Center – Manteca, Maneteca, California (to be recorded and substantially in the form of the documet which is attached and included below as Exhibit D.)

THIS DOCUMENT WAS PREPARED BY

AND AFTER RECORDING RETURN TO:

Mark S. Richmond

Richmond Breslin LLP

5215 Old Orchard Road, Suite 420

Skokie, Illinois 60077

RB File No. 11000.44712

DECLARATION OF

COVENANTS, RESTRICTIONS AND EASEMENTS

CENTERPOINT INTERMODAL CENTER - MANTECA

MANTECA, CALIFORNIA

THIS DECLARATION OF COVENANTS, RESTRICTIONS AND EASEMENTS is made as of the              day of                     , 2016, by CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (“Declarant”).

RECITALS:

WHEREAS, Declarant is the legal title holder of certain property situated in the City of Manteca, in the County of San Joaquin, State of California, which is described in Exhibit “A” attached hereto and specifically incorporated by reference (“Property”); and

WHEREAS, Declarant desires to provide for the preservation of the value of the Property by providing for: (i) the maintenance, repair, replacement and preservation of common areas and common facilities and systems serving the Property; (ii) the maintenance, care, and replacement of certain business park signage, landscaping and landscaped areas now or hereafter located on the Property; (iii) certain architectural controls and other restrictions governing the use and development of the Property; (iv) common insurance and the payment of common area taxes; (v) the allocation of and collection for the costs of the foregoing, and reasonable reserves; and (vi) enforcing the restrictions contained in this Declaration; and

WHEREAS, Declarant deems it desirable, for the efficient preservation of the value of the Property and the individual Lots (as said term is hereinafter defined), to create an incorporated association for the purpose of carrying out the purposes of this Declaration and for the administration and enforcement of the covenants and easements created hereunder; and

WHEREAS, Declarant desires and intends that the owners, tenants, mortgagees, occupants and other persons hereafter acquiring any interest in the Property, shall at all times enjoy the benefits of, and shall hold their respective interest in the Property subject to, the rights, easements, obligations, privileges and restrictions hereinafter set forth, all of which are declared to be in furtherance of a plan to facilitate the proper administration of the Property and are established for the purpose of enhancing and protecting the value, desirability and attractiveness thereof.

NOW, THEREFORE, Declarant hereby declares that all of the Property shall be transferred, held, sold, conveyed, used and occupied subject to this Declaration.

ARTICLE I

DEFINITIONS

The following words when used in this Declaration shall have the following meanings:

Section 1.1.    Amenities. “Amenities” shall mean, collectively, the Common Areas, the Roadways, the Landscaping, the Business Park Monuments, and the Common Utilities and Systems.

Section 1.2.    Annexation Agreement. “Annexation Agreement” shall mean the Agreement dated                     , 20    , by and between the City and Declarant relating to, among other things, the annexation of the Property to the City.

Section 1.3.    Articles of Incorporation. “Articles of Incorporation” shall mean the Articles of Incorporation filed with the California Secretary of State on October 21, 2013 and the Restated Articles of Incorporation filed with the California Secretary of State on December 5, 2013 whereby the Association was incorporated as a California nonprofit mutual benefit corporation.

Section 1.4.    Association. “Association” shall mean the CenterPoint Intermodal Center – Manteca Property Owners’ Association, a California nonprofit mutual benefit corporation; and its successors and assigns.

Section 1.5.    Association Costs. “Association Costs” shall mean (i) all costs incurred and expenditures made by the Association in fulfillment of its responsibilities in accordance with Article IV hereof, and (ii) such reasonable reserves determined to be necessary by the Board of Directors from time to time, including, but not limited to, reserves for anticipated capital costs and extraordinary expenses.

Section 1.6.    Board of Directors. “Board of Directors” shall mean the duly constituted board of directors of the Association, elected from time-to-time in accordance with the Governing Documents.

Section 1.7.    Business Park Monuments. “Business Park Monuments” shall mean the entrance signs and logos identifying the Property, the structures upon which they are constructed or to which they are affixed, and any associated lighting.

Section 1.8.    By-Laws. “By-Laws” shall mean the by-laws of the Association, as the same are amended from time to time.

Section 1.9.    City. “City” shall mean the City of Manteca, California.

Section 1.10.    CNT. “CNT” shall mean CenterPoint Properties Trust, a Maryland real estate investment trust (or its successors or assigns).

Section 1.11.    Common Areas. “Common Areas” shall mean all portions of the Property identified on a Subdivision Plat as an “outlot” and/or as otherwise conceptually identified in Exhibit “B” attached hereto and specifically incorporated by reference, as areas set aside or reserved for (1) common storm water management and control, for common storm water retention or detention, or as conservation areas, (2) the

Landscaping, (3) the Common Utilities and Systems, (4) the Business Park Monuments, (5) the Roadways, (6) such additional land or easements as may hereafter, from time-to-time, be conveyed or granted by Declarant to the Association for the common use or benefit of the Property and Lot Owners.

Section 1.12.    Common Utilities and Systems. “Common Utilities and Systems” shall mean the storm sewers, manholes, ducts, valves, headwalls, weirs, retaining walls, swales and ditches and associated vegetation, erosion controls, restrictors and control devices, lift stations, pumps and other related storm water conveyance and storm water management improvements, equipment and systems owned or controlled by the Association, and contained within the Common Areas or any other locations within or outside the Property so long as it serves the Property and more than one Lot; and all other private utility improvements, systems and equipment serving the Property (or portions thereof) which are, from time-to-time, owned or controlled by the Association.

Section 1.13.    Declarant. “Declarant” shall have the meaning ascribed to it in the introductory paragraph of this Declaration, and shall include its successors and assigns.

Section 1.14.    Declaration. “Declaration” shall mean this Declaration of Covenants, Restrictions and Easements, as the same may be amended from time to time.

Section 1.15.    Deed. “Deed” shall mean any deed conveying a fee interest in a Lot to a Lot Owner.

Section 1.16.    FEIR. “FEIR” shall mean the Final Environmental Impact Report certified in connection with the approval of the Master Plan (as hereinafter defined).

Section 1.17.    Governing Documents. “Governing Documents” shall collectively mean and refer to the Articles of Incorporation, the By-Laws and this Declaration, as any the same may from time to time be amended or supplemented.

Section 1.18.    Improvements. “Improvements” shall mean all above and below ground enhancements, betterments, structures and improvements constructed on or under a Lot, including, but not limited to, buildings, equipment, utility installations, storage, loading, facilities, parking facilities, walkways and driveways. The Improvements shall not include any of the Amenities.

Section 1.19.    Landscaping. “Landscaping” shall mean, collectively, irrigation equipment and systems, earthen berms, retaining walls, grass and other ground cover, flowers, trees, shrubs, wetlands, wetland buffer areas and other vegetation, now or hereafter located within the Common Areas.

Section 1.20.    Lot. “Lot” shall mean (i) each subdivided lot or tract set forth in a Subdivision Plat, (ii) each unsubdivided tract conveyed by the Declarant to another Person (other than the Association) and (iii) all of the remainder of the Property owned by Declarant; provided that, no portion of the Common Areas shall constitute a Lot or Lots, even though such Common Areas may be separately identified as a lot or tract on a Subdivision Plat.

Section 1.21.    Lot Owner. “Lot Owner” shall mean the holder of fee simple record title to a Lot, whether one or more Persons.

Section 1.22.    Master Plan. “Master Plan” shall mean the City of Manteca – Northwest Airport Way Master Plan.

Section 1.23.    Member. “Member” shall mean each Lot Owner. There are two classes of Members as provided for in Section 3.4 hereof.

Section 1.24.    Member’s Proportionate Share. “Member’s Proportionate Share” shall mean each Member’s share of the Association Costs, determined in accordance with the provisions of Section 5.1 hereof.

Section 1.25.    Mortgagee. “Mortgagee” shall mean any Person who holds a recorded mortgage lien, deed of trust or other security interest in any Lot or portion thereof or interest therein, created to secure a bona fide indebtedness or the performance of an obligation(s), regardless of whether the lien or security interest encumbers fee title to said Lot or any leasehold or other subordinate estate.

Section 1.26.    Occupant. “Occupant” shall mean any Person from time to time legally entitled to the use or occupancy of any portion of a Lot (or the Improvements thereon) under any lease, sublease, easement, license, concession or other similar agreement.

Section 1.27.    Person. “Person” shall mean any one or more individuals, partnerships, joint ventures, limited liability companies, associations, corporations, trusts, units of government, administrative tribunals or any other form of business or legal entity.

Section 1.28.    PREA. “PREA” shall mean that certain Amended and Restated Reciprocal Ingress-Egress Easement Agreement dated as of June 14, 2013 and recorded in the San Joaquin County Recorder’s Office on April 23, 2014 as Document No. 2014-039818 between the Union Pacific Railroad Company (“UPRR”) and Declarant.

Section 1.29.    Property. “Property” shall have the meaning ascribed to it in the first Recital of this Declaration.

Section 1.30.    Roadways. “Roadways” shall mean, to the extent conveyed or otherwise transferred by the Declarant to the Association from time to time, in accordance with the terms of this Declaration, such paved roads within the Property, and the underlying road base materials, curbs, gutters, street lighting and equipment, street signs and traffic control signage, traffic control devices, landscaped parkways, sidewalks and related improvements (if any).

Section 1.31.    Roadway Use Regulations. “Roadway Use Regulations” shall mean and refer to the traffic speed, safety and other roadway use regulations of the Association enacted by the Board of Directors from time to time.

Section 1.32.    Subdivision Plat. “Subdivision Plat” shall mean each and every plat of subdivision, plat of resubdivision, lot line adjustment, parcel map, tract map or final map affecting the Property or any part thereof as may be approved by (i) Declarant so long as Declarant holds the Class B membership under Section 3.4(a) or (ii) the Association after Declarant no longer holds said Class B membership.

Section 1.33.    Votes. “Votes” shall mean the votes entitled to be cast at any regular or special meeting of the Members. The total number of Votes shall be 100, and shall be allocated to each Lot according to its Member’s Proportionate Share multiplied by 100 and rounded to the nearest whole number. (Example: the Member’s Proportionate Share for a Lot is 33.6% (i.e. 0.336), and therefore the number of Votes allocated to that Lot would be 34.) Notwithstanding the foregoing, if due to such rounding the sum of all Member’s Votes equals a number greater than one hundred (100), then the total number of Votes shall be such greater number. Notwithstanding anything to the contrary in this section, as set forth in Section 3.5 of this Declaration, the Class B Member (hereinafter defined) shall be entitled to all Votes until such time as the Class B membership is terminated in accordance with Section 3.4(b) of this Declaration.

Section 1.34.    Voting Member. “Voting Member” shall mean each Person entitled to vote at a meeting of the Association as provided for in Section 3.5 hereof. Each Lot Owner shall have only one Voting

Member, and if a Lot Owner consists of more than one Person then the Voting Member for that Lot shall be the Person so designated in writing by a majority of the Persons constituting that Lot Owner. As set forth in Section 3.5, the Class B Member shall be the sole Voting Member until such time as the Class B membership is terminated in accordance with Section 3.4(b).

ARTICLE II

AMENITIES

Section 2.1.    Care of Amenities. The Association shall be responsible for the care, maintenance, repair and replacement of the Amenities in accordance with Sections 3.2 and 4.1 hereof.

Section 2.2.    Use of Amenities. Each Lot Owner and Occupant shall have the benefit of an appurtenant non-exclusive easement of use with respect to the Amenities, subject however to the covenants, agreements, restrictions and conditions set forth in this Declaration. Use of the Roadways shall be subject to compliance with the Roadway Use Regulations. Notwithstanding the foregoing, no Person shall obstruct, confiscate or use any of the Amenities for any use other than its intended use.

Section 2.3.    Damage to Amenities. No Lot Owner or Occupant shall, by either act or omission, damage or impair the function, appearance or condition of any of the Amenities. If any expense is incurred by the Association for the replacement, repair or maintenance of any of the Amenities as a result of the act or omission of a Lot Owner or its Occupants, agents, licensees, invitees, contractors, sub-contractors or employees, such expense shall be due and payable by that Lot Owner within thirty (30) days of written demand therefor from the Association, the unpaid portion of which shall accrue interest at the rate per annum equal to the prime rate of interest as published from time to time in the Wall Street Journal plus 2% and shall be a lien upon the Lot Owner’s Lot enforceable in accordance with the provisions of this Declaration.

Section 2.4.    Dedications and Transfers. The Declarant has constructed the Roads and other Common Areas at its cost and expense. The Declarant may convey certain Roads and other Common Areas constructed by it to the Association and any such conveyance will be for no consideration. The Association shall (i) accept the conveyance or transfer of the Roadways or any of the other Common Areas from the Declarant, and (ii) have the right to dedicate, convey or transfer any Roadways and Common Areas to the City or any other governmental authority, in which event the same shall cease to be Amenities to the extent so dedicated, conveyed or transferred. In the event that Declarant elects to dedicate, transfer or convey any Roads to the City or any other governmental authority, the Association agrees, upon the request of Declarant, to convey said Roads to Declarant for no consideration. In such event, Declarant shall dedicate, convey or transfer the applicable portion of said Roads to the City or other governmental authority. Upon any such conveyance to Declarant, said Roads shall cease to be Amenities to the extent dedicated, conveyed or transferred to the City or other governmental authority.

Section 2.5.    Conceptual Plan. The plan attached hereto as Exhibit “B” setting forth certain Common Areas is conceptual in nature only. From time to time as the final design of the Property is complete, Declarant may and shall have the right to amend said Exhibit “B” to reflect actual Common Areas based upon such final design and shall record an amendment to this Declaration to reflect such final design.

ARTICLE III

CREATION OF ASSOCIATION,

ADMINISTRATION, MEMBERSHIP AND VOTING RIGHTS

Section 3.1.    General. The Association is a non-profit corporation duly formed and existing under the laws of the State of California, and it is charged with the duties and vested with the powers prescribed by this Declaration. The Bylaws shall not be amended or otherwise changed or interpreted so as to be inconsistent with this Declaration.

Section 3.2.    Duties and Powers of the Association. In addition to the duties and powers enumerated elsewhere herein, and without limiting the generalities thereof, the Association shall:

A.    Maintain or cause to be maintained all of the Amenities in accordance with Section 4.1 below;

B.    Levy and collect assessments to provide such funds as may be required from time to time for the foregoing purposes as determined by the Board of Directors, and shall have and possess all such powers as shall be necessary or appropriate for the accomplishment of such duties and functions;

C.    Establish and maintain working capital and contingency funds, and establish and collect reserves, in such amounts as may be reasonably determined by the Board of Directors from time-to-time;

D.    Insure the Amenities against casualties and liabilities;

E.    Own the Amenities and other real and personal property and fixtures, open bank accounts, contract for legal and accounting services, challenge, in the reasonable discretion of the Board of Directors, real estate tax assessments, grant, in the reasonable discretion of the Board of Directors, easements, employ such contractors as is reasonably necessary to undertake the duties of the Association, and otherwise do that which is necessary to protect or defend the Association and the Amenities from loss or damage, by suit or otherwise, including, but not limited to, security guards;

F.    Accept future conveyances of land for Roadways; and

G.    Enforce the restrictions contained in this Declaration.

Section 3.3.    Funds. All funds collected by the Association shall be held and expended for the purposes designated herein and in the other Governing Documents. All such funds shall be deemed to be held for the benefit, use and account of the Association.

Section 3.4.    Membership. The Association shall have two (2) classes of Members:

A.    Class A: Class A Members shall be such Persons as, from time to time, are Lot Owners. Notwithstanding the foregoing, no Mortgagee shall be a Member until it becomes the Lot Owner. The beneficiary of any land trust holding title to a Lot shall be the Member for such Lot, rather than the trustee or the trust. A Person’s membership in the Association shall automatically terminate upon the conveyance of its Lot, other than by lease or mortgage, at which time said Lot Owner’s successor in title shall automatically become a Member. No Member shall have any right or power to disclaim, terminate or withdraw from its membership in the Association or from any of its obligations as a Member, except as specifically provided herein.

B.    Class B: The Class B Member shall be the Declarant, which shall be entitled to the sole Vote in the Association until the Declarant (1) has subdivided all of the Property and (2) owns or controls Lots which in the aggregate constitute less than 10% of the land area of all of the Lots, at which time the Class B membership will be deemed to have terminated and the Declarant shall become a Class A Member with respect to the Lots it owns. It is understood that the Declarant may transfer, assign or relinquish all or part of its right, title and interest, and the powers enuring pursuant to its Class B membership hereunder, which assignment shall become effective upon the delivery of the instrument of assignment to the Association. For purposes of this Section 3.4(b), the conveyance by the Declarant of legal title to any Lot or Lots to a different entity which holds legal title for the benefit of the Declarant or in which the Declarant is the controlling party, or to a partnership of which Declarant owns a 20% or greater partnership interest, or to a corporation of which Declarant owns 20% or more of the common stock, or to a limited liability company of which Declarant owns a 20% or more share of the membership interests, shall not constitute a sale or transfer by Declarant.

Section 3.5.    Voting Rights. There shall be only one Person with respect to each Lot who shall be entitled to cast that Lot’s Votes at any meeting of the Association. Such Person shall be known as a “Voting Member.” Such Voting Member shall be the Lot Owner, or the Person designated by such Lot Owner in writing to act as proxy on behalf of that Lot Owner. Such designation shall be made in writing to the Board of Directors and shall be revocable at any time by actual notice to the Board of Directors by the Lot Owner; provided that the Board of Directors may establish a number of days (not to exceed 60 days) prior to any meeting of the Members after which changes to the list of Voting Members may not be made. In any case in which fee title to a Lot is vested in more than one Person, the Voting Member and the Vote(s) for such Lot shall be determined among such Persons constituting the Lot Owner as they may see fit, but no more than one Voting Member shall represent any Lot. In case no Voting Member is designated by the Lot Owner with respect to its Lot, any notice required to be given herein to the Voting Member may be directed to any one or more of the Lot Owners of such Lot.

Notwithstanding the foregoing, the sole Voting Member and all 100% of the Votes in the Association, shall vest in the Declarant as the Class B Member, and the Class A Voting Members shall have no Votes at meetings of the Association, until such time as the Class B membership is terminated pursuant to the provisions of Section 3.4(b) above.

Section 3.6.    Meetings.

A.    General. Meetings of the Voting Members shall be held at the Property or at such other place in the State of California, as may be designated in any notice of a meeting. The presence in person or by proxy at any meeting of the Association by Voting Members having 25% or more of all Votes shall constitute a quorum; except that, so long as there is a Class B Membership, attendance by the Class B Member shall constitute a quorum. Except as otherwise provided in the Governing Documents, all actions taken by the Members shall be taken or decided by a majority of the Votes held by the Voting Members in attendance at meeting at which there is a quorum; except that, so long as there is a Class B Membership, the vote of the Class B Member shall constitute a unanimous vote.

B.    Annual Meeting. The initial meeting of the Association, if not previously held, shall be held within one hundred twenty (120) days after the date hereof. Thereafter, there shall be an annual meeting of the Association during each calendar year at such time and date as may be designated by written notice of the Board of Directors given not less than thirty (30) days prior to the date fixed for such meeting; which shall be held during the fourth quarter of each calendar year.

C.    Special Meetings. Special meetings of the Association may be called at any time for the purpose of considering matters which, by the terms of this Declaration, require the approval of the Members, or for any other purpose. Said meetings shall be called by written notice to the Members as authorized by the Board of Directors, or by Voting Members having not less than 30% percent of the Votes, and given not less than fourteen (14) days or such longer period as may be specifically required by this Declaration with respect to the subject matter of such meeting, prior to the date fixed for said meeting. The notices shall specify the date, time and place of the meeting and the matters to be considered.

D.    Notices of Meetings. Notices of any meeting of the Members shall be delivered either personally, by mail or by overnight delivery to each of the Voting Members, addressed to it at the address given in writing by the Lot Owner to the Board of Directors for the purpose of service of such notice, or to the address of the most current tax assessee for the Lot (as shown on the Records of the tax collector of San Joaquin County, California) if no address has been given to the Board of Directors in writing by the Lot Owner. Any such notices shall be either (i) sent by United States mail, in which case the notice shall be deemed delivered three (3) days after deposit, postage pre-paid, in the United States mail, (ii) sent by overnight delivery using a nationally-recognized courier, in which case notice shall be deemed delivered one (1) day after deposit with such courier or (iii) by personal hand delivery, in which case notice shall be deemed delivered at the time of the personal hand delivery.

Section 3.7.    Board of Directors.

A.    General. At the initial meeting of the Association, and at each annual meeting thereafter, a Board of Directors shall be elected by a majority of the Votes held by the Voting Members in attendance at a meeting at which there is a quorum. Subject to the provisions of Section 3.7(b), the Board of Directors shall serve a term of one year and until successors are elected and qualified pursuant to the By-Laws.

B.    Vacancies. Any vacancy on the Board of Directors may be filled for the remainder of the terms so vacated by a majority of the Votes held by the Voting Members in attendance at a meeting at which there is a quorum.

C.    Removal. At any annual or special meeting of the Association duly called, any member of the Board of Directors may be removed with or without cause by a majority of the Votes held by the Voting Members in attendance at a meeting at which there is a quorum, and a successor may then and there be elected to fill the vacancy thus created.

D.    Exercise of Powers and Duties Prior to Election of Board of Directors. Until the first Board of Directors is elected pursuant to this Section 3.7, the Declarant shall have and exercise the powers and duties of the Board of Directors.

Section 3.8.    Powers and Duties of the Board of Directors. The Board of Directors shall have all lawful powers and duties for the management and administration of the affairs of the Association and may do all such lawful acts as are not specifically required to be done by the Lot Owners pursuant to the Governing Documents.

Section 3.9.    Rules and Regulations. The Board of Directors shall also have the power to adopt, amend and repeal Roadway Use Regulations, so long as they are not inconsistent with the Governing Documents. A copy of the Roadway Use Regulations, as they may from time to time be adopted, shall be mailed or otherwise delivered to the Lot Owners upon written request. In the event of any conflict between any such Roadway Use Regulations and any provisions of the Governing Documents, the inconsistent provisions of the Roadway Use Regulations shall be deemed to be superseded by the provisions of the Governing Documents. The Association shall enforce the Roadway Use Regulations, or cause same to be enforced by agents or contractors or by the City pursuant to a written agreement.

ARTICLE IV

ASSOCIATION RESPONSIBILITIES

Section 4.1.    Maintenance Obligations. The Association shall insure, maintain, repair, replace and renew or cause to be maintained, repaired, replaced or renewed all of the Amenities in a clean, sightly, safe, neat, orderly and first-class condition. Such obligations (to the extent not required to be performed by a Lot Owner pursuant to the terms of this Declaration) may include, but not be limited to, the following:

A.    The mowing, watering, fertilizing, weeding, cleaning, replanting and replacing of the Common Areas and the Landscaping; the spraying for insects; and all other maintenance necessary to keep the Landscaping and the Common Areas in a safe, well-kept, healthy and reasonably attractive condition;

B.    The care, maintenance, repair and replacement of the Roadways, Common Utilities and Systems and the Business Park Monuments;

C.    All other care, maintenance, repair and replacement of the Amenities as shall be required to keep same in good condition, as determined by the Board of Directors in its reasonable discretion.

Section 4.2.    PREA Obligations. From and after such time as the Roadways are conveyed to the Association by Declarant, the Association shall (i) assume full responsibility for all of Declarant’s obligations under the PREA, (ii) own, maintain and operate the Roadways in accordance with the terms of the PREA and this Declaration, and (iii) use commercially reasonable efforts to collect reimbursement of the UP Costs from UPRR, all as more particularly set forth in the PREA; provided, however, that if the Association is unable to collect all or any part of UP Costs from UPRR, then such UP Costs shall be paid by the Association as a part of the Association Costs. All costs incurred by the Association in its attempts to collect the UP Costs from UPRR shall be considered Association Costs. In no event shall the Association be liable for its inability to collect the UP Costs from UPRR.

Section 4.3.    Other Obligations. The Association shall use commercially reasonable efforts to comply with the Master Plan and FEIR with respect to the design, construction and maintenance of the Common Areas.

Section 4.4.    Association Insurance, Operating Expenses and Reporting Requirements. In addition to the various duties and responsibilities set forth in Section 3.2 and Section 4.1 hereof, the Association shall have the responsibility and obligation to perform the following:

A.    Obtaining such public liability, directors’ casualty and other insurance as may be necessary to protect the Association and the Lot Owners in connection with the Association’s and the Lot Owners’ ownership and use of the Amenities;

B.    Pay all costs and expenses of operating the Association, including, but not limited to, annual franchise fees, real estate taxes on all of the Common Areas, other taxes charged against the property of the Association, reporting fees, professional fees, management fees, and other costs of operation; and

C.    Comply with the reporting requirements set forth in Section 5.4 below.

Section 4.5.    Access to Lots. The Declarant, the Board of Directors, and the Association’s contractors, as the case may be, may upon reasonable advance notice to the Lot Owner, enter upon any Lot for the purpose of performing such maintenance, repairs and replacements of the Amenities in accordance with this Declaration, provided that A. such rights are exercised in a lawful, safe and reasonable manner, B. the party exercising such rights hereunder shall repair and restore any damage or disturbance to any Lot or the improvements thereon caused by such entry, and C. such party shall keep the Lot free from any liens arising out of the work performed, material furnished or obligation incurred by such party or any person or entity claiming through or under such party.

ARTICLE V

ASSESSMENTS

Section 5.1.    Member’s Proportionate Share of Costs. All Members of the Association shall pay their pro rata share of the Association Costs, all in accordance with the following formula:

Square Footage of Lot ÷ Total Square Feet of all Lots = Member’s Proportionate Share (expressed as a percent)

Section 5.2.    Liability for Payment. The payment of a Member’s Proportionate Share of the assessments for Association Costs shall be the personal liability of each Lot Owner during its period of ownership of the applicable Lot. In the event that record title to a Lot is held in trust, then the beneficiary or beneficiaries of such trust shall also be liable for payment of the Member’s Proportionate Share of the assessments.

Section 5.3.    Property Lien. All unpaid assessments and charges imposed on a Lot Owner pursuant to this Declaration, together with interest thereon as provided in Section 5.5, and the costs of collection, if any (including reasonable attorneys’ fees and costs), shall constitute a judicially enforceable lien against the Lot upon the recordation of a notice of lien, identifying said Lot, in the Office of the Recorder of Will County, Illinois, unless and until a release thereof shall likewise be duly filed.

Section 5.4.    Amount of Assessment. The initial annual assessment and all subsequent assessments shall be fixed by the Board of Directors, giving due consideration to anticipated Association Costs (including reasonable reserves) as determined by the Board of Directors for the next succeeding twelve (12) month period. All assessments shall be payable to the Association. Commencing with the first fiscal year of the Association and for each fiscal year thereafter, the Board of Directors shall estimate in writing the anticipated Association Costs and the same shall be: (i) assessed against each Member in accordance with each such Member’s Proportionate Share and (ii) paid by each Lot Owner not more frequently than quarterly unless the Board of Directors shall otherwise direct, in each case no later than thirty (30) days after the bills are delivered to the Lot Owners in accordance with Section 9.8 below. Such estimate shall take into consideration the cost of or reserves for any contemplated current or future repairs, replacements or renewals. If the assessments levied, paid or collected prove inadequate for any reason (including non-payment of any Lot Owner’s assessment) or fail to provide funds reasonably estimated to be required for the remainder of the Association’s fiscal year, then the Board of Directors may change the total assessments payable hereunder by giving written notice thereof (together with a revised estimate) to each Member not less than thirty (30) days prior to the effective date of the revised assessment. At least once each year the Board of Directors shall deliver to each Member a statement of actual costs for the prior year, along with a reconciliation of estimated assessments with actual costs and reserves. The Board of Directors shall have the power to levy additional or special assessments as it deems reasonably necessary to carry out this Declaration. Each Member’s Proportionate Share of the assessments shall be computed in accordance with the formula set forth in Section 5.1 hereof. Any Member shall have the right to examine the Association’s records relative to any assessment during normal business hours upon reasonable prior notice; provided that said Member bears all costs of said examination. All assessments shall be prorated as of the date title transfers to a new Lot Owner.

Section 5.5.    Non-Payment of Assessment. Any assessments which are not paid when due shall be delinquent, and delinquent assessments or charge shall bear interest from the date that a written notice of delinquency is delivered to a Lot Owner, at a rate per annum equal to the prime rate of interest as published from time to time in The Wall Street Journal, plus 2%, but in no event greater than the maximum amount permitted by law, and the Association may, at its option, bring an action at law against the Member personally obligated to pay the Assessment, may foreclose the lien provided for in Section 5.3 against the Lot owned by such Member or by such Member’s land trustee (in the event the Member is a beneficiary of a land trust), or may exercise any other rights or remedies the Association may have at law or in equity, and the interest, together with all actual out-of-pocket costs and expenses (including reasonable attorneys fees) incurred by the Association in connection with any such action, shall be added to the amount of such assessment and to any judgment or decree therefor. The lien provided for under Section 5.3 shall secure the payment of the assessment or charge, interest thereon and the aforesaid costs, expenses and reasonable attorneys’ fees. No Lot Owner may waive or otherwise avoid liability for any assessment or charges as provided for herein by non-use or abandonment of its Lot. If the assessments levied, paid or collected are in excess of the amount actually required to pay all Association Costs, the excess amount shall remain in the reserve account.

ARTICLE VI

RESERVATIONS IN FAVOR OF DECLARANT

Section 6.1.    Reservations. In addition to any other rights reserved to Declarant under this Declaration, and notwithstanding any other provisions of this Declaration, Declarant reserves unto itself and its successors and assigns the following rights and privileges, as appurtenant to any portion of the Property owned by Declarant at the time of the exercise of these reservations, for a period of thirty (30) years from the date this Declaration is recorded, after which time said rights and privileges shall be automatically extended for successive periods of five (5) years unless earlier terminated by Declarant:

A.    The right to further subdivide any Lot so owned by the Declarant;

B.    The right at any time to make other properties now or hereinafter owned by Declarant subject to this Declaration by executing an instrument in writing expressly extending the application of this Declaration to such other properties and by recording the same in the Office of the Recorder of San Joaquin County, California. Upon such recordation, whenever thereafter in construing this Declaration reference is made to the “Property”, said term shall mean and including not only the Property described in Exhibit “A” hereto, but also such additional properties. Such additional properties may but need not be contiguous to other properties owned by Declarant and made subject to this Declaration;

C.    The right to dedicate, convey or transfer any Roadways or other Common Areas to the City or other governmental authority;

D.    The right to amend any Subdivision Plat (so long as such amendment does not affect any Lot not owned by the Declarant unless the Owner of such Lot consents thereto), or to resubdivided any Lot then owned by the Declarant; and

E.    The right to convey or otherwise transfer property (real or personal) to the Association, which property shall then constitute Amenities.

ARTICLE VII

ARCHITECTURAL CONTROLS

Section 7.1.    Architectural Control Committee. There shall be an Architectural Control Committee (hereinafter referred to as the “Committee”) comprised of three (3) Persons appointed by the Board (and the members of the Board may be members of said committee). No member of the Committee shall be entitled to any salary for serving thereon, but reasonable fees may be paid to any consultants for services rendered to the Committee.

Section 7.2.    Approval. No Improvements, sign, fence, wall or any other structure, nor any landscaping, including but not limited to grading, shall be commenced, erected or enlarged, nor any change or alteration to the exterior thereon, be made until the plans and specifications, including but not limited to architectural and engineering, showing the nature, kind, shape, height, materials, color and location of the same, shall have been submitted to and approved in writing by the Committee. It is understood that the Committee intends to have all plans and specifications submitted for approval to licensed engineers and architects selected by the Committee. It is understood that all costs and fees incurred by the Committee in conjunction with such plan review, shall be paid by the party submitting said plans for approval.

The Committee shall have the right to disapprove plans, specifications or details submitted to it in the event the same are not in accordance with the Declaration or if they are contrary to the best interests of the Property or other Lot Owners, as determined by the Committee in its discretion. In this connection the Committee may base its approval or disapproval on, among other things: (i) the adequacy of site dimensions, (ii) conformity and harmony of external design with neighboring structures, (iii) the effect of location and use of proposed Improvements on neighboring sites and the types of operations and uses thereof, (iv) the relation of topography, grade and finish ground elevation of the Lot being improved to that of neighboring sites, (v) proper facing of main elevation with respect to nearby streets, (vi) the adequacy of screening of mechanical, air conditioning or other rooftop installations, and (vii) the conformity of the plans and specifications to the purpose and general plan and intent of this Declaration. No plans shall be approved which do not provide for the underground installation of all utilities from the lot lines to buildings. No plans or specifications shall be approved which do not provide for safety or any other control as set forth by local, state, federal or other governmental agencies. The decision of the Committee shall be final, but the Committee shall not arbitrarily or unreasonably withhold its approval of such plans and specifications.

The Committee shall approve or disapprove such plans and specifications within thirty (30) days after they have been submitted. However, during said 30-day period of time, it may be determined by the Committee that an additional period of time will be necessary to approve or disapprove any plans submitted, and in that regard the Committee may notify the parties submitting the plans for approval that an additional thirty (30) days time is required.

Section 7.3.    Limitation of Liability. Neither the Committee, the Board of Directors nor the Association shall be liable, in damages or otherwise, to anyone submitting plans and specifications for approval, or to any Owner affected by this Declaration, by reason of mistake of judgment, negligence, or nonfeasance arising out of or in connection with the approval or disapproval or failure to approve or to disapprove any plans and specifications. Every person who submits plans to the Committee for approval agrees, by submission of such plans, and every Lot Owner, Occupant and mortgagee of any of the Lots agrees, by acquiring title thereto or an interest therein, that it will not bring any action or suit against the Committee or any member of the Committee, to recover damages; provided, however, in the event any Lot Owner believes that the Committee has acted unreasonably or arbitrarily, such Lot Owner shall have the right to seek specific performance of standards for approval under this Declaration or similar equitable relief, in any court of competent jurisdiction located in San Joaquin, California.

ARTICLE VIII

PROVISIONS GOVERNING IMPROVEMENTS AND MAINTENANCE

Section 8.1.    Maintenance of Private Storm Water Detention Facilities. A Lot Owner(s) may, from time to time, designate or set aside by recorded plat, easement or other written instrument, areas within its Lot(s) for the purpose of providing areas (not owned or controlled by the Association) for additional storm water detention or retention, and facilities and improvements related thereto, and the responsibility for their maintenance and repair, including the cost thereof, shall be that of the Lot Owner(s) upon whose Lot(s) such private storm water areas or facilities are located. Such private storm water management facilities shall not constitute Amenities.

Section 8.2.    Waste Disposal. No waste material or refuse shall be dumped, placed or allowed to remain on a Lot outside a permanent structure unless it is in closed containers of a quality to control odors and behind a visual barrier screening such areas so that they are not visible from neighboring properties or public streets. Each Lot Owner or Occupant shall regularly remove at its own expense any rubbish or trash of any character which may accumulate on its Lot. Rubbish, trash, garbage or other waste shall be kept in a clean and sanitary condition.

Industrial and hazardous waste disposal shall be in a manner as prescribed by the ordinances of the City and any other applicable Federal or State governing agency.

Section 8.3.    Abandonment. The Declarant or the Association, as the case may be, may, at their discretion, enter upon any Lot that has been abandoned for the purpose of performing such maintenance as may be necessary to prevent the exterior of any building and grounds from deteriorating, becoming unsightly or otherwise detracting from the appearance and general character of the Property within thirty (30) days of such abandonment. Any expense incurred by the Declarant or the Association, as the case may be, hereunder shall be charged against the property abandoned, and it shall be the obligation of the Lot Owner or Occupant to pay such expense to the Declarant or the Association upon written demand for payment.

Section 8.4.    Obligations of Lot Owners. Each Lot Owner shall keep its Improvements, landscaping and appurtenances thereon in a safe, clean, maintained and neat condition, and shall comply in all respects with all governmental statutes, ordinances, regulations, health and police and fire requirements. Each such Lot Owner or Occupant shall remove, at its own expense, any rubbish or trash of any character which may accumulate on its Lot, and shall take all necessary steps to prevent the presence of rodents on its Lot. Rubbish, trash, garbage or other waste shall be kept only in sanitary containers. All equipment for the storage or disposal of such materials shall be kept in a clean and sanitary condition. Rubbish and trash shall not be disposed of on the premises by burning in open fires. Each Lot Owner shall use commercially reasonable efforts to comply with the Master Plan and FEIR with respect to the design, construction, maintenance, repair, use and operation of the Improvements constructed on its Lot.

In the event a Lot Owner does not commence construction of Improvements within nine (9) months of the date of the delivery of the Deed to such Lot Owner, such Lot Owner shall landscape the Lot with an appropriate ground cover and thereafter maintain such ground cover in a clean and neat condition until the commencement of construction of such Improvements. The aforesaid nine (9) month period may be extended with the written approval of the Declarant or the Association, as the case may be.

Section 8.5.    Construction. Any and all construction on a Lot shall be commenced and diligently pursued and shall not remain in partly finished condition any longer than is reasonably necessary for completion thereof. The Lot Owner of a Lot upon which Improvements are being constructed shall at all times keep the streets being utilized by such Lot Owner in connection with said construction, as well as its

Lot, free from any dirt, mud, garbage, trash or other debris which might be occasioned by such construction and/or improvements.

Section 8.6.    Temporary Structures. No temporary buildings, structures or occupied trailers, shall be permitted on a Lot. Temporary construction trailers shall be permitted only in conjunction with construction of Improvements, provided that they are located as inconspicuously as possible and are removed completely after completion of construction.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1.    Term. The easements, covenants and restrictions of this Declaration shall run with, be appurtenant to and bind the Property, and shall be binding on, inure to the benefit of and be enforceable by the Lot Owners subject to this Declaration, their respective legal representatives, heirs, successors and assigns, for a term of thirty (30) years from the date this Declaration is recorded, after which time said easements, covenants and restrictions shall be automatically extended for successive periods of five (5) years unless terminated or modified as provided in Section 9.2 hereof.

Section 9.2.    Termination and Modification. Except as hereinafter provided, this Declaration, or any provision hereof, or any covenant, condition or restriction contained herein, may be modified or amended, but not terminated, as to the whole of said Property or any portion thereof, by the Declarant until the termination of the Class B membership in accordance with Section 3.4(b). Any modification or amendment of this Declaration by the Declarant, prior to the termination of the Class B membership, shall not have a material adverse affect on the ownership or lawful use of any Lot by a Lot Owner. After termination of the Class B membership, this Declaration may be terminated, modified or amended only upon the written consent of the Members holding: (1) at least 75% of the Votes, or (2) all of the Votes if it is a modification or amendment which increases the maintenance obligation of any Lot Owner. No such termination, extension, modification, or amendment shall be effective until a proper instrument in writing has been executed and acknowledged and recorded in the Office of the Recorder of Deeds of Will County, Illinois.

Section 9.3.    Assignments of Declarant’s Rights and Duties. Any or all of the rights, powers and reservations of Declarant herein may be assigned to any Person which will assume the duties of Declarant pertaining to the particular rights, powers and reservations assigned. And upon any such Person evidencing its consent in writing to accept such assignment and assume such duties, the assignee shall, to the extent of such assignments, have the same rights and powers and be subject to the same obligations and duties as are given to and assumed by Declarant herein; provided that, with respect to any assignment by the Declarant during the period it is the Class B Member, the requirements of Section 3.4(b) shall be applicable. The term “Declarant” as used herein includes all such assignees and their heirs, successors and assigns. If at any time Declarant ceases to exist and has not made such an assignment, a successor Declarant may be appointed in the same manner as these restrictions may be terminated, extended, modified or amended under Section 9.2.

Section 9.4.    Successors and Assigns. Each of the conditions, covenants, restrictions, reservations and standards set forth herein shall continue and be binding upon the Lot Owners and Occupants of the Property and upon their respective successors and assigns and all Persons claiming under them.

Section 9.5.    Severability. If any clause, phrase, sentence, condition or other portion of this Declaration shall be or become invalid, null or void for any reason or shall be held by any Court of competent jurisdiction to be so, the remaining portion of the Declaration shall not be affected thereby, and such remaining portions shall remain in full force and effect.

Section 9.6.    Enforcement. The conditions, covenants, restrictions, reservations and standards herein set forth shall operate as covenants running with the land, regardless of whom may be the record title holder or holders of the Property, or any part thereof, and shall be enforceable by any Lot Owner, the Declarant or the Association, as the case may be, by proper proceeding, either in equity or at law, and the Persons entitled thereto shall have the right to sue for and obtain an injunction, prohibitive or mandatory, to prevent the breach of the enforcement or observance of the conditions, covenants, restrictions, reservations and standards herein set forth, and the failure of the Declarant or the Association, as the case may be, to enforce any of the restrictions herein set forth at any time shall in no event be deemed to be a waiver of the right of enforcement thereafter at any time.

Section 9.7.    Certifications. Within fifteen (15) days following the request from any Lot Owner, Occupant or Mortgagee, the Declarant or the Association, as the case may be, shall certify in writing whether any amounts are then due and owing pursuant to this Declaration with respect to the Lot or any such Lot Owner.

Section 9.8.    Notices. Any notice required or desired to be given under this Declaration shall be in writing and shall be deemed to have been properly served when personally delivered or upon deposit in the United States Mail, certified, return receipt requested, postage prepaid and properly addressed, if to a Lot Owner, at its Voting Member’s last mailing address registered with Association and if to the Association, at the address to which assessments are mailed. Prior to creation of the Association, notices to the Declarant shall be deemed to have been properly served when personally delivered or upon deposit in the United States Mail, certified, return receipt requested, postage prepaid and properly served when personally delivered or upon deposit in the United States Mail, certified, return receipt requested, postage prepaid and properly addressed to the Declarant, 1808 Swift Drive, Oak Brook, Illinois 60523-1501.

Section 9.9.    Governing Law. This Declaration shall be interpreted, applied and enforced in accordance with the laws of the State of California.

Section 9.10.    Captions. The captions contained in this Declaration are for convenience of reference only and in no way define, describe or limit the scope or intent of this Declaration or any of the provisions thereof.

Section 9.11.    Grammatical Changes. Wherever appropriate in this Declaration, the singular shall include the plural and the plural the singular.

Section 9.12.    Not a Public Dedication. Except for permissible dedications made in accordance with the express provisions hereof, nothing herein contained shall be deemed to be a gift or dedication of any portion of the Property to the general public or for any public purposes whatsoever, it being the intention of the Declarant that this Declaration shall be strictly limited to and for the purposes herein expressed.

Section 9.13.    Perpetuities and Other Invalidity. If any of the options, privileges, covenants or rights created by this Declaration would otherwise be unlawful or void for violation of the rule against perpetuities or some analogous statutory provision, or any other statutory or common law rule imposing time limits, then such provision shall continue only until the expiration of twenty-one (21) years after the death of the survivor of the now living lawful descendants of Barack Obama, President of the United States.

Section 9.14.    Not a Partnership. The provisions of this Declaration are not intended to create, nor shall they be in any way interpreted or construed to create, a joint venture, partnership, or any other similar relationship between the Lot Owners.

Section 9.15.    Third Party Beneficiary Rights. This Declaration is not intended to create, nor shall it be in any way interpreted or construed to create, any third party beneficiary rights in any person not a party hereto unless otherwise specifically provided herein.

Section 9.16.    Inspection. The Board of Directors may from time to time at any reasonable hour or hours, and after reasonable notice to a Lot Owner, enter and inspect any portion of the Property with due cause.

Section 9.17.    Attorneys’ Fees. In any legal or equitable proceeding for the enforcement of this Declaration or to restrain any violation of this Declaration or any provision hereof, the Declarant or the Association shall, in addition to all other costs, be entitled to reasonable attorneys’ fees. All remedies provided herein or at law or in equity shall be cumulative and not exclusive.

Section 9.18.    Failure to Enforce Not a Waiver of Rights. The failure of Declarant, the Association or any Lot Owner to enforce any restriction herein contained shall in no event be deemed to be a waiver of the right to thereafter enforce the same or any other restriction.

Section 9.19.    Interpretation. For purposes of the interpretation of this Declaration: “therein” shall also mean “thereon” and “thereunder”; the singular shall include the plural when appropriate to the context; and the masculine, feminine and neuter genders shall be interchangeable when appropriate to the context. This Declaration shall be interpreted in accordance with the laws of the State of California.

Section 9.20.    Condemnation. In the event that any of the Amenities are lawfully taken or condemned for any public use or purpose, all awards received in connection therewith shall be for the benefit of the Association and shall be deposited in the reserve account.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the undersigned has executed this Declaration as of the date first written above.

DECLARANT:

CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust

By:
Name:
Title:

By:
Name:
Title:

STATE OF ILLINOIS    )

) SS

COUNTY OF DUPAGE    )

I, the undersigned, a Notary Public in and for the County and State aforesaid, do hereby certify that                                  and                                     , personally known to me to be the                              and                                 , respectively, of CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust, appeared before me this day in person and acknowledged that as such officers, they signed and delivered said instrument, pursuant to due authority, as their free and voluntary acts, and as the free and voluntary act and deed of said trust, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this              day of                         , 2016.

Notary Public

D-23

EXHIBITS

Exhibit “A” – Legal Description of Property

Exhibit “B” – Conceptual Plan Depicting Common Areas

D-24

EXHIBIT “A”

LEGAL DESCRIPTION OF THE PROPERTY

Real property in the City of MANTECA, County of SAN JOAQUIN, State of California, described as follows:

[LEGAL DESCRIPTION TO BE INSERTED]

D-25

EXHIBIT “B”

CONCEPTUAL PLAN DEPICTING COMMON AREAS

[SEE ATTACEHD]

D-26

EXHIBIT “E”

HVAC MAINTENANCE SERVICE CONTRACT REQUIREMENTS

1.	Inspect Entire System

2.	Lubricate all movable parts

3.	Check operating temperatures and pressures

4.	Check and adjust:

•	Motors and Starters
•	Valves
•	Gas Fired Units
•	Oil Burners
•	Safety Controls
•	Compressors

5.	Start up and pump down air conditioning

6.	Start up and check heating

7.	Cleaning of coil surfaces; fan impellers & blades; electrical contacts, burner orifices, passages & nozzles; pilot & igniter, etc.

8.	Aligning belt drives; drive couplings; air fins, etc.

9.	Replace fan belts when necessary

10.	Calibrating safety controls; temperature & pressure controls, etc.

11.	Analysis of compressor oil, fuel, gas, etc.

12.	Furnish proposals for any necessary work not covered by this agreement as requested by customer

13.	Check and record voltage and amp draws of all motors

E-1	Manteca, CA

EXHIBIT “F”

TENANT ESTOPPEL CERTIFICATE

                                          (the “Tenant”) hereby certifies to                                               (the “Landlord”) and                                         , and                                          (“Purchaser/Lender”) as follows:

1.    Pursuant to that certain Lease dated August     , 2016 (the “Lease”) with Tenant, Tenant leases the property commonly known as                                                               (the “Premises”).

2.    The Lease, as amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Landlord for the Property. There are not amendments, modifications or supplements to the Lease, whether oral or written except as follows (include the date of each amendment, modification or supplement):                                                          . A true and correct copy of the Lease, as amended, modified and supplemented, is attached hereto as Exhibit “A”.

3.    The term of the Lease began on                             ,          and will end on                                 ,         .

4.    Except to the extent expressly provided in the Lease, Tenant does not have any right or option to renew or extend the Term of the Lease, to lease other space at the Property, nor any option or preferential right to purchase all or any part of the Premises.

5.    Tenant has accepted possession of the Premises, and all items of an executory nature relating thereto to be performed by Landlord have been completed, including, but not limited to, completion of construction thereof (and all other improvements required by Landlord under the Lease) in accordance with the terms of the Lease and within the time periods set forth in the Lease. Landlord has paid in full any required contribution towards work to be performed by Tenant under the Lease, except as follows:                                                          .

6.    Tenant has neither sent nor received any notice of default under the Lease which remains uncured and has no knowledge that either Landlord or Tenant are in default under the Lease except as follows:                                                              .

7.    Tenant is currently paying monthly Base Rent under the Lease in the amount of $                     and monthly Tax Deposits in the amount of $                , monthly Insurance Deposits in the amount of $                 and monthly Expense Deposits in the amount of $                .

8.    Tenant has not prepaid any rent or other charges under the Lease to Landlord except as follows:                                                                  .

9.    Tenant has not assigned, sublet, transferred, hypothecated or otherwise disposed of its interest in the Lease and/or the Premises, or any part thereof.

10.    To Tenant’s knowledge, Tenant has no current defense as to its obligations under the Lease and asserts no setoff, claim or counterclaim against Landlord.

F-1	Manteca, CA

11.    A [cash] [letter of credit] security deposit in the amount of $                     has been paid to and is presently held by Landlord under the Lease, and Tenant has not given Landlord any other security or similar deposit.

12.    The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

13.    The use of facsimile or electronic signatures for the execution of this Tenant Estoppel Certificate shall be legal and binding and shall have the same full force and effect as if originally signed.

Dated this         day of                     , 20    .

[NAME OF TENANT]

By:
Name:
Title:

F-2	Manteca, CA

EXHIBIT “G”

SIGNAGE

G-1	Manteca, CA

EXHIBIT “H”

MOVE-OUT CONDITIONS

The following list is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive; provided, however, that all such obligations shall be subject to the general exception for reasonable wear and tear set forth in Section 25.1.

1.	Lights:	Office, warehouse, emergency and exit lights and all exterior lights will be fully operational with all bulbs and ballasts functioning.

2.	Dock Levelers, Service Doors
And Roll Up Doors:	All truck doors, service doors, roll up doors and dock levelers shall be serviced and placed in good operating order. This would include the necessary replacement of any damaged truck door panels and adjustment of door tension to insure property operation. All door panels which are replaced need to be painted to match the building standard.

3.	Dock Seals/Dock Bumpers:	Free of tears and broken backboards repaired. All dock bumpers must be left in place and well secured.

4.	Structured Columns:	All structural steel columns in the warehouse and office shall be inspected for damage. All damage shall be repaired.

5.	Warehouse Floor:	Swept with no racking bolts and other protrusions left in floor. Cracks should be repaired with an epoxy or polymer to match concrete color. All floor striping in the Premises shall be removed with no indication that such striping existed. Free from all debris, dirt, rubbish, oil, grease or other substances.

6.	Tenant-Installed
Equipment and Wiring:	Removed and space returned to original condition when originally leased and in compliance with all Applicable Law. (Remove air lines, junction boxes, conduit, etc.). All wiring shall be removed to the panel.

7.	Walls:	Sheetrock (drywall) damage should be patched and fire-taped so that there are no holes in either office or warehouse.

8.	Carpet and Tile:	The carpet and vinyl tiles should be in a clean condition and should not have any holes or chips in them. Landlord will accept normal wear on these items provided they appear to be in a maintained condition.

H-1	Manteca, CA

9.	Roof:	Any Tenant-installed equipment must be removed and roof penetrations properly repaired by licensed roofing contractor approved by Landlord. Active leaks must be fixed and latest Landlord maintenance and repairs recommendation must have been followed. All work shall be performed by a roofing contractor approved by Landlord.

10.	Signs:	All interior and exterior signs, decals, lettering, numbering or similar items installed by Tenant must be removed and holes patched and paint touched-up as necessary.

11.	Heating and Air
Conditioning System:	Heating/air conditioning systems should be placed in good working order, including the necessary replacement of any parts to return the unit to a well maintained condition. This includes warehouse heaters and exhaust fans. Upon move out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition.

12.	Electrical & Plumbing:	All electrical and plumbing equipment to be returned in good condition and repair.

13.	Housekeeping:	Man doors and windows in disrepair should be repaired. Any painting performed by Tenant should be repainted to the original colors. Any wallpaper installed by Tenant should be removed and the walls should be restored and repainted to original colors.

14.	Fencing and Gates:	Same should be place in good condition and repair.

15.	Parking Lot:	Tenant should remove all dumpsters place in the parking lot by or on behalf of Tenant and all debris and personal property shall be removed.

16.	Overall Cleanliness:	Clean windows, sanitize bathroom(s), vacuum carpet, and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior of Premises. All trade fixtures, dumpsters, racking, trash, vending machines and other personal property, inside and outside of the Premises, to be removed.

17.	Upon Completion:	Contract Landlord’s property manager to coordinate turning in of keys, utility changeover and obtaining of final Landlord inspection of Premises.

H-2	Manteca, CA

EXHIBIT “I”

FORM OF MEMORANDUM OF LEASE

[Attached as the immediately following pages.]

This instrument prepared by and upon recording return to:

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (the “Memorandum”) is executed as of                 , 2016 between CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (“Landlord”), and 5.11, INC., a California corporation, doing business as 5.11 Tactical (“Tenant”).

RECITALS:

A.    Landlord and Tenant are parties to a certain Lease dated as of                 , 2016 (the “Lease”).

B.    The parties have entered into this Memorandum of Lease for the purpose of recording this Memorandum.

AGREEMENTS:

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained in the Lease and herein, the parties agree and acknowledge that the Lease contains, among other things, the following provisions:

1.	Name and Address of Landlord:

CenterPoint Properties Trust
1808 Swift Drive
Oak Brook, Illinois 60523
Attention: Executive Vice President, Asset Management

2.    Name and Address of Tenant:

       5.11, Inc.

       4300 Spyres Way

       Modesto, California 95356

       Attention: General Counsel

       (prior to the Commencement Date)

       At the Premises after the Commencement Date

3.    Description of the Lease. Lease between Landlord and Tenant dated as of                 , 2016, whose terms and conditions are incorporated herein by this reference.

4.    Description of the Premises. The Premises consists of the real property described in Exhibit A attached hereto and the building and all other improvements located thereon, all located in Manteca, California (the “Premises”).

5.    Term of Lease. The period beginning on the date of Substantial Completion as defined in the Lease and expiring approximately 125 full calendar months thereafter. Tenant has two renewal options of seven years each.

6.    Release of Memorandum. Following the expiration or earlier termination of the Term of the Lease in accordance with the terms thereof, Tenant shall, within five business days after written request from Landlord, execute a release of this Memorandum or such other written acknowledgment of the expiration or termination of the Lease reasonably acceptable to Landlord and in recordable form.

7.    Binding Effect; Governing Law. This Memorandum shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Memorandum and the terms of the Lease, the terms of the Lease shall prevail. This Memorandum shall be governed by the laws of the State in which the Premises is located.

8.    Counterparts. This Memorandum may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

EXECUTED and DELIVERED as of                 , 2016.

LANDLORD:

CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust

By:
Name:
Title:

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF                                 )

)ss.

COUNTY OF                             )

On this day, before the undersigned, a Notary Public, duly commissioned, qualified and acting, within and for said County and State, appeared in person the within named                                 , to me well known or satisfactorily proven, who stated that he/she is the                                  of                                 , the                              of CenterPoint Properties Trust, a Maryland real estate investment trust, and further stated that he/she was authorized to execute the foregoing document for and in the name and behalf of such trust, and further stated and acknowledged that he/she had so signed, executed, and delivered the foregoing document for the consideration, uses, and purposes herein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal on                 , 2016.

My Commission Expires:	By:
Printed Name:
Title: Notary Public

ACKNOWLEDGMENT

STATE OF                                 )

)ss.

COUNTY OF                             )

On this day, before the undersigned, a Notary Public, duly commissioned, qualified and acting, within and for said County and State, appeared in person the within named                                 , to me well known or satisfactorily proven, who stated that he/she is the                                  of CenterPoint Properties Trust, a Maryland real estate investment trust, and further stated that he/she was authorized to execute the foregoing document for and in the name and behalf of such trust, and further stated and acknowledged that he/she had so signed, executed, and delivered the foregoing document for the consideration, uses, and purposes herein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal on                         , 2016.

My Commission Expires:	By:
Printed Name:
Title: Notary Public

TENANT:

5.11, INC.,
a California corporation

By:
Printed Name:
Title:

By:
Printed Name:
Title:

ACKNOWLEDGMENT

STATE OF                                 )

)ss.

COUNTY OF                             )

On this day, before the undersigned, a Notary Public, duly commissioned, qualified and acting, within and for said County and State, appeared in person the within named                                     , to me well known or satisfactorily proven, who stated that he/she is the                                  of 5.11, Inc., a California corporation, and further stated that he/she was authorized to execute the foregoing document for and in the name and behalf of such trust, and further stated and acknowledged that he/she had so signed, executed, and delivered the foregoing document for the consideration, uses, and purposes herein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal on                 , 2016.

My Commission Expires:	By:
Printed Name:
Title: Notary Public

EXHIBIT “A”

DESCRIPTION OF PROPERTY